Exhibit 99.3

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

FFBW, Inc.

Waukesha, Wisconsin

As Of:

May 19, 2017

Prepared By:

Keller & Company, Inc.

555 Metro Place North

Suite 524

Dublin, Ohio 43017

(614) 766-1426

KELLER & COMPANY

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

____________________________

(614) 766-1426     (614) 766-1459 FAX

June 5, 2017

The Boards of Directors

First Federal Bank of Wisconsin

FFBW, Inc.

1617 E. Racine Avenue

Waukesha, Wisconsin 53186

To the Boards:

We hereby submit an independent appraisal (“Appraisal”) of the pro forma market value of the to-be-issued stock of FFBW, Inc. (the "Corporation"), which is the mid-tier holding company of First Federal Bank of Wisconsin, Waukesha, Wisconsin, (“First Federal” or the "Bank"). Such stock is to be issued in connection with the application by the Corporation to complete a minority stock offering, with FFBW, MHC, a federally chartered mutual holding company, to own approximately 55 percent of the shares of the Corporation, with 45 percent of the shares of the Corporation to be offered to the public. This appraisal was prepared and provided to the Corporation in accordance with the appraisal requirements of the Federal Reserve Board and the Office of the Comptroller of the Currency.

Keller & Company, Inc. is an independent, financial institution consulting firm that serves both thrift institutions and banks. The firm is a full-service consulting organization, as described in more detail in Exhibit A, specializing in business and strategic plans, stock valuations, conversion and reorganization appraisals, market studies and fairness opinions for thrift institutions and banks. The firm has affirmed its independence in this transaction with the preparation of its Affidavit of Independence, a copy of which is included as Exhibit C.

Our appraisal is based on the assumption that the data and material provided to us by the Corporation, First Federal and the independent auditors, Wipfli, LLP, are both accurate and complete. We did not verify the financial statements provided to us, nor did we conduct independent valuations of the Bank’s assets and liabilities. We have also used information from other public sources, but we cannot assure the accuracy of such material.

In the preparation of this appraisal, we held discussions with the management of the Corporation and the Bank, with the law firm of Luse Gorman, PC, the Bank’s conversion counsel, and with Wipfli, LLP. Further, we viewed the Corporation’s local economy and primary market area.

Boards of Directors

First Federal Bank of Wisconsin

FFBW, Inc.

June 5, 2017

This valuation must not be considered to be a recommendation as to the purchase of stock in the Corporation, and we can provide no guarantee or assurance that any person who purchases shares of the Corporation's stock will be able to later sell such shares at a price equivalent to the price designated in this appraisal.

Our valuation will be updated as required and will give consideration to any new developments in the Corporation's operation that have an impact on operations or financial condition. Further, we will give consideration to any changes in general market conditions and to specific changes in the market for publicly traded thrift institutions. Based on the material impact of any such changes on the pro forma market value of the Corporation as determined by this firm, we will make necessary adjustments to the Corporation's appraised value in such appraisal update.

It is our opinion that as of May 19, 2017, the pro forma market value or appraised value of FFBW, Inc. was $50,000,000 at the midpoint of the valuation range, with a minority public offering of $22,250,000 or 2,225,000 shares at $10 per share and foundation shares of 25,000 shares at $10 per share or $250,000 for a combined 45.0 percent of the total value or $22,500,000 or 2,250,000 shares at $10 per share.

Very truly yours,

KELLER & COMPANY, INC.

/s/ Keller & Company, Inc.

CONVERSION VALUATION APPRAISAL REPORT

Prepared for:

FFBW, Inc.

Waukesha, Wisconsin

As Of:

May 19, 2017

TABLE OF CONTENTS (cont.)

LIST OF EXHIBITS

NUMERICAL		PAGE
EXHIBITS

1	Balance Sheets - At March 31, 2017 and at December 31, 2016	78
2	Balance Sheets - At December 31, 2012 through 2015	79
3	Statement of Income for the Twelve Months Ended March 31, 2017 and the Year Ended December 31, 2016	80
4	Statements of Income for the Years Ended December 31, 2012 through 2015	81
5	Selected Financial Information	82
6	Income and Expense Trends	83
7	Normalized Earnings Trend	84
8	Performance Indicators	85
9	Volume/Rate Analysis	86
10	Yield and Cost Trends	87
11	Net Portfolio Value	88
12	Loan Portfolio Composition	89
13	Loan Maturity Schedule	90
14	Loan Originations and Purchases, Sales and Repayments	91
15	Delinquent Loans	92
16	Nonperforming Assets	94
17	Classified Assets	95
18	Allowance for Loan Losses	96
19	Investment Portfolio Composition	97
20	Mix of Deposits	98
21	Certificates of Deposit by Maturity	99
22	Borrowed Funds Activity	100
23	Offices of First Federal Bank of Wisconsin	101
24	Management of the Bank	102
25	Key Demographic Data and Trends	103
26	Key Housing Data	104
27	Major Sources of Employment	105
28	Unemployment Rates	106
29	Market Share of Deposits	107
30	National Interest Rates by Quarter	108

LIST OF EXHIBITS (cont.)

NUMERICAL		PAGE
EXHIBITS

31	Thrift Share Data and Pricing Ratios	109
32	Key Financial Data and Ratios	116
33	Share Data and Pricing Ratios - Mutual Holding Companies	123
34	Key Financial Data and Ratios - Mutual Holding Companies	125
35	Recently Converted Thrift Institutions	127
36	Acquisitions and Pending Acquisitions	128
37	Balance Sheets Parameters - Comparable Group Selection	129
38	Operating Performance and Asset Quality Parameters - Comparable Group Selection	131
39	Balance Sheet Ratios - Final Comparable Group	133
40	Operating Performance and Asset Quality Ratios - Final Comparable Group	134
41	Balance Sheet Totals - Final Comparable Group	135
42	Balance Sheet - Asset Composition Most Recent Quarter	136
43	Balance Sheet - Liability and Equity Most Recent Quarter	137
44	Income and Expense Comparison - Trailing Four Quarters	138
45	Income and Expense Comparison as a Percent of Average Assets	139
46	Yields, Costs and Earnings Ratios - Trailing Four Quarters	140
47	Reserves and Supplemental Data	141
48	Comparable Group Ratios - Full Conversion	142
49	Valuation Analysis and Conclusions - Full Conversion	143
50	Pro Forma Effects of Conversion Proceeds - Minimum - Full Conversion	144
51	Pro Forma Effects of Conversion Proceeds - Midpoint - Full Conversion	145
52	Pro Forma Effects of Conversion Proceeds - Maximum - Full Conversion	146
53	Pro Forma Effects of Conversion Proceeds - Maximum, as Adjusted - Full Conversion	147
54	Summary of Valuation Premium or Discount - Full Conversion	148
55	Comparable Group Ratios - Minority Offering	149
56	Valuation Analysis and Calculation - Minority Offering	150
57	Projected Effect of Conversion Proceeds - Minimum - Minority Offering	151
58	Projected Effect of Conversion Proceeds - Midpoint - Minority Offering	152
59	Projected Effect of Conversion Proceeds - Maximum - Minority Offering	153
60	Projected Effect of Conversion Proceeds - Maximum, as adjusted - Minority Offering	154
61	Summary of Valuation of Valuation Premium or Discount - Minority Offering	155

ALPHABETICAL EXHIBITS		PAGE

A	Background and Qualifications	156
B	RB 20 Certification	160
C	Affidavit of Independence	161

INTRODUCTION

Keller & Company, Inc. is an independent appraisal firm for financial institutions and has prepared this Conversion Valuation Appraisal Report ("Report") to provide the pro forma market value of the to-be-issued common stock of FFBW, Inc. (the “Corporation”), which will be formed as a mid-tier holding company to own all of the common stock of First Federal Bank of Wisconsin (“First Federal” or the “Bank”), Waukesha, Wisconsin. Under the Plan of Conversion, the Corporation will be majority owned by FFBW, MHC, a federally chartered mutual holding company, which will own 55.0 percent of the Corporation. The Corporation will sell to the public 44.5 percent of the appraised value of the Corporation as determined in this Report in a minority stock offering and will give 25,000 shares or 0.5 percent to the new foundation for a combined 45.0 percent of shares issued with the remaining 55.0 percent of the shares outstanding held by FFBW, MHC. The shares of common stock are to be issued in connection with the Bank’s Application for Approval of a Minority Stock Offering and Reorganization from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association as a subsidiary of a mid-tier holding company.

The Application is being filed with the Office of the Comptroller of the Currency (“OCC”), the Federal Reserve Board (“FRB”) and the Securities and Exchange Commission ("SEC"). Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Bank’s management and the Bank’s conversion counsel, Luse Gorman, PC, Washington, D.C.

This conversion appraisal was prepared based on regulatory guidelines entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization," and the Revised Guidelines for Appraisal Reports and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

1

Introduction (cont.)

The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arm's-length transaction. The appraisal assumes the Bank is a going concern and that the shares issued by the Corporation in the conversion are sold in noncontrol blocks.

As part of our appraisal procedure, we have reviewed the financial statements for the five years ended December 31, 2012, 2013, 2014, 2015 and 2016, and unaudited financial statements for the three months ended March 31, 2016 and 2017, and discussed them with First Federal’s management and with First Federal’s independent auditors, Wipfli, LLP, Milwaukee, Wisconsin. We have also discussed and reviewed with management other financial matters and have reviewed internal projections. We have reviewed the Corporation's preliminary Form S-1 and the related filings and discussed them with management and with the Bank’s conversion counsel.

To gain insight into the Bank’s local market condition, we have visited First Federal’s main office and four branches and have traveled the surrounding area. The Bank has reduced its number of offices to four as of May 30, 2017, with the closing of its downtown Waukesha office. The Bank will not be selling this office but simply donating the building to the City of Waukesha. In addition, the Bank will have a one-time severance cost related to this office closing of $82,000.

We have studied the economic and demographic characteristics of the primary market area, and analyzed the Bank’s primary market area relative to Wisconsin and the United States. We have also examined the competitive market within which First Federal operates, giving consideration to the area's numerous financial institution offices, mortgage banking offices, and credit union offices and other key market area characteristics, both positive and negative.

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Introduction (cont.)

We have given consideration to the market conditions for securities in general and for publicly traded thrift stocks in particular. We have examined the performance of selected publicly traded thrift institutions and compared the performance of First Federal to those selected institutions.

Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

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I.	DESCRIPTION OF FIRST FEDERAL BANK OF WISCONSIN

GENERAL

First Federal Bank of Wisconsin (“First Federal”) was organized in 1922 as a state-chartered mutual savings and loan association with the name, Industrial Building and Loan Association of Waukesha. The Bank converted to a federal chartered savings and loan association in 1971 and changed its name to First Federal Savings and Loan Association. In 2007, the Bank changed its name to First Federal Bank of Wisconsin. Then in 2014, the Bank merged with Bay View Federal Savings and Loan Association, Milwaukee, Wisconsin, another mutual savings and loan association with $130.0 million in assets.

First Federal conducts its business from its main office in Waukesha, to the east of downtown Waukesha. First Federal also has three branches, one in Milwaukee, one in Brookfield, and one on the west side of Waukesha, with all offices in Waukesha County. The Bank’s primary retail market area is focused on Waukesha County, extending into the southern portion of Milwaukee County.

First Federal’s deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Bank Insurance Fund ("BIF"). The Bank is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). First Federal is a member of the Federal Home Loan Bank (the "FHLB") of Chicago and is regulated by the OCC. As of March 31, 2017, First Federal had assets of $236,230,000 deposits of $180,835,000 and equity of $34,155,000.

First Federal has been principally engaged in the business of serving the financial needs of the public in its local communities and throughout its primary market area as a community-oriented institution. First Federal has been involved in the origination of one- to four-family mortgage loans, which represented 53.1 percent of its loan originations during the three months ended March 31, 2017. One- to four-family mortgage loan originations represented

4

General (cont.)

a stronger 68.3 percent of loan originations in the year ended December 31, 2016. At March 31, 2017, 48.3 percent of the Bank’s gross loans consisted of residential real estate loans on one- to four-family dwellings, compared to a higher 51.2 percent at December 31, 2012, with the primary sources of funds being retail deposits from residents in its local communities and to a lesser extent, FHLB advances. The Bank is also an originator of multi-family loans, commercial real estate loans, construction loans, commercial business loans and consumer loans. Consumer loans include automobile loans, loans on deposit accounts and other secured and unsecured personal loans.

The Bank had cash and investments of $52.0 million, or 22.0 percent of its assets, excluding FHLB stock which totaled $739,000 or 0.3 percent of assets at March 31, 2017. The Bank had $21.8 million of its investments in mortgage-backed and related securities representing 9.2 percent of assets. Deposits, principal payments, FHLB advances and equity have been the primary sources of funds for the Bank’s lending and investment activities.

The total amount of stock to be sold by the Corporation in the minority stock offering will be $22,250,000 or 2,225,000 shares at $10 per share, representing 44.5 percent of the midpoint fully converted appraised value of $50.0 million, with another 25,000 shares to be issued to the the new foundation. The net conversion proceeds will be $21.2 million, net of conversion expenses of approximately $1,100,000. The actual cash proceeds to the Bank of $ 10.58 million will represent 50.0 percent of the net conversion proceeds. The ESOP will represent 8.0 percent of a 49.0 percent minority offering or 96,000 shares at $10 per share, representing $1,960,000 or 3.92 percent of the total value. The Bank’s net proceeds will be used to fund new loans and to invest in securities following their initial deployment to short term investments. The Bank may also use the proceeds to expand services, expand operations or acquire other financial service organizations, diversify into other businesses, or for any other purposes authorized by law. The Corporation will use its proceeds to fund the ESOP and to invest in short-term deposits.

5

General (cont.)

The Bank has experienced a modest deposit decrease over the past three fiscal years, with deposits decreasing 4.6 percent from December 31, 2014, to December 31, 2016, or an average of 2.3 percent per year. From December 31, 2015, to December 31, 2016, deposits increased by $433,000 or 0.2 percent, compared to a decrease of 4.8 percent in fiscal 2015. For the three months ended March 31, 2017, deposits decreased a moderate 3.4 percent or 13.4 percent on an annualized basis.

The Bank has experienced a decrease in its loan portfolio during the past three years and in the most recent three months and has focused on monitoring its asset quality position, on controlling its net interest margin and on maintaining a reasonable equity to assets ratio. Equity to assets increased from 13.89 percent of assets at December 31, 2014, to 14.07 percent at December 31, 2016, and then increased to 14.46 percent at March 31, 2017, impacted by the Bank’s merger in May 2014 with Bay View Federal Savings and Loan Association, Milwaukee, Wisconsin.

The primary lending strategy of First Federal has been to focus on the origination of adjustable-rate and fixed-rate one-to four-family mortgage loans, the origination of home equity loans, commercial real estate loans, multi-family loans, and commercial loans, with less activity in construction loans and consumer loans.

The Bank’s share of one- to four-family mortgage loans has decreased slightly from 51.0 percent of gross loans at December 31, 2015, to 48.5 percent at March 31, 2017. Commercial real estate loans decreased from 25.0 percent to 23.6 percent, and multi-family loans increased from 15.0 percent of loans to 18.8 percent of loans. Construction loans decreased from 3.0 percent of loans to 2.5 percent from December 31, 2015, to March 31, 2017. All types of real estate loans, including home equity loans, as a group decreased slightly from 94.0 percent of gross loans at December 31, 2015, to 93.4 percent at March 31, 2017. The decrease in real estate loans was offset by the Bank’s increases in commercial business loans and consumer loans. The

6

General (cont.)

Bank’s share of consumer loans increased from a minimal 1.0 percent to 1.3 percent during the same time period, and commercial business loans increased from 5.0 percent to 5.4 percent of gross loans.

Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate level of allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of general valuation allowances and also in recognition of the Bank’s stronger growth in loans. At December 31, 2015, First Federal had $1,551,000 in its loan loss allowance or 0.89 percent of gross loans, and 39.60 percent of nonperforming loans with the loan loss allowance decreasing to $1,478,000 and representing a similar 0.87 percent of gross loans and a higher 84.89 percent of nonperforming loans at March 31, 2017.

The basis of earnings for the Bank has been interest income from loans and investments with the net interest margin being the key determinant of net earnings with an emphasis on strengthening noninterest income and reducing noninterest expenses. With a primary dependence on net interest margin for earnings, current management will focus on striving to strengthen the Bank’s net interest margin without undertaking excessive credit risk combined with controlling the Bank’s interest risk position and continue to pursue reducing noninterest expenses, reduce nonperforming assets, and strengthening noninterest income.

7

PERFORMANCE OVERVIEW

The financial position of First Federal at fiscal year end December 31, 2012, through December 31, 2016 and at March 31, 2017, is shown in Exhibits 1 and 2, and the earnings performance of First Federal for the fiscal years ended December 31, 2012, through 2016 and for the three months ended March 31, 2017, is shown in Exhibits 3 and 4. Exhibit 5 provides selected financial data at December 31, 2014 through 2016 and at March 31, 2017. First Federal has experienced a decrease in its loan portfolio, asset base, cash and investments, and deposits from December 31, 2014 through March 31, 2017. The most recent trend for the Bank from December 31, 2016, to March 31, 2017, was a modest decrease in assets, a modest decrease in cash and investments, a minimal decrease in loans with a modest decrease in deposits.

With regard to the Bank’s historical financial condition, First Federal has experienced a minimal decrease in assets from December 31, 2014, through March 31, 2017, with a minimal decrease in loans, a minimal decrease in deposits and a minimal increase in the dollar level of equity.

The Bank witnessed a decrease in assets of $5.3 million or 2.2 percent for the period of December 31, 2014, to March 31, 2017, representing an average annual decrease of 1.00 percent. Over the past two fiscal periods, the Bank experienced its largest dollar decrease in assets of $ 1.1 million in 2016, due primarily to a $5.2 million decrease in loans, with a $3.5 million increase in cash and investments. During the Bank’s prior fiscal year of 2015, assets increased $1.1 million or 0.5 percent, compared to an increase of $121.6 million or 101.4 percent in 2014, due to the merger with Bay View Federal.

First Federal’s net loan portfolio, which includes mortgage loans and nonmortgage loans, decreased from $170.1 million at December 31, 2014, to $166.1 million at March 31, 2017, and represented a total decrease of $4.1 million, or 2.4 percent. The average annual decrease during that period was 1.06 percent. For the year ended December 31, 2016, net loans decreased $5.2 million or 3.0 percent to $167.6 million, compared to a decrease of $1.5 million or 0.9 percent to $166.1 million in the three months ended March 31, 2017.

8

Performance Overview (cont.)

First Federal has obtained funds through deposits and FHLB advances with a moderate use of FHLB advances totaling $19.8 million at March 31, 2017. The Bank’s competitive rates for deposits in its local market in conjunction with its focus on service have been the sources for competing for retail deposits. Deposits increased $433,000 or 2.4 percent from December 31, 2015 to 2016, and decreased $3.8 million or 2.1 percent, or 8.2 percent, annualized, to $180.8 million at March 31, 2017, from December 31, 2016.

The Bank witnessed a slight increase in its dollar equity level from December 31, 2014 to March 31, 2017. At December 31, 2014, the Bank had an equity level of $33.5 million, representing a 13.89 percent equity to assets ratio and increased to $34.2 million at December 31, 2015, representing a higher 14.08 percent equity to assets ratio. At December 31, 2016, equity was $34.0 million and a similar 14.07 percent of assets, and then increased to $34.2 million and a slightly higher 14.46 percent at March 31, 2017.

The overall increase in the equity to assets ratio from December 31, 2014, to March 31, 2017, was enhanced by the Bank’s decrease in assets. The dollar level of equity increased $613,000 or 1.8 percent from December 31, 2014, to March 31, 2017, representing an average annual increase of 0.81 percent.

9

INCOME AND EXPENSE

Exhibit 6 presents selected operating data for First Federal. This table provides key income and expense figures in dollars for the years ended December 31, 2014, 2015 and 2016 and for the three months ended March 2016 and 2017.

First Federal witnessed a modest increase in its dollar level of interest income from 2014 to 2016. Interest income was $7.5 million in 2014 and a higher $9.1 million in 2015. Interest income then decreased in the year ended December 31, 2016, to $8.9 million or $256,000, compared to an increase of $1,635,000 in 2015. In the three months ended March 31, 2017, interest income decreased to $2.13 million or $8.5 million, annualized.

The Bank’s interest expense also experienced a moderate increase from 2014 to 2016. Interest expense increased from $909,000 in 2014 to $1.3 million in 2015, representing an increase of $374,000 or 41.1 percent. Interest expense then increased by $350,000 or 27.3 percent in 2016 to $1.63 million. In the three months ended March 31, 2017, interest expense was $377,000 or a lower $1.51 million, annualized. Such increase in interest income from 2014 through March 31, 2017, notwithstanding the smaller increase in interest expense, resulted in a modest dollar increase in annual net interest income but a decrease in net interest margin. Net interest income increased in the year ended December 31, 2015, to $7,838,000, then decreased to $7,232,000 in 2016 and then decreased to $1,756,000 in the three months ended March 31, 2017, or $7,248,000, annualized.

The Bank has made provisions for loan losses in each of the past three years of 2014 through 2016 and in the three months ended March 31, 2017. The amounts of those provisions were determined in recognition of the Bank’s levels of loans, nonperforming assets, charge-offs and repossessed assets. The loan loss provisions were $523,000 in 2014, $360,000 in 2015, $844,000 in 2016 and $51,000 in the three months ended March 31, 2017. The impact of these loan loss provisions has been to provide First Federal with a general valuation allowance of $1,478,000 at March 31, 2017, or 0.88 percent of gross loans and 84.89 percent of nonperforming loans.

10

Income and Expense (cont.)

Total other income or noninterest income indicated an increase in dollars from 2014 to 2016 and then a decrease in the three months ended March 31, 2017. Noninterest income was $108,000 or 0.04 percent of assets in 2014 and a higher $606,000 in 2015 or 0.25 percent of assets. In the year ended December 31, 2016, noninterest income was a higher $866,000, representing 0.36 percent of assets. In the three months ended March 31, 2017, noninterest income was $199,000 or 0.34 percent of assets, on an annualized basis. Noninterest income consists primarily of gains and losses on the sale of loans, securities and real estate owned, service charges and other income.

The Bank’s general and administrative expenses or noninterest expenses increased from $6.52 million for the year of 2014 to $6.69 million for the year ended December 31, 2015, representing an increase of 2.6 percent, then increased to $7.24 million for the year ended December 31, 2016, or an 8.2 percent increase, and then increased to $1,821,000 or $7,284,000, annualized for the three months ended March 31, 2017. On a percent of average assets basis, operating expenses decreased from 3.15 percent of average assets for the year ended December 31, 2014, to 2.78 percent for the year ended December 31, 2015, then increased to 2.96 percent for the year ended December 31, 2016, and then increased to 3.07 percent for the three months ended March 31, 2017, annualized.

The net earnings position of First Federal has indicated volatility from 2014 through 2016. The annual net income (loss) figures for the years of 2014, 2015 and 2016 were $(298,000), $978,000 and $171,000, respectively, and $81,000 for the three months ended March 31, 2017, representing returns on average assets of (0.14) percent, 0.41 percent and 0.07 percent for fiscal years 2014, 2015 and 2016, respectively, and 0.14 percent for the three months ended March 31, 2017, annualized.

Exhibit 7 provides the Bank’s normalized earnings or core earnings for the twelve months ended March 31, 2017. The Bank’s normalized earnings typically eliminate any nonrecurring income and expense items. There was one expense adjustment, resulting in the normalized

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Income and Expense (cont.)

income being higher than actual earnings for the twelve months ended March 31, 2017, and equal to $65,000. The core income adjustment was a reduction in provision for loan losses of $309,000.

The key performance indicators comprised of selected performance ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Bank’s return on average assets changed from (0.14) percent in 2014, to 0.41 percent in 2015, to 0.07 percent in 2016, and then to 0.14 percent in the three months ended March 31, 2017, with the lower earnings in 2016 due partially to the Bank’s higher provision for loan loss.

The Bank’s net interest rate spread decreased from 3.51 percent in 2014 to 3.49 percent in 2015, then decreased to 3.17 percent in 2016, and then decreased to 3.11 percent in the three months ended March 31, 2017. The Bank’s net interest margin indicated a somewhat similar trend, increasing from 3.56 percent in 2014 to 3.57 percent in 2015, then decreased to 3.26 percent in 2016, and decreased to 3.21 percent in the three months ended March 31, 2017. First Federal’s net interest rate spread decreased 2 basis points from 2014 to 2015, then decreased 32 basis points in 2016 and then decreased 6 basis points in the first quarter of 2017. The Bank’s net interest margin followed a similar overall trend, increasing 1 basis point from 2014 to 2015, then decreasing 31 basis points from 2015 to 2016 and then decreasing 5 basis points in the first quarter of 2017.

The Bank’s return on average equity increased from 2014 to 2016, and then increased again in the first quarter of 2017. The return on average equity increased from (1.10) percent in 2014, to 2.83 percent in 2015, then decreased to 0.49 percent in 2016, and then increased to 0.95 in the first quarter of 2017, annualized.

First Federal’s ratio of average interest-earning assets to interest-bearing liabilities increased modestly from 110.0 percent at December 31, 2014, to 112.0 percent at December 31,

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Income and Expense (cont.)

2015, then remained at 112.0 percent at December 31, 2016, and then increased to 114.0 percent at March 31, 2017. The Bank’s overall increase in its ratio of interest-earning assets to interest-bearing liabilities is primarily the result of the Bank’s decrease in its asset level.

The Bank’s ratio of noninterest expenses to average assets decreased from 3.15 percent in 2014 to 2.78 percent in 2015, then increased to 2.96 percent in 2016, and then increased to 3.02 percent in the three months ended March 31, 2017. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to noninterest income plus net interest income referred to as the "efficiency ratio." The industry norm is 55.9 percent for all thrifts and 70.5 percent for thrifts with assets of $100.0 million to $1.0 billion, with the lower the ratio indicating higher efficiency. The Bank has been characterized with a moderately lower level of efficiency historically reflected in its higher efficiency ratio, which decreased from 97.53 percent in 2014 to 79.22 percent in 2015, increased to 89.39 percent in 2016, and then increased to 93.05 percent in the three months ended March 31, 2017.

Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming loans to total loans is a key indicator of asset quality. First Federal witnessed a decrease in its nonperforming loans ratio from December 31, 2014 to March 31, 2017, and the ratio is modestly above the industry norm. Nonperforming loans, by definition, consist of loans delinquent 90 days or more, troubled debt restructurings that have not been performing for at least three months, and nonaccruing loans. First Federal’s nonperforming loans consisted of nonaccrual loans with no loans accruing but past due, and no nonaccruing troubled debt restructured loans. The ratio of nonperforming loans to total loans was 1.04 percent at March 31, 2017, decreasing from 1.69 percent at December 31, 2016, and decreasing from 1.98 percent at December 31, 2014.

Two other indicators of asset quality are the Bank’s ratios of allowance for loan losses to total loans and also to nonperforming loans. The Bank’s allowance for loan losses was 0.68

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Income and Expense (cont.)

percent of loans at December 31, 2014, increased to 0.89 percent at December 31, 2015, then decreased to 0.87 percent of loans at December 31, 2016, and then increased to 0.88 percent at March 31, 2017. As a percentage of nonperforming loans, First Federal’s allowance for loan losses to nonperforming loans was 34.30 percent at December 31, 2014, a slightly higher 39.60 percent at December 31, 2015, a higher 50.97 percent at December 31, 2016, and a higher 84.89 percent at March 31, 2017.

Exhibit 9 provides the changes in net interest income due to rate and volume changes for the fiscal year ended December 31, 2016, and for the three months ended March 31, 2017. For the year ended December 31, 2016, net interest income decreased $606,000, due to a decrease in interest income of $256,000, increased by a $350,000 increase in interest expense. The decrease in interest income was due to a decrease due to rate of $283,000, reduced by an increase due to volume of $27,000. The increase in interest expense was due to a $345,000 increase due to rate, accented by a $5,000 increase due to volume.

For the three months ended March 31, 2017, net interest income decreased $134,000, due to a decrease in interest income of $162,000, reduced by a decrease in interest expense of $28,000. The decrease in interest income was due to a decrease due to volume of $77,000, accented by a decrease due to rate of $85,000. The decrease in interest expense was due to a decrease due to volume of $33,000, reduced by an increase due to rate of $5,000.

14

YIELDS AND COSTS

The overview of yield and cost trends for the years ended December 31, 2014, 2015 and 2016 and for the three months ended March 31, 2017, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

First Federal’s weighted average yield on its loan portfolio decreased 16 basis points from fiscal year 2014 to 2016, from 4.64 percent to 4.48 percent and then decreased 6 basis points to 4.42 percent for the three months ended March 31, 2017. The yield on investment securities increased from 2.00 percent to 2.27 percent from 2014 to 2016 or 27 basis points, and then increased to 2.32 percent in the three months ended March 31, 2017. The combined weighted average yield on all interest-earning assets decreased 4 basis points to 3.99 percent from fiscal year 2014 to 2016 and then decreased 5 basis points to 3.94 percent in the three months ended March 31, 2017.

First Federal’s weighted average cost of interest-bearing liabilities increased 29 basis points to 0.83 percent from fiscal year 2014 to 2016, which was more than the Bank’s 4 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread of 33 basis points from 3.49 percent to 3.16 percent from 2014 to 2016. The Bank’s cost of interest-bearing liabilities then decreased 3 basis points to 0.80 percent, which was less than the Bank’s 8 basis point decrease in yield, resulting in a decrease in the Bank’s net interest rate spread. The Bank’s interest rate spread decreased 2 basis points in the three months ended March 31, 2017. The Bank’s net interest margin decreased from 3.54 percent in 2014 to 3.25 percent in fiscal year 2016, representing a decrease of 29 basis points and then decreased to 3.25 percent in the three months ended March 31, 2017.

The Bank’s ratio of average interest-earning assets to interest-bearing liabilities was 111.0 percent for the year ended December 31, 2014, and was also 111.0 percent for the year ended

15

Yields and Costs (cont.)

December 31, 2015, then increased to 113.0 percent for the year ended December 31, 2016, and then increased to 115.0 percent at March 31, 2017.

16

INTEREST RATE SENSITIVITY

First Federal has monitored its interest rate sensitivity position and focused on maintaining a reasonable level of interest rate risk exposure by maintaining higher shares of adjustable-rate residential mortgage loans, commercial real estate loans and multi-family loans and adjustable-rate home equity loans to offset its moderate share of fixed-rate residential mortgage loans. First Federal recognizes the thrift industry’s historically higher interest rate risk exposure, which caused a negative impact on earnings and economic value of equity in the past as a result of significant fluctuations in interest rates, specifically rising rates in the past. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative to liabilities commonly referred to as an institution’s “gap.” The larger an institution’s gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in economic value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps to reduce their gap position. This frequently results in a decline in the institution’s net interest margin and overall earnings performance. First Federal has responded to the interest rate sensitivity issue by increasing its shares of adjustable-rate one to four family loans and commercial real estate loans.

The Bank measures its interest rate risk through the use of its economic value of equity (“EVE”) of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheets contracts. The EVE for the Bank is calculated on a quarterly basis by an outside firm, showing the Bank’s EVE to asset ratio, the dollar change in EVE, and the change in the EVE ratio for the Bank under rising and falling interest rates. Such changes in EVE ratio under changing rates are reflective of the Bank’s interest rate risk exposure.

There are numerous factors which have a measurable influence on interest rate sensitivity in addition to changing interest rates. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, sale of fixed-rate loans, deposit maturities, interest rate caps on adjustable-rate mortgage loans and deposit withdrawals.

17

Interest Rate Sensitivity (cont.)

Exhibit 11 provides the Bank’s EVE levels and ratios as of March 31, 2017, based on the most recent calculations and reflects the changes in the Bank’s EVE levels under rising and declining interest rates.

The Bank’s change in its EVE level at March 31, 2017, based on a rise in interest rates of 100 basis points was a 3.6 percent decrease, representing a dollar decrease in equity value of $1,409,000. In contrast, based on a decline in interest rates of 100 basis points, the Bank’s EVE level was estimated to decrease 1.00 percent or $400,000 at March 31, 2017. The Bank’s exposure increases to a 7.8 percent decrease under a 200 basis point rise in rates, representing a dollar decrease in equity of $3,033,000. The Bank’s exposure is not reasonably measurable based on a 200 basis point decrease in interest rates, due to the currently low level of interest rates.

The Bank’s post shock EVE ratio based on a 200 basis point rise in interest rates is 15.82 percent and indicates a 67 basis point decrease from its 16.49 percent based on no change in interest rates.

The Bank is aware of its interest rate risk exposure under rapidly rising rates and falling rates. Due to First Federal’s recognition of the need to control its interest rate exposure, the Bank has been moderately active in the origination of adjustable-rate loans. The Bank plans to increase its lending activity in the future and continue to maintain a moderate share of adjustable-rate loans. The Bank will also continue to focus on strengthening its EVE ratio, recognizing the planned conversion and minority stock offering will strengthen the Bank’s equity level and EVE ratio, based on any change in interest rates.

18

LENDING ACTIVITIES

First Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings, commercial real estate and multi-family loans, home equity loans, construction loans, commercial business loans and consumer loans. Exhibit 12 provides a summary of First Federal’s loan portfolio by loan type at December 31, 2015 and 2016, and at March 31, 2017.

The primary loan type for First Federal has been residential loans secured by one- to four-family dwellings, representing a moderate 48.3 percent of the Bank’s gross loans as of March 31, 2017. This share of loans has seen a slight decrease from 51.2 percent at December 31, 2015 The second largest real estate loan type as of March 31, 2017, was commercial real estate loans, which comprised a strong 23.7 percent of gross loans at March 31, 2017, compared to 24.2 percent as of December 31, 2015. The third largest real estate loan type was multi-family loans, which comprised a moderate 18.8 percent of gross loans at March 31, 2017, compared to a lesser 15.5 percent at December 31, 2015. The fourth largest real estate loan category was construction loans, which represented 2.5 percent of gross loans at March 31, 2017, equal to its 2.5 percent at December 31, 2015. These four real estate loan categories represented a strong 93.3 percent of gross loans at March 31, 2017, compared to a similar 93.4 percent of gross loans at December 31, 2015.

The Bank had a modest 5.4 percent of loans in commercial business loans at March 31, 2017, up from 5.1 at December 31, 2015. The consumer loan category was the smallest loan category at March 31, 2017, and represented a minimal 1.3 percent of gross loans compared to 1.5 percent at December 31, 2015. Consumer loans were also the smallest loan category at December 31, 2015. The Bank’s consumer loans include savings account loans, automobile loans, and other secured and unsecured loans. The overall mix of loans has witnessed only modest changes from December 31, 2015, to March 31, 2017, with the Bank having decreased its share of one- to four-family loans, offset by an increase in its share of multi-family loans. Commercial real estate loans have also decreased.

19

Lending Activities (cont.)

The emphasis of First Federal’s lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are located primarily in Waukesha County and to a lesser extent in the adjacent Milwaukee County. At March 31, 2017, 48.3 percent of First Federal’s gross loans consisted of loans secured by one- to four-family residential properties, both owner-occupied and nonowner-occupied, excluding construction loans.

The Bank offers several types of adjustable-rate mortgage loans ("ARMs"), with adjustment periods of one year, five years, seven years and ten years. The interest rates on ARMs are generally indexed to the weekly average yield on U.S. Treasury rate securities adjusted to a constant maturity of one year. ARMs have a maximum rate adjustment of 2.0 percent at each adjustment period and 6.0 percent for the life of the loan. Rate adjustments are computed by adding a stated margin to the index, the U.S. Treasury securities rate. The Bank normally retains all ARMs which it originates. The majority of ARMs have terms of up to 30 years, which is the maximum term offered, with some loans having terms of 15 and 20 years.

The Bank’s one- to four-family mortgage loans remain outstanding for shorter periods than their contractual terms, because borrowers have the right to refinance or prepay. These mortgage loans contain “due on sale” clauses which permit the Bank to accelerate the indebtedness of the loan upon transfer of ownership of the mortgage property.

The Bank’s other key mortgage loan product is a fixed-rate mortgage loan with First Federal’s fixed-rate mortgage loans having terms of 10 years, 15 years, and 30 years. Fixed-rate mortgage loans have a maximum term of 30 years. The Bank’s fixed-rate mortgage loans normally conform to Freddie Mac or Fannie Mae underwriting standards. The Bank also originates conforming “jumbo loans” residential mortgage loans. The Bank normally sells its jumbo fixed-rate residential mortgage loans in the secondary market, with the Bank selling these loans servicing released.

20

Lending Activities (cont.)

The normal loan-to-value ratio for conventional mortgage loans to purchase or refinance one-to four-family dwellings generally does not exceed 85 percent at First Federal, even though the Bank is permitted to make loans up to a 100.0 percent loan-to-value ratio. While the Bank does make loans up to 100.0 percent of loan-to-value, the Bank requires private mortgage insurance for the amount in excess of the 85.0 percent loan-to-value ratio for fixed-rate loans and adjustable-rate loans. Mortgage loans originated by the Bank include due-on-sale clauses enabling the Bank to adjust rates on fixed-rate loans in the event the borrower transfers ownership. The Bank also requires an escrow account for insurance and taxes on loans with a loan-to-value ratio in excess of 85.0 percent.

First Federal has also been an originator of adjustable-rate and fixed-rate commercial real estate loans and multi-family loans in the past and will continue to make multi-family and commercial real estate loans. The adjustable-rate loans have rate caps of 2.0 percent at each adjustment period and 6.0 percent over the life of the loan. The Bank had a total of $40.3 million in commercial real estate loans and $32.0 million in multi-family loans at March 31, 2017, or a combined 42.5 percent of gross loans, compared to a lesser 40.0 percent of gross loans at December 31, 2015.

The major portion of commercial real estate and multi-family loans are secured by apartment buildings, small retail establishments, office buildings, and other owner-occupied properties used for business. Most of the multi-family and commercial real estate loans are fully amortizing with a term of up to 25 years, with rates on the adjustable-rate loans adjusting at the end of the initial term of three or five years. The maximum loan-to-value ratio is normally 75.0 percent for multi-family loans and 80.0 percent for commercial real estate loans.

The Bank also originates commercial development loans. The Bank had $4.2 million or 2.5 percent of gross loans in development loans at March 31, 2017. The maximum loan-to-value ratio is 65.0 percent of the contract price or completed appraised value, whichever is less.

21

Lending Activities (cont.)

The Bank has not been active in home equity loans or lines of credit, which totaled $1.6 million or 0.9 percent of gross loans at March 31, 2017. The interest rate for home equity lines of credit is tied to the prevailing prime interest rate.

First Federal is also an originator of commercial business loans, which represented a modest 5.4 percent of loans at March 31, 2017. The Bank had $9.0 million in commercial business loans at December 31, 2015, or 5.1 percent of loans. These loans are normally floating-rate and indexed to the Wall Street Journal prime rate or fixed-rate with a term of one to seven years.

First Federal also offers consumer loans, with these loans totaling only $2.1 million at March 31, 2017, and representing 1.3 percent of gross loans. Consumer loans primarily include automobile loans, share loans, and other secured and unsecured loans.

Exhibit 13 provides a loan maturity schedule and breakdown and a summary of First Federal’s fixed- and adjustable-rate loans, indicating a majority of adjustable-rate loans. At December 31, 2017, 61.9 percent of the Bank’s loans due after December 31, 2018, were fixed-rate and 38.1 percent were adjustable-rate. At December 31, 2016, the Bank had 62.7 percent of its loans due on or before December 31, 2021, or in five years or less. The Bank had a lesser 37.3 percent of its loans with a maturity of more than five years.

As indicated in Exhibit 14, First Federal experienced a modest increase in its one-to four-family loan originations and a minimal increase in total loan originations from 2014 to 2016, and total loan origination growth continued in the three months ended March 31, 2017, however, one- to four-family loan origination activity decreased. Total loan originations in 2014 were $57.1 million compared to a slightly larger $58.4 million in fiscal year 2016, reflective of higher levels of one- to four-family loans and construction loans originated, increasing from a combined $30.5 million to $41.3 million. Total loan originations were $15.2 million in the three months

22

Lending Activities (cont.)

ended March 31, 2017, or $60.9 million, annualized, led by one- to four-family loan originations, which totaled $8.1 million or $32.4 million, annualized. The increase in one- to four-family loan originations from 2014 to 2016 of $8.9 million represented 684.6 percent of the $1.3 million aggregate increase in total loan originations from 2014 to 2016, with commercial real estate loan originations decreasing $6.4 million. Multi-family loans decreased $2.0 million from 2014 to 2016, and construction loans increased $1.9 million from 2014 to 2016. In the three months ended March 31, 2017, one- to four-family loans represented 53.1 percent of total loan originations, followed by multi-family loans, responsible for 23.9 percent of total loan originations.

Overall, loan originations and purchases exceeded loan sales, principal payments, loan repayments and other deductions in 2014, 2015 and in the three months ended March 31, 2017, and fell short in 2016. In 2014, loan originations and purchases exceeded reductions by $83.7 million, with $82.2 million in loans purchased, then fell short of reductions by $1.4 million in 2016, impacted by $20.2 million in loans sold, and then exceeded reductions by $2.8 million in the three months ended March 31, 2017.

23

NONPERFORMING ASSETS

First Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets, including real estate owned. The quality of assets has been a key concern to financial institutions throughout many regions of the country. A number of financial institutions have been confronted with higher levels of nonperforming assets over the past few years and have been forced to recognize significant losses, setting aside major valuation allowances.

A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including commercial real estate loans and multi-family loans and nonowner-occupied single-family loans. First Federal has a modestly higher level of nonperforming assets, with nonperforming assets decreasing noticeably in the three months ended March 31, 2017.

Exhibit 15 provides a summary of First Federal’s delinquent loans at December 31, 2014, 2015, and 2016, and at March 31, 2017, indicating an overall decrease in the dollar amount of delinquent loans from December 31, 2014, to March 31, 2017. The Bank had $936,000 in loans delinquent 30 to 89 days at March 31, 2017. Loans delinquent 90 days or more totaled $715,000 at March 31, 2017, with these two categories representing 0.97 percent of gross loans, with all of them one- to four-family real estate loans. At December 31, 2014, delinquent loans of 30 to 89 days totaled $2,501,000 or 1.46 percent of gross loans and loans delinquent 90 days or more totaled $1,513,000 or 0.88 percent of gross loans for a combined total of $4,014,000 and a higher share of 2.34 percent of gross loans, compared to a lower $1,651,000 and a lower 0.97 percent of gross loans at March 31, 2017.

It is normal procedure for First Federal’s board to review loans delinquent 90 days or more on a monthly basis, to assess their collectibility and possibly commence foreclosure proceedings. When a loan is delinquent 15 days, the Bank sends a late notice to the borrower and also contact the borrower by a phone call. After 90 days delinquency, a demand letter is sent.

24

Nonperforming Assets (cont.)

When the loan becomes delinquent 90 days, the Bank considers the loan in default and it is placed on nonaccrual status. A decision as to whether and when to initiate foreclosure proceedings is based on such factors as the amount of the outstanding loan, the extent of the delinquency and the borrower’s ability and willingness to cooperate in curing the delinquency. The Bank generally initiates foreclosure when a loan has been delinquent 90 days and no workout agreement has been reached.

Exhibit 16 provides a summary of First Federal’s nonperforming assets at December 31, 2014, 2015 and 2016, and at March 31, 2017. Nonperforming assets, by definition, include loans 90 days or more past due, nonaccruing loans, troubled debt restructurings that have not performed, and repossessed assets. The Bank carried a lower dollar level of nonperforming assets at March 31, 2017, relative to December 31, 2014. First Federal’s level of nonperforming assets was $3,402,000 at December 31, 2014, and a lower $2,578,000 at March 31, 2017, which represented 1.41 percent of assets in 2014 and 1.09 percent March 31, 2017. The Bank’s nonperforming assets included $3,379,000 in nonaccrual loans, $23,000 in loans 90 days or more past due and no real estate owned for a total of $3,402,000 at December 31, 2014. At March 31, 2017, nonperforming assets were a lower $2,578,000 or a lower 1.09 percent of assets and included $1,741,000 in nonaccrual loans, $837,000 in real estate owned, with no loans 90 days or more past due.

First Federal’s levels of nonperforming assets were lower than its levels of classified assets. The Bank’s ratios of classified assets to assets, excluding special mention assets, were 0.72 percent of assets at December 31, 2015, and a lower 0.27 percent at March 31, 2017 (reference Exhibit 17). The Bank’s classified assets consisted of $548,000 in substandard assets, with $87,000 in assets classified as doubtful and no assets classified as loss at March 31, 2017. The Bank had $1,755,000 in assets classified as substandard and no assets classified as loss or doubtful at December 31, 2015.

25

Nonperforming Assets (cont.)

Exhibit 18 shows First Federal’s allowance for loan losses at December 31, 2014, 2015 and 2016, and at March 31, 2017, indicating the activity and the resultant balances. First Federal has witnessed a moderate increase in its balance of allowance for loan losses from $1,167,000 at December 31, 2014, to $1,478,000 at March 31, 2017, in response to its effort to strengthen its ratio of allowance for loan losses to nonperforming loans. The Bank had provisions for loan losses of $523,000 in 2014, $360,000 in 2015, $844,000 in 2016 and $51,000 in the three months ended March 31, 2017.

The Bank had total charge-offs of $388,000 in 2014, $116,000 in 2015, $917,000 in 2016, and $86,000 in the three months ended March 31, 2017, with total recoveries of $140,000 in 2015, $86,000 in 2016, and $35,000 in the three months ended March 31, 2017. The Bank’s ratio of allowance for loan losses to gross loans was 0.68 percent at December 31, 2014, a higher 0.87 percent at December 31, 2016, and a similar 0.87 percent at March 31, 2017. Allowance for loan losses to nonperforming loans was 34.30 percent at December 31, 2014, and a higher 50.98 percent at December 31, 2016, and a higher 84.89 percent at March 31, 2017.

26

INVESTMENTS

The investment and securities portfolio, including certificates of deposit, has been comprised of U.S. government and federal agency securities, municipal securities, interest-bearing deposits, mortgage-backed securities and corporate debt securities. Exhibit 19 provides a summary of First Federal’s investment portfolio at December 31, 2014, 2015 and 2016, and at March 31, 2017, excluding FHLB stock. Investment securities totaled $47.0 million at March 31, 2017, based on fair value, compared to $51.8 million at December 31, 2014. The Bank had $18.3 million in mortgage-backed securities at December 31, 2014, and $21.8 million at March 31, 2017. Mortgage-backed securities represented the largest category of the Bank’s investments at March 31, 2017, followed by municipal securities. In 2014, municipal securities was the largest investment category followed by mortgage-backed securities.

The second key component of cash and investments at March 31, 2017, was municipal securities, totaling $15.1 million and representing 32.0 percent of total cash and investments, excluding FHLB stock, compared to $18.4 million and a larger 35.5 percent at December 31, 2014. The Bank had $739,000 in FHLB stock at March 31, 2017. The weighted average yield on investment securities was 2.32 percent for the three months ended March 31, 2017, and a lesser 2.0 percent in 2014.

27

DEPOSIT ACTIVITIES

The mix of average deposits by amount at December 31, 2014, 2015 and 2016, and at March 31, 2017, is provided in Exhibit 20. There has been a moderate change in total deposits and a modest change in the deposit mix during this period. Total average deposits have increased from $165.4 million at December 31, 2014, to $182.0 million at March 31, 2017, representing an increase of $16.6 million or 10.0 percent. Average certificates of deposit have increased from $80.0 million at December 31, 2014, to $82.1 million at March 31, 2017, representing an increase of $2.1 million or 2.6 percent, while average savings, transaction and MMDA accounts have increased $14.5 million from $85.4 million at December 31, 2014, to $99.9 million at March 31, 2017, or 17.1 percent.

Exhibit 21 provides a breakdown of the Bank’s certificates of deposits in amounts of $100,000 or more by maturity. The largest category of these certificates based on maturity is certificates with a maturity of over one year to three years, which represented a strong 66.2 percent of these certificates followed by certificates with a maturity of over three years, which represented a moderate 11.6 percent of certificates.

BORROWINGS

First Federal has made moderate use of FHLB advances (reference Exhibit 22) in each of the years ended December 31, 2014, 2015 and 2016, and in the three months ended March 31, 2017. The Bank had total FHLB advances of $19.8 million at March 31, 2017, with a weighted cost of 1.37 percent during the period and a balance of a lower $13.8 million at December 31, 2014, with a weighted cost of a higher 1.49 percent during the period.

SUBSIDIARIES

First Federal has no subsidiaries.

28

OFFICE PROPERTIES

First Federal had five offices at March 31, 2017, its main office and two branches in Waukesha, a branch in Brookfield, and a branch in Milwaukee. The Bank owns all of its offices (reference Exhibit 23). At March 31, 2017, the Bank’s total investment in fixed assets, based on depreciated cost, was $7.7 million or 3.25 percent of assets. The Bank has now closed one of its three offices in Waukesha, the downtown office, and this former main office has been replaced by its east side Waukesha office. The Bank is donating this office to the city.

29

MANAGEMENT

Mr. Edward H. Schaefer has served as chief executive officer, president and a director of First Federal Bank since July 2016. Mr. Schaefer served as chief executive officer and president of Citizens Community Bancorp and chief executive officer, president and a director of its wholly owned subsidiary, Citizens Community Federal N.A., from January 2010 to July 2016. Mr. Schaefer was a consultant to the Corporation from October 1, 2009, until January 4, 2010. For the years prior to Citizens Community, Mr. Schaefer held positions of vice president and president of various Norwest Bank entities, most recently as president of Norwest Bank/Wells Fargo, in Eau Claire, Wisconsin. Ms. Nikola B. Schaumberg is chief financial officer of First Federal, a position she has held since November 2012. Ms. Schaumberg has over 18 years of experience in accounting and in the financial services industry, including public accounting with KPMG and eleven years as the controller for Westbury Bank (f/k/a West Bend Savings Bank). Mr. David D. Rosenwald is chief lending officer of First Federal where he oversees all lending for the Bank. Mr. Rosenwald served First Federal as senior vice president– commercial banking division head from February of 2013 to October of 2016 before assuming his current role. Mr. Rosenwald has 35 years of commercial, residential and consumer lending experience, including from 2007 to 2013 with Pyramax Bank as SVP–commercial real estate/residential real estate manager, 2001 to 2006 as SVP–commercial lending officer for Associated Bank. Prior to that Mr. Rosenwald served in various roles for US Bank from 1990 to 2001, including mortgage lender, branch manager and commercial credit officer. Mr. Rosenwald began his banking career with Bank One where he served as a consumer lender, personal banker and indirect lending manager. Mr. Gary L. Wollenzien serves as compliance/internal audit officer, Bank Secrecy Act officer, Community Reinvestment Act officer, security officer and Gramm-Leach-Bliley Act officer of First Federal, positions he has held since March 2015. Mr. Wollenzien previously served as assistant vice president-internal audit manager and senior internal auditor at Guaranty Bank, FSB from April 2012 until November 2014. Mr. Wollenzien served in internal audit consultant roles with Baker Tilly Search & Staffing, LLC from January 2012 until March 2012 and Titus from January 2011 until December 2011. Mr. Wollenzien served as risk & advisory services manager/audit manager with Assurant, Inc., an insurance holding company, almost 10 years. For the 21 years prior to Assurant, Inc., Mr. Wollenzien held positions as audit supervisor,

30

Management (cont.)

senior internal audit and accountant with Firstar Corporation and First Financial Bank in Milwaukee, Wisconsin. Mr. Duane R. Kilby serves as a vice president and manager of the residential/consumer lending department of First Federal since September 2014. Mr. Kilby has over 34 years of lending experience, with the most recent 16 years in residential. Prior to First Federal, he was a senior mortgage loan officer with Pyramax Bank from November 2008 to September 2014, Associated Bank from April 2001 to November 2008, and an assistant vice president in consumer lending with TCF Bank from May 1995 to March 2001.

31

II.	DESCRIPTION OF PRIMARY MARKET AREA

First Federal's market area is focused on Waukesha County, Wisconsin, and extends into the southern portion of Milwaukee County. Exhibit 25 shows the trends in population, households and income for Milwaukee County, Waukesha County, Wisconsin and the United States. Milwaukee County’s population increased by 0.8 percent from 2000 to 2010, Waukesha County’s population increased by 8.1 percent, while Wisconsin’s and the United States’ population levels increased by 6.0 percent and 9.7 percent, respectively, during the same time period. Through 2020, population is projected to increase by 0.4 percent, 5.0 percent, 3.5 percent and 7.6 percent in Milwaukee and Waukesha Counties, Wisconsin and the United States respectively.

More important is the trend in households. Milwaukee County experienced a 1.6 percent increase in households from 2000 through 2010, compared to increases of 12.9 percent in Waukesha County, 9.4 percent in Wisconsin and 10.7 percent in the United States. All areas are projected to increase in number of households from 2010 through 2020, by 1.3 percent in Milwaukee County, by 4.7 percent in Warren County, as well as Wisconsin and the United States by 3.7 percent and 7.5 percent, respectively.

The Milwaukee County had the lowest level per capita income level in both 2000 and 2010 while Waukesha County maintained the highest per capita income level in both years. Per capita income increased in all areas from 2000 to 2010. Milwaukee County’s per capita income increased to $24,254, Waukesha County’s per capita income level increased to $37,282. Wisconsin’s increased to $27,192 and the United States’ increased to $26,059. In 2000, median household income in the two counties were $38,100 in Milwaukee County and $62,839 in Waukesha County, with Wisconsin at $43,791 and the United States with a median household income of $41,994. Median household income increased from 2000 to 2010 by 14.4 percent, 20.4 percent, 19.6 percent and 19.2 percent to $43,599, $75,689, $52,374 and $50,046 in Milwaukee County, Waukesha County, Wisconsin and the United States, respectively. All areas are also projected to show increases in their median household income levels from 2010 through 2020. The median household income levels in Milwaukee County, Waukesha County,

32

Description of Primary Market Area (cont.)

Wisconsin and the United States are projected to increase by 14.0 percent, 11.5 percent, 9.9 percent and 23.1 percent, respectively, to $49,722, $84,386, $57,579 and $61,618, respectively, from 2010 to 2020.

Exhibit 26 provides a summary of key housing data for Milwaukee and Waukesha Counties, Wisconsin and the United States. In 2000, Milwaukee County had the lowest rate of owner-occupancy at 52.6 percent, lower than Waukesha County at 76.4 percent, Wisconsin at 68.4 percent and the United States at 66.2 percent. As a result, Milwaukee County supported a higher rate of renter-occupied housing of 47.4 percent, compared to 23.6 percent Waukesha County, 31.6 percent in Wisconsin and 33.8 percent in the United States. In 2010, owner-occupied housing decreased slightly in Milwaukee County to 51.3 percent and increased slightly in Waukesha County to 76.8 percent, decreased in Wisconsin to 68.1 percent and in the United States to 65.4 percent. Conversely, the renter-occupied rates increased slightly in Milwaukee County to 48.7 percent, in Wisconsin to 31.9 percent and in the United States to 34.6 percent. Renter-occupied percentages decreased slightly in Waukesha County to 23.2 percent.

Milwaukee County's 2000 median housing value was $103,200, lower than all other areas’ median housing values. The other 2000 median housing values were $170,400 in Waukesha County, $112,200 in Wisconsin with the United States’ median housing value at $119,600. The 2000 median rent in Milwaukee County was $555, which was lower than Waukesha County at $726 the United States at $602, with Wisconsin’s median rent level at the lowest level of $540. In 2010, median housing values had increased in Milwaukee County to $162,900, in Waukesha County to $257,700, in Wisconsin to $169,000 and in the United States to $186,200. The 2010 median rent levels were $786, $906, $749 and $871, in Milwaukee and Waukesha Counties, Wisconsin and the United States, respectively.

In 2000, the major source of employment for all areas by industry group, based on share of employment, was the services industry. The services industry was responsible for the majority

33

Description of Primary Market Area (cont.)

of employment in both counties, Wisconsin and the United States with 47.6 percent, 40.6 percent, 41.5 percent and 46.7 percent of jobs (reference Exhibit 27). The manufacturing industry was the second major employer in Milwaukee and Waukesha Counties and Wisconsin at 18.5 percent, 21.2 percent and 22.2 percent but was the third largest employer in the United States at 14.1 percent The wholesale/retail trade group was the third major overall employer in Milwaukee and Waukesha Counties and Wisconsin at 13.6 percent, 16.6 percent, 14.8 percent, and the wholesale/retail trade group was the second major overall employer in the United States with 15.3 percent of employment. The agriculture/mining group, construction group, transportation/utilities, information and finance/insurance/real estate group combined to provide 20.3 percent of employment in Milwaukee County, 21.6 percent of employment in Waukesha County, 21.5 percent of employment in Wisconsin and 23.9 percent in the United States.

In 2010, the services industry, manufacturing industry and wholesale/retail trade industry provided the first, second and third highest levels of employment, respectively, for Milwaukee and Waukesha Counties and Wisconsin. In Milwaukee and Waukesha Counties and Wisconsin the manufacturing sector remained the second higher employer with the wholesale/retail industry third. The services industry accounted for 54.1 percent, 45.5 percent, 46.8 percent and 53.2 percent in Milwaukee County, Waukesha County, Wisconsin and the United States, respectively. The manufacturing trade industry provided for 18.5 percent, 21.2 percent, 22.2 percent and 14.1 percent of employment in Milwaukee County, Waukesha County, Wisconsin and the United States, respectively. The wholesale/retail trade group provided 13.6 percent, 16.6 percent, 14.8 percent, and 14.1 percent of employment in Milwaukee County, Waukesha County, Wisconsin and the United States, respectively. In the 2010 Census, the agriculture/mining, construction, transportation/utilities, information, and finance/insurance/real estate sectors accounted for 18.3 percent, 20.5 percent, 20.6 percent and 21.9 percent in Milwaukee and Waukesha Counties, Wisconsin and the United States, respectively.

34

Description of Primary Market Area (cont.)

Some of the largest employers in Milwaukee and Waukesha Counties are listed below.

Employer	Employees		Product/Service
(Waukesha County)
Anthem Blue Cross Blue Shield	2,000		Insurance
Arandall Corp.	1,000		Printing
Community Memorial Hospital	1,000	+	Healthcare
Cooper Power Systems	2,200		Energy
Fiserv, Inc.	1,000	+	Data Processing
GE Healthcare Bio-Sciences Corp	6,000		Diagnosing Systems
Generac Holding	3,800		Manufacturing
Harley Davidson Motor Co.	2,700		Motorcycles/Accessories
Husco International, Inc.	530		Manufacturing
Kohl’s	7,800		Retail Sales
MetalTek International	500		Manufacturing
Milwaukee Electric Tool Corp.	600		Manufacturing
ProHealth Care	4,800		Healthcare
Quad/Graphics Inc.	7,500		Printing/Marketing
Roundy’s	2,857		Supermarkets
Target Corp.	600		Distribution
(Milwaukee County)
AT & T Wisconsin	3,500		Communications
Aurora Health Care	32,000		Healthcare
BMO Harris	3,400		Financial services
Briggs & Stratton	1,358		Manufacturing small engines
Columbia St. Marys	4,500		Healthcare
FIS	2,800		Financial data
Froedtest Health	10,900		Healthcare
Medical College of Wisconsin	5,300		Medical school
Northwestern Mutual	5,585		Insurance
Potawatomi Bingo Casino	3,000		Entertainment
Rockwell Automation	1,909		Power, controls & information technology
SC Johnson	2,200		Home products, pest control
We Energies	4,300		Electricity, gas & steam utility
Wheaton Franciscan Healthcare	11,000		Heathcare

The unemployment rate is another key economic indicator. Exhibit 28 shows the unemployment rates in Milwaukee and Waukesha Counties, Wisconsin and the United States in 2012 through 2016. Milwaukee County’s unemployment rates have been higher than the state and national unemployment rates, while Waukesha County’s rates have been lower than both state and national rates. In 2012, Milwaukee County had an unemployment rate of 8.6 percent, compared to unemployment rates of 5.8 percent in Waukesha County, 7.0 percent in Wisconsin and 8.1 percent in the United States. In 2013, all areas decreased in unemployment to 8.4 percent, 5.5 percent, 6.7 percent and 7.4 percent in Milwaukee and Waukesha Counties,

35

Description of Primary Market Area (cont.)

Wisconsin and the United States, respectively. In 2014, all areas’ unemployment rates again decreased to 6.9 percent, 4.4 percent, 5.4 percent and 6.2 percent in Milwaukee and Waukesha, Counties, Wisconsin and the United States, respectively. In 2015, Milwaukee County, Waukesha County, Wisconsin and the United States had decreases in unemployment to 5.8 percent, 3.8 percent, 4.6 percent and 5.3 percent, respectively. Through 2016, all areas again had decreases in unemployment to 5.1 percent in Milwaukee County, to 3.6 percent in Waukesha County, and to 4.1 percent and 4.9 percent in Wisconsin and the United States, respectively.

Exhibit 29 provides deposit data for banks and thrifts in Milwaukee and Waukesha Counties in which the Bank has its offices. First Federal’s deposit base in Milwaukee County was approximately $66.9 million or a 2.4 percent share of the $2.8 billion total thrift deposits and a 0.1 percent share of the total deposits, which were approximately $47.8 billion as of June 30, 2016. First Federal’s deposit base in Waukesha County was approximately $118.9 million or a 7.4 percent share of the $1.6 billion total thrift deposits and a 1.0 percent share of the total deposits, which were approximately $11.7 billion as of June 30, 2016. The total market area is dominated by banks, with bank deposits accounting for approximately 92.5 percent of deposits at June 30, 2016.

Exhibit 30 provides interest rate data for each quarter for the years 2013 through the first quarter of 2017. The interest rates tracked are the Prime Rate, as well as 90-Day, One-Year and Thirty-Year Treasury Bills. Short term interest rates were stable in 2013 and 2014, increased modestly in 2015 and continued to rise in 2016 and in the first quarter of 2017 with 30-year Treasury notes rising in 2013, then decreasing in 2014, and then rising modestly in 2015, 2016 and in the first quarter of 2017.

36

SUMMARY

In summary, population decreased minimally in Waukesha County from 2000 to 2010, and the number of households also decreased minimally. The 2010 per capita income and median household income levels in Waukesha County were above state and national levels, and the per capita and median household income levels in Milwaukee County were below both state and national levels. Also, Waukesha County’s unemployment rates have been lower than both state and national rates and Milwaukee County’s have been above state and national rates. According to the 2010 Census, median housing values in Waukesha County were above the state median but Milwaukee County’s median housing value was below the national median housing value.

The Corporation holds deposits of approximately 4.2 percent of all thrift deposits in the two-county market area as of June 30, 2016, representing a minimal 0.3 percent share of the total deposit base of $59.5 billion.

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III.	COMPARABLE GROUP SELECTION

Introduction

Integral to the valuation of the Corporation is the selection of an appropriate group of publicly traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Corporation's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly traded, FDIC-insured thrifts in the United States and all publicly traded, FDIC-insured thrifts in the Midwest region and in Wisconsin.

Exhibits 31 and 32 present Share Data and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 136 publicly traded, FDIC-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 31 and 32 also subclassify all thrifts by region, including the 49 publicly traded Midwest thrifts ("Midwest thrifts") and the 4 publicly traded thrifts in Wisconsin ("Wisconsin thrifts"), and by trading exchange. Exhibits 33 and 34 present Share Data and Pricing Ratios and Key Financial Data and Ratios for the universe of 22 publicly traded mutual holding companies.

The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of the Corporation as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of the Corporation’s basic operation.

38

Introduction (cont.)

The general parameter requirements for the selection of the peer group candidates included a maximum asset size limit of $800 million, a trading exchange requirement that each candidate be traded on one of the two major stock exchanges, the New York Stock Exchange or the NASDAQ, a geographic parameter that eliminates potential candidates located in the Southwest and West, a merger and acquisition parameter that eliminates any potential candidate that is involved as a seller in a merger and acquisition transaction, and a recent conversion parameter that eliminates any institution that has not been converted from mutual to stock for at least four quarters or prior to December 31, 2016. Due to the general parameter requirement related to trading on NASDAQ or one of the other two major stock exchanges, the size of the peer group institutions results in larger institutions.

Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.

Due to lack of comparability, there are no mutual holding companies included as potential comparable group candidates.

GENERAL PARAMETERS

Merger/Acquisition

The comparable group will not include any institution that is a proposed seller in a merger or acquisition as of May 19, 2017, due to the price impact of such a pending transaction. There are no pending merger/acquisition transactions involving thrift institutions that were potential comparable group candidates in the Corporation’s city, county or market area as indicated in Exhibit 36.

39

Trading Exchange

It is necessary that each institution in the comparable group be listed on one of the three major stock exchanges, the New York Stock Exchange or the National Association of Securities Dealers Automated Quotation System (NASDAQ). Such a listing indicates that an institution’s stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 136 publicly traded, FDIC-insured savings institutions, excluding the 22 mutual holding companies, 6 are traded on the New York Stock Exchange and 69 are traded on NASDAQ. There were an additional 23 traded over the counter and 38 institutions are listed in the Pink Sheets, but they were not considered for the comparable group selection.

IPO Date

Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to March 31, 2017, in order to insure at least four consecutive quarters of reported data as a publicly traded institution. The resulting parameter is a required IPO of December 31, 2016, or earlier.

40

Geographic Location

The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has nevertheless eliminated regions of the United States distant to the Corporation, including the Southwest and West regions.

The geographic location parameter consists of the Midwest, North Central, Southeast and Northeast regions for a total of fifteen states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

Asset size was another key parameter used in the selection of the comparable group. The total asset size for any potential comparable group institution was $800 million or less, due to the general similarity of asset mix and operating strategies of institutions within this asset range, compared to the Corporation, with assets of approximately $236 million. Such an asset size parameter was necessary to obtain an appropriate comparable group of at least ten institutions.

In connection with asset size, we did not consider the number of offices or branches in selecting or eliminating candidates, since that characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.

41

Mutual Holding Companies

The comparable group does not include any mutual holding companies. The percentage of public ownership of individual mutual holding companies indicates a wide range from minimal to 49.0 percent, the largest permissible percentage, causing them to demonstrate certain varying individual characteristics different among themselves and from conventional, publicly- traded companies. A further reason for the elimination of mutual holding companies as potential comparable group candidates relates to the presence of a mid-tier, publicly traded holding company in some, but not all, mutual holding company structures. The presence of mid-tier holding companies can also result in inconsistent and unreliable comparisons among the relatively small universe of 22 publicly traded mutual holding companies as well between those 22 entities and the larger universe of conventional, publicly traded thrift institutions. As a result of the foregoing and other factors, mutual holding companies typically demonstrate higher pricing ratios that relate to their minority ownership structure and are inconsistent in their derivation with those calculated for conventionally structured, publicly traded institutions. In our opinion, it is appropriate to limit individual comparisons to institutions that are 100 percent publicly owned.

42

SUMMARY

Exhibits 37 and 38 show the 27 institutions considered as comparable group candidates after applying the general financial, geographic and merger/acquisition parameters, with the outlined institutions being those ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section along with being publicly traded on one of the three major exchanges.

BALANCE SHEET PARAMETERS

Introduction

The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 37. The balance sheet ratios consist of the following:

1.	Cash and investments to assets

2.	Mortgage-backed securities to assets

3.	One- to four-family loans to assets

4.	Total net loans to assets

5.	Total net loans and mortgage-backed securities to assets

6.	Borrowed funds to assets

7.	Equity to assets

The parameters enable the identification and elimination of thrift institutions that are distinctly and functionally different from the Corporation with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from the Corporation. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.

43

Cash and Investments to Assets

The Bank’s ratio of cash and investments to assets, excluding mortgage-backed securities, was 12.79 percent at March 31, 2017, and reflects the Corporation’s slightly lower share of investments, lower than the national and state averages of 13.4 percent and 15.5 percent, respectively. The Bank's investments have consisted of U.S. government and federal agency securities, municipal securities, other investments and interest-bearing deposits. For its recent two years ended December 31, 2015, and December 31, 2016, the Corporation’s average ratio of cash and investments to assets was a higher 14.53 percent, ranging from a high of 15.54 percent in 2015 to a low of 13.51 percent in 2016 and was 12.79 percent at March 31, 2017.

The parameter range for cash and investments is has been defined as 38.0 percent or less of assets, with a midpoint of 19.5 percent.

Mortgage-Backed Securities to Assets

At March 31, 2017, the Corporation’s ratio of mortgage-backed securities to assets was 9.2 percent, modestly higher than the national average of 7.2 percent and the regional average of 6.3 percent for publicly traded thrifts.

Inasmuch as many institutions purchase mortgage-backed securities as an alternative to both lending, relative to cyclical loan demand and prevailing interest rates, and other investment vehicles, this parameter is also fairly broad at 37.0 percent or less of assets and a midpoint of 18.5 percent.

One- to Four-Family Loans to Assets

The Corporation’s lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including

44

One- to Four-Family Loans to Assets (cont.)

construction loans and excluding home equity loans, represented 33.6 percent of the Corporation's assets at March 31, 2017, which is similar to its ratio of 35.2 percent at December 31, 2016, and lower than its ratio of 36.9 percent at December 31, 2015. The parameter for this characteristic is 74.00 percent of assets or less in one- to four-family loans with a midpoint of 37.00 percent.

Total Net Loans to Assets

At March 31, 2017, the Corporation had a 70.44 percent ratio of total net loans to assets and a lower three fiscal year average of 70.32 percent, compared to the national average of a higher 72.1 percent and the regional average of 69.4 percent for publicly traded thrifts. The Corporation's ratio of total net loans to assets changed from 71.19 percent of total assets at December 31, 2015, to 69.37 percent at December 31, 2016, to 70.44 percent at March 31, 2017.

The parameter for the selection of the comparable group is from 20.0 percent to 94.0 percent with a midpoint of 57.0 percent. The lower end of the parameter range relates to the fact that, as the referenced national and regional averages indicate, many institutions hold greater volumes of investment securities and/or mortgage-backed securities as cyclical alternatives to lending, but may otherwise be similar to the Corporation.

Total Net Loans and Mortgage-Backed Securities to Assets

As discussed previously, the Corporation’s shares of mortgage-backed securities to assets and total net loans to assets were 9.23 percent and 70.44 percent, respectively, for a combined share of 79.67 percent. Recognizing the industry and regional ratios of 79.3 percent and 75.7

45

Total Net Loans and Mortgage-Backed Securities to Assets (cont.)

percent, respectively, the parameter range for the comparable group in this category is 55.0 percent to 94.0 percent, with a midpoint of 74.5 percent.

Borrowed Funds to Assets

The Corporation had borrowed funds of $19.8 million or 8.37 percent of assets at March 31, 2017, which is lower than current industry averages.

The use of borrowed funds by some institutions indicates an alternative to retail deposits and may provide a source of longer term funds. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds. The institutional demand for borrowed funds has decreased in recent years, due to much lower rates paid on deposits. Additionally, many thrifts are not aggressively seeking deposits, since quality lending opportunities have diminished in the current economic environment.

The parameter range of borrowed funds to assets is 48.0 percent or less with a midpoint of 24.0 percent.

Equity to Assets

The Corporation’s equity to assets ratio was 14.5 percent at March 31, 2017, 14.1 percent at December 31, 2016 and 14.1 percent at December 31, 2015, averaging 14.1 percent for the two fiscal years ended December 31, 2016. The Bank’s retained earnings increased in 2015, decreased in 2016, and increased in the three months ended March 31, 2017. After conversion, based on the midpoint value of $50.0 million, with a 45.0 percent minority offering, with 50.0 percent of the net proceeds of the public offering going to the Bank, its equity is projected to increase to 18.1 percent of assets, with the Corporation at 21.5 percent of assets.

46

Equity to Assets (cont.)

Based on those equity ratios, we have defined the equity ratio parameter to be 8.0 percent to 20.0 percent with a midpoint ratio of 14.0 percent.

47

PERFORMANCE PARAMETERS

Introduction

Exhibit 38 presents five parameters identified as key indicators of the Corporation’s earnings performance and the basis for such performance both historically and the three months ended March 31, 2017. The primary performance indicator is the Corporation's core return on average assets (ROAA). The second performance indicator is the Corporation's core return on average equity (ROAE). To measure the Corporation's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Corporation is noninterest income, and the parameter used to measure this factor is the ratio of noninterest income to average assets. The final performance indicator is the Corporation's ratio of operating expenses or noninterest expenses to average assets, a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities, which often results in much higher operating costs and overhead ratios.

Return on Average Assets

The key performance parameter is core ROAA. For the twelve months ended March 31, 2017, the Corporation’s core ROAA was 0.06 percent based on a core income of $65,000, as detailed in Item I of this Report. The net ROAA for the year ended December 31, 2016, was 0.7 percent. The Corporation's ROAAs in its most recent three fiscal years ended December 31, 2016, were (0.14) percent, 0.41 percent, and 0.07 percent, respectively, with a three fiscal year average ROAA of 0.11 percent.

Considering the historical and current earnings performance of the Corporation, the range for the ROAA parameter based on core income has been defined as 1.00 percent or less with a midpoint of 0.50 percent.

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Return on Average Equity

The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Corporation's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the unseasoned nature of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

The Corporation’s core ROAE for the twelve months ended March 31, 2017, was 0.19 percent based on its core income and 4.02 percent in the fiscal year ended December 31, 2016.

The parameter range for ROAE for the comparable group, based on core income, is 9.00 percent or less with a midpoint of 4.50 percent.

Net Interest Margin

The Corporation had a net interest margin of 3.20 percent for the twelve months ended March 31, 2017, representing net interest income as a percentage of average interest-earning assets. The Corporation's net interest margin levels in its three fiscal years of 2014 through 2016 were 3.54 percent, 3.55 percent, and 3.25 percent, respectively, averaging 3.45 percent.

The parameter range for the selection of the comparable group is from a low of 1.70 percent to a high of 4.20 percent with a midpoint of 2.95 percent.

49

Operating Expenses to Assets

For the twelve months ended March 31, 2017, the Corporation had a 3.05 percent ratio of operating expense to average assets. In its three fiscal years ended December 31, 2016, the Corporation’s expense ratio averaged 2.96 percent, from a low of 2.78 percent in fiscal year 2015 to a high of 3.15 percent in fiscal year 2014.

The operating expense to assets parameter for the selection of the comparable group is from a low of 1.00 percent to a high of 3.50 percent with a midpoint of 2.25 percent.

Noninterest Income to Assets

Compared to publicly traded thrifts, the Corporation has experienced a lower level of noninterest income as a source of additional income. The Corporation’s ratio of noninterest income to average assets was 0.38 percent for the twelve months ended March 31, 2017. For its three years ended December 31, 2014 through 2016 the Corporation’s ratio of noninterest income to average assets was 0.06 percent, 0.28 percent and 0.33 percent, respectively, for an average of 0.22 percent.

The range for this parameter for the selection of the comparable group is 1.10 percent of average assets or less, with a midpoint of 0.55 percent.

ASSET QUALITY PARAMETERS

Introduction

The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 38. The purpose of these parameters is to insure

50

Introduction (cont.)

that any thrift institution in the comparable group has an asset quality position similar to that of the Corporation. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.

Nonperforming Assets to Total Assets

The Corporation’s ratio of nonperforming assets to assets was 1.09 percent at March 31, 2017, which was higher than the national average of 0.82 percent for publicly traded thrifts and the average of 0.88 percent for Midwest thrifts. The Corporation’s ratio of nonperforming assets to total assets averaged 1.50 for its most recent three fiscal years ended December 31, 2016, from a high of 1.61 percent in 2015, to a low of 1.41 percent 2014.

The comparable group parameter for nonperforming assets is 1.40 percent or less of total assets, with a midpoint of 0.70 percent.

Repossessed Assets to Assets

The Corporation had repossessed assets of $837,000 at March 31, 2017, representing a ratio to total assets of 0.35 percent, following ratios of repossessed assets to total assets of 0.28 percent and zero percent at December 31, 2016, and December 31, 2015, respectively. National and regional averages were 0.16 percent and 0.20 percent, respectively, for publicly traded thrift institutions.

The range for the repossessed assets to total assets parameter is 0.50 percent of assets or less with a midpoint of 0.25 percent.

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Loans Loss Reserves to Assets

The Corporation had an allowance for loan losses of $ 1,478,000, representing a loan loss allowance to total assets ratio of 0.63 percent at March 31, 2017, which was similar to its 0.64 percent ratio at December 31, 2016, and higher than its 0.48 percent ratio at December 31, 2015.

The loan loss allowance to assets parameter range used for the selection of the comparable group required a minimum ratio of 0.10 percent of assets.

THE COMPARABLE GROUP

With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 38, 39 and 40. The comparable group institutions range in size from $241.3 million to $787.4 million with an average asset size of $486.2 million and have an average of 7.0 offices per institution. Two of the comparable group institutions are in New York, two are in Maryland, and one each in Kentucky, Nebraska, Pennsylvania, Ohio, Minnesota and Illinois, and all ten are traded on NASDAQ.

The comparable group institutions as a unit have a ratio of equity to assets of 14.46 percent, which is 23.4 percent higher than all publicly traded thrift institutions in the United States; and for the most recent four quarters indicated a core return on average assets of 0.03 percent, lower than all publicly traded thrifts at 0.75 percent and publicly traded Wisconsin thrifts at 0.86 percent.

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IV.	ANALYSIS OF FINANCIAL PERFORMANCE

This section reviews and compares the financial performance of the Corporation to all publicly traded thrifts, to publicly traded thrifts in the Midwest region and to Wisconsin thrifts, as well as to the ten institutions constituting the Corporation’s comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 41 through 46.

As presented in Exhibits 42 and 43, at March 31, 2017, the Corporation’s total equity of 14.46 percent of assets was higher than the comparable group at 11.27 percent, all thrifts at 11.72 percent, Midwest thrifts at 11.50 percent and Wisconsin thrifts at 12.87 percent. The Corporation had a 70.44 percent share of net loans in its asset mix, lower than the comparable group at 72.60 percent, all thrifts at 72.12 percent, Wisconsin thrifts at 74.06 percent and higher than Midwest thrifts at 69.39 percent. The Corporation’s lower share of net loans and slightly lower 12.79 percent share of cash and investments is primarily the result of its higher 9.23 percent share of mortgage-backed securities. The comparable group had a slightly higher 13.63 percent share of cash and investments and a lower 7.55 percent share of mortgage-backed securities. All thrifts had 7.17 percent of assets in mortgage-backed securities and 13.37 percent in cash and investments. The Corporation’s 76.42 percent share of deposits was lower than the comparable group, all thrifts and Midwest thrifts and higher than Wisconsin thrifts, reflecting the Corporation's lower share of borrowed funds of 8.37 percent. As ratios to assets, the comparable group had deposits of 76.19 percent and borrowings of 11.49 percent. All thrifts averaged a 77.51 percent share of deposits and 9.85 percent of borrowed funds, while Midwest thrifts had a 78.48 percent share of deposits and a 9.08 percent share of borrowed funds. Wisconsin thrifts averaged a 73.01 percent share of deposits and a higher 13.21 percent share of borrowed funds. The Corporation had no goodwill, compared to 0.49 percent for the comparable group, 0.49 percent for all thrifts, 0.23 percent for Midwest thrifts and 0.01 percent for Wisconsin thrifts.

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Analysis of Financial Performance (cont.)

Operating performance indicators are summarized in Exhibits 44, 45 and 46 and provide a synopsis of key sources of income and key expense items for the Corporation in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

As shown in Exhibit 46, for the twelve months ended March 31, 2017, the Corporation had a yield on average interest-earning assets similar to the comparable group and higher than all thrifts, Midwest thrifts and Wisconsin thrifts. The Corporation's yield on interest-earning assets was 3.95 percent compared to the comparable group at 3.92 percent, all thrifts at 3.82 percent, Midwest thrifts at 3.68 percent and Wisconsin thrifts at 3.71 percent.

The Corporation's cost of funds for the twelve months ended March 31, 2017, was higher than the comparable group and Midwest thrifts and lower than all thrifts and Wisconsin thrifts. The Corporation had an average cost of interest-bearing liabilities of 0.84 percent compared to 0.82 percent for the comparable group, 0.88 percent for all thrifts, 0.78 percent for Midwest thrifts and 0.88 percent for Wisconsin thrifts. The Corporation's yield on interest-earning assets and interest cost resulted in a net interest spread of 3.11 percent, which was similar to the comparable group at 3.10 percent, higher than all thrifts at 2.94 percent, Midwest thrifts at 2.89 percent and higher than Wisconsin thrifts at 2.83 percent. The Corporation generated a net interest margin of 3.20 percent for the twelve months ended March 31, 2017, based on its ratio of net interest income to average interest-earning assets, which was lower than the comparable group ratio of 3.23 percent. All thrifts averaged a lower 3.10 percent net interest margin for the trailing four quarters, with Midwest thrifts at 3.04 percent and Wisconsin thrifts at a lower 2.98 percent.

The Corporation’s major source of earnings is interest income, as indicated by the operations ratios presented in Exhibit 45. The Corporation had $884,000 in provision for loan losses during the twelve months ended March 31, 2017, representing 0.37 percent of average assets. The average provision for loan losses for the comparable group was 0.09 percent, with all thrifts at 0.07 percent, Midwest thrifts at 0.05 percent and Wisconsin thrifts at 0.07 percent.

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Analysis of Financial Performance (cont.)

The Corporation's total noninterest income was $914,000 or 0.38 percent of average assets for the twelve months ended March 31, 2017. Such a ratio of noninterest income to average assets was lower than the comparable group at 0.71 percent, and lower than all thrifts at 0.88 percent, Midwest thrifts at 1.00 percent and Wisconsin thrifts at 0.85 percent. For the twelve months ended March 31, 2017, the Corporation’s operating expense ratio was 3.05 percent of average assets, higher than the comparable group at 2.76 percent, all thrifts at 2.96 percent, Midwest thrifts at 3.08 percent, and Wisconsin thrifts at 3.08 percent.

The overall impact of the Corporation’s income and expense ratios is reflected in its net income and return on assets. For the twelve months ended March 31, 2017, the Corporation had a net ROAA of zero percent and core ROAA of 0.03 percent. For its most recent four quarters, the comparable group had a higher net ROAA of 0.72 percent and a core ROAA of 0.55 percent. All publicly traded thrifts averaged a higher net ROAA of 0.81 percent and 0.75 percent core ROAA, with Midwest thrifts a 1.00 percent net ROAA and a 0.95 percent core ROAA. The twelve month net ROAA for the 4 Wisconsin thrifts was 0.88 percent and their core ROAA was 0.86 percent.

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V.	MARKET VALUE ADJUSTMENTS

This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of First Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, primary market area, financial condition, asset and deposit growth, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be noted that all of the institutions in the comparable group have their differences among themselves and relative to the Bank, and, as a result, such adjustments become necessary.

EARNINGS PERFORMANCE

In analyzing earnings performance, consideration was given to net interest income, the amount and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings due to provisions for loan losses, the balance of current and historical nonperforming assets and real estate owned, the balance of valuation allowances to support any problem assets or nonperforming assets, the amount and volatility of noninterest income, and the amount and ratio of noninterest expenses. The earnings performance analysis was based on the Bank’s respective net and core earnings for the twelve months ended March 31, 2017, with comparisons to the core earnings of the comparable group, all thrifts and other geographical subdivisions.

As discussed earlier, the Bank has experienced decreases in its assets, loans and deposits in one of the past four fiscal years and decreases in the three months ended March 31, 2017. The Bank has experienced lower earnings in four of the past five years with a loss in the year ended December 31, 2014, and is focused on reducing operating expenses, monitoring and reducing its balance of nonperforming assets; monitoring and strengthening its ratio of interest sensitive assets relative to interest sensitive liabilities, thereby maintaining its overall

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Earnings Performance (cont.)

interest rate risk; and maintaining adequate allowances for loan losses to reduce the impact of any charge-offs. Historically, the Bank has been characterized with a slightly higher yield on earning assets but a higher cost of funds, resulting in an average net interest margin, which has been slightly above industry averages, but lower than its comparable group, with the trend experiencing a moderate decrease over the past two years and its 3.20 percent net interest margin for the twelve months ended March 31, 2017, was higher than the industry average of 3.10 percent and lower than the comparable group average of 3.23 percent. During its past two years ended December 31, 2016, First Federal’s ratio of interest expense to interest-bearing liabilities has increased noticeably from 0.54 percent in 2014 to 0.83 percent in 2016, and then to 0.84 percent in the twelve months ended March 31, 2017 The Bank’s ratio was higher than the average of 0.82 percent for the comparable group and lower than the average of 0.88 percent for all thrifts. Following the conversion, the Bank will strive to reduce its operating expenses, strive to increase its net interest margin, maintain its noninterest income, gradually increase its net income, increase its return on assets, continue to control its balance of nonperforming and classified assets, and closely monitor its interest rate risk.

The Bank has experienced a slight increase in total loan origination activity dominated by mortgage loans with minimal activity in nonmortgage loans, with commercial real estate loan activity decreasing significantly in 2016. Total loan originations in fiscal year 2016 were modestly above originations for 2015, and net loan change in 2015 was an increase of $5.0 million due to lower loans sold compared to a decrease of $1.4 million in 2016, due to higher loan sales. Gross loan originations were modestly higher in fiscal year 2016 compared to 2015, related to higher one-to-four-family loan originations, higher multi-family loans and higher development loans. Originations totaled $58.4 million in 2016, compared to $55.7 million in 2015, with $1.9 million in loan purchases in 2015 and $6.0 million in 2016. In the three months ended March 31, 2017, loan originations were $15.2 million or $60.9 million, annualized. There were no loan purchases in this period.

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Earnings Performance (cont.)

From December 31, 2014, to December 31, 2016, four of the seven categories of loans experienced increases in their balances, with multi-family loans increasing the most. Multi-family loans increased by $4.8 million or 17.5 percent, from December 31, 2014, to December 31, 2016. Commercial real estate loans increased by $4.1million or 10.7 percent from December 31, 2014, to December 31, 2016, commercial business loans increased $444,000 or 6.2 percent, and one- to four-family investor-owned loans increased $1.9 million or 5.9 percent. All other loan categories experienced decreases in their balances. Overall, the Bank’s lending activities resulted in a total loan decrease of $1.4 million or 0.8 percent and a net loan decrease of $3.1 million or 1.8 percent from December 31, 2014, to December 31, 2016. In the three months ended March 31, 2017, loans decreased $703,000 or 0.4 percent.

The impact of First Federal’s primary lending efforts has been to generate a yield on average interest-earning assets of 3.95 percent for the twelve months ended March 31, 2017, compared to a similar 3.92 percent for the comparable group, 3.82 percent for all thrifts and a lower 3.71 percent for Wisconsin thrifts. The Bank’s ratio of interest income to average assets was 3.62 percent for the twelve months ended March 31, 2017, similar to the comparable group at 3.60 percent, all thrifts at 3.67 percent and higher than Wisconsin thrifts at 3.44 percent.

First Federal’s 0.84 percent cost of interest-bearing liabilities for the twelve months ended March 31, 2017, was slightly higher than the comparable group at 0.82 percent, lower than all thrifts at 0.88 percent, higher than Midwest thrifts at 0.78 percent and lower than Wisconsin thrifts at 0.88 percent. The Bank's resulting net interest spread of 3.11 percent for the twelve months ended March 31, 2017, was similar to the comparable group at 3.10 percent, higher than all thrifts at 2.94 percent, higher than Midwest thrifts at 2.89 percent and higher than Wisconsin thrifts at 2.83 percent. The Bank's net interest margin of 3.20 percent, based on average interest-earning assets for the twelve months ended March 31, 2017, was lower than the comparable group at 3.23 percent but higher than all thrifts at 3.10 percent, Midwest thrifts at 3.04 percent and Wisconsin thrifts at 2.98 percent.

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Earnings Performance (cont.)

The Bank's ratio of noninterest income to average assets was 0.38 percent for the twelve months ended March 31, 2017, which was moderately lower than the comparable group at 0.71 percent, lower than all thrifts at 0.83 percent, Midwest thrifts at 0.86 percent and Wisconsin thrifts at 0.85 percent.

The Bank's operating expenses were higher than the comparable group, all thrifts and Midwest thrifts, and lower than Wisconsin thrifts. For the twelve months ended March 31, 2017, First Federal had an operating expenses to assets ratio of 3.05 percent compared to 2.76 percent for the comparable group, 2.93 percent for all thrifts, 2.98 percent for Midwest thrifts and 3.08 percent for Wisconsin thrifts. First Federal had a higher 91.6 percent efficiency ratio for the twelve months ended March 31, 2017, compared to the comparable group with an efficiency ratio of 74.4 percent. The efficiency ratio for all publicly traded thrifts was 65.7 percent for the most recent twelve months.

For the twelve months ended March 31, 2017, First Federal generated a lower ratio of noninterest income, a higher ratio of noninterest expenses and a slightly lower net interest margin relative to its comparable group. The Bank had a 0.37 percent provision for loan losses during the twelve months ended March 31, 2017, compared to the comparable group at 0.09 percent of assets, all thrifts at 0.07 percent and Midwest thrifts at 0.05 percent. The Bank’s allowance for loan losses to total loans of 0.88 percent was lower than the comparable group and lower than all thrifts. The Bank’s 57.33 percent ratio of reserves to nonperforming assets was much lower than the comparable group at 107.44 percent and lower than all thrifts at 124.98 percent and lower than Midwest thrifts at 120.87 percent.

As a result of its operations, the Bank's net and core income for the twelve months ended March 31, 2017, were lower than the comparable group. Based on a minimal loss, the Bank had a return on average assets of zero percent for the twelve months ended March 31, 2017, and a return on average assets of 0.07 percent and 0.41 percent in 2016 and 2015, respectively. The Bank’s core return on average assets was a higher 0.06 percent for the twelve months ended

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Earnings Performance (cont.)

March 31, 2017, as detailed in Exhibit 7. For their most recent four quarters, the comparable group had a moderately higher net ROAA of 0.72 percent and a higher core ROAA of 0.55 percent, while all thrifts indicated a higher net ROAA and higher core ROAA of 0.81 percent and 0.75 percent, respectively. Midwest thrifts indicated a net ROAA of 1.00 percent and a core ROAA of 0.95 percent.

Following its conversion, First Federal’s earnings will continue to be dependent on a combination of the overall trends in interest rates, the consistency, reliability and variation of its noninterest income, overhead expenses and its asset quality and its future needs for provisions for loan losses. Earnings are projected to represent a lower 0.16 percent in fiscal 2017 followed by earnings based on ROAA of 0.42 percent in 2018 and 0.48 percent in 2019. The Bank’s ratio of noninterest income to average assets decreased in 2016 and has consistently been below industry averages. Overhead expenses indicated moderate increases overall during the past two fiscal years.

In recognition of the foregoing earnings related factors, considering First Federal’s historical and current performance measures, as well as Business Plan projections, a moderate downward adjustment has been made to the Corporation’s pro forma market value for earnings performance.

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MARKET AREA

First Federal's market area is focused on Waukesha County, Wisconsin, but also includes Milwaukee County in Wisconsin. Population decreased minimally in Waukesha County from 2000 to 2010, and the number of households also decreased minimally. The 2010 per capita income and median household income levels in Waukesha County were above state and national levels, and the per capita and median household income levels in Milwaukee County were below both state and national levels. Also, Waukesha County’s unemployment rates have been lower than both state and national rates and Milwaukee County’s have been above state and national rates. According to the 2010 Census, median housing values in Waukesha County were above the state median but Milwaukee County’s median housing value was below the national median housing value.

The Corporation holds deposits of approximately 4.2 percent of all thrift deposits in the two-county market area as of June 30, 2016, representing a minimal 0.3 percent share of the total deposit base of $59.5 billion.

In recognition of the foregoing factors, we believe that a slight upward adjustment is warranted for the Bank’s market area.

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FINANCIAL CONDITION

The financial condition of First Federal is discussed in Section I and shown in Exhibits 1, 2, 5, and 12 through 22, and is compared to the comparable group in Exhibits 41, 42, and 43. The Bank's ratio of total equity to total assets was 14.46 percent at March 31, 2017, which was modestly higher than the comparable group at 11.27 percent, all thrifts at 11.72 percent and Midwest thrifts at 11.50 percent. Based on the minority offering completed at the midpoint of the valuation range, the Corporation's pro forma equity to assets ratio will increase to 21.50 percent and the Bank's pro forma equity to assets ratio will increase to 18.12 percent.

The Bank's mix of assets and liabilities indicates both similarities to and variations from its comparable group. First Federal had a modestly lower 70.4 percent ratio of net loans to total assets at March 31, 2017, compared to the comparable group at 72.6 percent. All thrifts indicated a higher 72.1 percent, with Midwest thrifts at a lower 69.4 percent. The Bank's 12.80 percent share of cash and investments was lower than the comparable group at 13.6 percent, while all thrifts were at 13.4 percent and Midwest thrifts were at 15.5 percent. First Federal’s 9.2 percent ratio of mortgage-backed securities to total assets was higher than the comparable group at 7.6 percent and higher than all thrifts at 7.2 percent and higher than Midwest thrifts at 6.3 percent.

The Bank's 76.4 percent ratio of deposits to total assets was similar to the comparable group at 76.2 percent, lower than all thrifts at 77.5 percent and lower than Midwest thrifts at 78.5 percent. First Federal’s lower ratio of deposits was due to its higher share of equity. First Federal had a higher equity to asset ratio of 14.5 percent, compared to the comparable group at 11.3 percent of total assets, with all thrifts at 11.7 percent and Midwest thrifts at 11.5 percent. First Federal had a lower share of borrowed funds to assets of 8.4 percent at March 31, 2017, lower than the comparable group at 11.5 percent and lower than all thrifts at 9.85 percent and Midwest thrifts at 9.08 percent. In 2016, total deposits increased by $433,000 or 0.2 percent. During 2015, First Federal’s deposits decreased by $9.3 million or 4.8 percent from $193.5 million to $184.5 million.

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Financial Condition (cont.)

First Federal had no goodwill and had a higher share of repossessed real estate at March 31, 2017. The Bank had repossessed real estate of $739,000 or 0.35 percent of assets at March 31, 2017. This compares to ratios of 0.49 percent for goodwill and intangible assets and 0.08 percent for real estate owned, for the comparable group. All thrifts had a goodwill and intangible assets ratio of 0.49 percent and a real estate owned ratio of 0.16 percent.

The financial condition of First Federal has not been significantly impacted by its balance of nonperforming assets of $2,578,000 or a higher 1.09 percent of total assets at March 31, 2017, compared to a lower 0.67 percent for the comparable group, 0.82 percent for all thrifts, 0.88 percent for Midwest thrifts and 0.42 percent for Wisconsin thrifts. The Bank's ratio of nonperforming assets to total assets was a higher 1.48 percent at December 31, 2016, and a higher 1.61 percent at December 31, 2015.

At March 31, 2017, First Federal had $1,478,000 of allowances for loan losses, which represented 0.63 percent of assets and 0.88 percent of total loans. The comparable group indicated higher allowance ratios, relative to assets and relative to loans, equal to 0.86 percent of assets and a higher 1.08 percent of total loans, while all thrifts had allowances relative to assets and loans that averaged a higher 0.79 percent of assets and a higher 1.05 percent of total loans. Also of major importance is an institution's ratio of allowances for loan losses to nonperforming assets, since a portion of nonperforming assets might eventually be charged off. First Federal’s $1,478,000 of allowances for loan losses represented a lower 57.33 percent of nonperforming assets at March 31, 2017, compared to the comparable group's 107.44 percent, with all thrifts at 124.98 percent, Midwest thrifts at a higher 120.87 percent and Wisconsin thrifts at a higher 227.85 percent. First Federal’s ratio of net charge-offs to average total loans was 0.57 percent for the twelve months ended March 31, 2017, compared to a lower 0.10 percent for the comparable group, 0.13 percent for all thrifts and 0.19 percent for Midwest thrifts.

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Financial Condition (cont.)

First Federal has a modest level of interest rate risk. The change in the Bank’s EVE level at March 31, 2017, reflecting the most current information available, based on a rise in interest rates of 100 basis points was a 3.6 percent decrease, representing a dollar decrease in equity value of $1,409,000. The Bank’s exposure increases to a 7.8 percent decrease in its EVE level under a 200 basis point rise in rates, representing a dollar decrease in equity of $3,033,000. The Bank’s post shock EVE ratio at March 31, 2017, assuming a 200 basis point rise in interest rates was 15.82 percent and indicated a 67 basis point decrease from its 16.49 percent based on no change in interest rates.

Compared to the comparable group, with particular attention to the Bank’s level and share of nonperforming assets and asset and liability mix and lower share of allowance for loan loss to loans and nonperforming assets, we believe that a downward adjustment is warranted for First Federal’s current financial condition, due to the Bank’s lower share of allowance for loan losses to loans, lower share of allowance for loan losses to nonperforming assets, higher share of real estate owned, and higher share of nonperforming assets currently and historically.

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ASSET, LOAN AND DEPOSIT GROWTH

During its most recent two fiscal years, First Federal has been characterized by a minimal change in assets and modest changes in loans and deposits. The Bank’s average annual asset change from December 31, 2014, to December 31, 2016, was less than 0.1 percent. This rate compares to a higher 2.4 percent increase for the comparable group, a lower 2.8 percent for all thrifts, and a lower 2.6 percent for Midwest thrifts. The Bank’s minimal change in assets is less than its decrease in net loans during the period of an average annual 0.92 percent with an average annual decrease in cash and investments of 8.1 percent. First Federal’s deposits indicate an average annual decrease of 2.3 percent from December 31, 2014, to December 31, 2016, compared to average growth rates of 3.1 percent for the comparable group, 2.1 percent for all thrifts and 2.5 percent for Midwest thrifts.

First Federal’s deposits indicated an increase of 2.3 percent from December 31, 2015 to 2016. Annual deposit change was growth rates of 3.4 percent for the comparable group, 2.6 percent for all thrifts and 2.7 percent for Midwest thrifts. The Bank had $19.8 million in borrowed funds or 8.4 percent of assets at March 31, 2017, compared to the comparable group at 11.5 percent and also had a higher $23.3 million in borrowed funds at December 31, 2015, or 9.6 percent of assets.

In spite of its modest deposit decrease, historically, the Bank grew slightly in 2016, and considering the demographics, competition and deposit base trends in its market area, the Bank’s ability to increase its asset, loan and deposit bases in the future is significantly dependent on its capital position combined with its ability to increase its market share by competitively pricing its loan and deposit products, maintaining a high quality of service to its customers and strengthening its loan origination activity, all impacted by the Bank’s performance by the senior management team. First Federal’s primary market area county experienced increases in population and households in Waukesha County between 2000 and 2010, while the surrounding market area counties experienced a minimal increase. The Bank’s primary market area county also indicated 2010 per capita income above Wisconsin’s and that of the United States, and the median

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Asset, Loan and Deposit Growth (cont.)

household income level in Waukesha County was also above the state and the national levels. In 2010, the median housing value in Waukesha County was higher than that of Wisconsin and also above that of the United States, and the median rent level was also above both state and national levels.

The total deposit base in Waukesha County increased by 8.5 percent from June 30, 2015, to June 30, 2016; and during that period, the number of financial institution offices in Waukesha County increased by two offices. From June 30, 2015, to June 30, 2016, First Federal’s deposit market share in Waukesha County decreased slightly, from 1.1 percent in 2015 to 1.0 percent in 2016.

Based on the foregoing factors, we have concluded that no adjustment to the Corporation’s pro forma value is warranted for asset, loan and deposit growth.

DIVIDEND PAYMENTS

Due to the mid-tier holding company structure of the Corporation, the Corporation will not have the normal structure to pay dividends directly to shareholders, unlike a standard conversion. The payment of cash dividends will not occur in the future based on the current presence of an MHC. Five of the ten institutions in the comparable group paid cash dividends during the most recent year for an average dividend yield of 0.93 percent and an average payout ratio of 16.95 percent. During that twelve month period, the average dividend yield for all thrifts was a lower 1.45 percent with a payout ratio of 54.53 percent.

In our opinion, a minimal downward adjustment to the pro forma market value of the Corporation is warranted related to dividend payments.

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SUBSCRIPTION INTEREST

In 2016 and year-to-date 2017, investors' interest in new issues has improved. Such interest is possibly related to the improved performance of financial institutions overall, which could be challenged in the future due to the compression of net interest margin. The selective and conservative reaction of IPO investors appears generally to be related to a number of analytical, economic and market-related factors, including the financial performance and condition of the converting thrift institution, the strength of the local economy, housing market conditions, general market conditions for financial institution stocks and stocks overall, aftermarket price trends and the expectation of increased merger/acquisition activity in the thrift industry and their higher pricing multiples.

First Federal will direct its offering initially to depositors and residents in its market area. The board of directors and officers anticipate purchasing $1,205,000 or 5.4 percent of the stock offered to the public based on the appraised midpoint valuation and the 45.0 percent minority offering. The Bank will form an ESOP, which plans to purchase 8.0 percent of the total shares issued in the conversion.

The Bank has secured the services of FIG Partners, LLC, Chicago, Illinois, to assist in the marketing and sale of the conversion stock.

Based on the size of the offering, recent banking conditions, current market conditions, historical local market interest, the terms of the offering, and recent subscription levels for conversions, we believe that no adjustment is warranted for the Bank’s anticipated subscription interest.

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LIQUIDITY/MARKETABILITY OF THE STOCK

The Corporation will offer its shares through a subscription and community offering with the assistance of FIG Partners, LLC. The stock of the Corporation will be traded on the NASDAQ Capital Market.

The Bank's total public offering is considerably smaller in size than the average market value of the comparable group. The comparable group has an average market value of $62.3 million for the stock outstanding compared to a midpoint public offering of $22.3 million for the Corporation, less the ESOP and the estimated 120,500 shares to be purchased by officers and directors, resulting in shares sold of just 1,898,500 or $19.0 million. The Corporation’s public market capitalization will be approximately 35.7 percent of the size of the public market capitalization of the comparable group. Of the ten institutions in the comparable group, all trade on Nasdaq with those ten institutions indicating an average daily trading volume of over 4,000 shares during the last four quarters.

The comparable group has an average of 4,396,048 shares outstanding compared to 2,225,000 shares outstanding for the Corporation based on the midpoint valuation and the minority offering structure.

In addition, as a minority offering of an MHC, such structure reduces the marketability of the stock. As a group, MHCs indicate a lower ROAA and a lower ROAE compared to all publicly traded thrifts and a much lower median number of shares outstanding, recognizing the presence of two much larger publicly traded MHCs which inflates the average number of shares outstanding for MHCs. The average trading volume for MHCs is also lower as a group. Due to their control by the MHC, the positive influence of merger and acquisition activity in the overall market of publicly traded thrifts has not been paralleled for publicly traded MHCs.

Based on the higher average market capitalization, shares outstanding and daily trading volume relative to the Corporation, we have concluded that a downward adjustment to the Corporation’s pro forma market value is warranted relative to the liquidity of its stock.

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MANAGEMENT

Mr. Edward H. Schaefer has served as chief executive officer, president and a director of First Federal Bank since July 2016. Mr. Schaefer served as chief executive officer and president of Citizens Community Bancorp and chief executive officer, president and a director of its wholly owned subsidiary, Citizens Community Federal N.A., from January 2010 to July 2016. Mr. Schaefer was a consultant to the Corporation from October 1, 2009, until January 4, 2010. For the years prior to Citizens Community, Mr. Schaefer held positions of vice president and president of various Norwest Bank entities, most recently as president of Norwest Bank/Wells Fargo, in Eau Claire, Wisconsin. Ms. Nikola B. Schaumberg is chief financial officer of First Federal, a position she has held since November 2012. Ms. Schaumberg has over 18 years of experience in accounting and in the financial services industry, including public accounting with KPMG and eleven years as the controller for Westbury Bank (f/k/a West Bend Savings Bank). Mr. David D. Rosenwald is chief lending officer of First Federal where he oversees all lending for the Bank. Mr. Rosenwald served First Federal as senior vice president– commercial banking division head from February of 2013 to October of 2016 before assuming his current role. Mr. Rosenwald has 35 years of commercial, residential and consumer lending experience, including from 2007 to 2013 with Pyramax Bank as SVP–commercial real estate/residential real estate manager, 2001 to 2006 as SVP–commercial lending officer for Associated Bank. Prior to that Mr. Rosenwald served in various roles for US Bank from 1990 to 2001, including mortgage lender, branch manager and commercial credit officer. Mr. Rosenwald began his banking career with Bank One where he served as a consumer lender, personal banker and indirect lending manager. Mr. Gary L. Wollenzien serves as compliance/internal audit officer, Bank Secrecy Act officer, Community Reinvestment Act officer, security officer and Gramm-Leach-Bliley Act officer of First Federal, positions he has held since March 2015. Mr. Wollenzien previously served as assistant vice president-internal audit manager and senior internal auditor at Guaranty Bank, FSB from April 2012 until November 2014. Mr. Wollenzien served in internal audit consultant roles with Baker Tilly Search & Staffing, LLC from January 2012 until March 2012 and Titus from January 2011 until December 2011. Mr. Wollenzien served as risk & advisory services manager/audit manager with Assurant, Inc., an insurance holding company, almost 10 years. For the 21 years prior to Assurant, Inc., Mr. Wollenzien held positions as audit supervisor,

69

Management (cont.)

senior internal audit and accountant with Firstar Corporation and First Financial Bank in Milwaukee, Wisconsin. Mr. Duane R. Kilby serves as a vice president and manager of the residential/consumer lending department of First Federal since September 2014. Mr. Kilby has over 34 years of lending experience, with the most recent 16 years in residential. Prior to First Federal, he was a senior mortgage loan officer with Pyramax Bank from November 2008 to September 2014, Associated Bank from April 2001 to November 2008, and an assistant vice president in consumer lending with TCF Bank from May 1995 to March 2001.

During its most recent fiscal year, First Federal has experienced a decrease in its net interest margin, typical of the industry, maintained its noninterest income and reduced its noninterest expenses to assets. The Bank did experience a rise in its cost of funds in 2016. The Bank experienced minimal earnings in 2016 impacted by higher provision for loan losses and a tax credit and then modest earnings in the first quarter of 2017, impacted by minimal taxes. The Bank’s asset quality position experienced minimal change from December 31, 2014, to December 31, 2016, with nonperforming assets increasing from 1.41 percent in 2014 to 1.48 percent in 2016 and then decreased to 1.09 percent at March 31, 2017. The Bank has also slightly strengthened its lending activity in 2016 with loan originations rising from $55.7 million in 2015 to $58.4 million in 2016 and continued stronger activity in the first quarter of 2017, to $60.8 million, annualized. The Bank’s management team is confident that the Bank is positioned for continued loan growth and a return to higher profitability following its conversion and minority offering.

Overall, we believe the Bank to be professionally and knowledgeably managed, as are the comparable group institutions. It is our opinion that no adjustment to the pro forma market value of the Corporation is warranted for management.

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MARKETING OF THE ISSUE

The necessity to build a new issue discount into the stock price of a new conversion continues to be a closely examined issue in recognition of uncertainty among investors as a result of the thrift industry's continued high level of competition, dependence on interest rate trends, volatility in the stock market, speculation on future changes, current legislation related to the regulation of financial institutions and their ability to generate selected income.

We believe that a new issue discount applied to the price to book valuation approach is appropriate and necessary in this offering, recognizing the Bank’s weak and volatile earnings. In our opinion, recent market trends, including the recent pricing decreases for the most recent two standard conversions, cause us to conclude that a modest new issue discount is warranted in the case of this offering. Consequently, at this time we have made a modest downward adjustment to the Corporation's pro forma market value related to a new issue discount.

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VI. VALUATION METHODS

Introduction

As indicated in Section 3 of this Appraisal, in order to moderate the differences among the ten comparable group companies, we will derive their pricing ratios on a fully converted basis by applying pro forma second stage conversion assumptions to their current financial structure. Our application to the Corporation of the market value adjustments relative to the comparable group determined in Section 4 will be the basis for the pro forma market value of the Corporation on a fully converted basis, pursuant to regulatory guidelines.

Valuation Methods

Historically, the method most frequently used by this firm to determine the pro forma market value of common stock for thrift institutions has been the price to book value ratio method, due to the volatility of earnings in the thrift industry. As earnings in the thrift industry have stabilized and improved in 2015 and 2016, additional attention has been given to the price to core earnings method, particularly considering increases in stock prices during those years. During the past few years, however, as fluctuating earnings have continued and recently rising interest rates have had varying effects on the earnings of individual institutions, depending on the nature of their operations, the price to book value method has continued to be the valuation focus and more meaningful to the objective of discerning commonality and comparability among institutions. In our opinion, the price to book value method is the appropriate method upon which to place primary emphasis in determining the pro forma market value of the Corporation. Additional analytical and correlative attention will be given to the price to core earnings method and the price to assets method.

In applying each of the valuation methods, consideration was given to the adjustments to the Corporation’s pro forma market value discussed in Section V. Downward adjustments were

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Valuation Methods (cont.)

made for the Bank’s earnings, financial condition, asset, loan and deposit growth, dividends, stock liquidity, and for the marketing of the issue. No adjustments were made for subscription interest and management and balance sheet growth. A modest upward adjustment was made for the Bank’s market area.

Valuation Range

In addition to the pro forma market value, we have defined a valuation range recognizing the 45 percent public offering and the 55 percent interest in the Corporation to be retained by FFBW, MHC, the parent of the Corporation. The pro forma market value or appraised value will also be referred to as the "midpoint value," with the remaining points in the valuation range based on the number of shares offered to the public. The number of public shares at the minimum will be 15 percent less than at the midpoint; increasing at the maximum to 15 percent over the midpoint; and further increasing at the maximum, as adjusted, commonly referred to as the supermaximum, to 15 percent over the maximum.

Price to Book Value Method

In the valuation of thrift institutions, the price to book value method focuses on an institution's financial condition. Exhibit 47 shows the average and median price to book value ratios for the comparable group, which were 100.43 percent and 98.99 percent, respectively. The comparable group indicated a moderate range, from a low of 85.83 percent to a high of 114.98 percent. The comparable group had modestly higher average and median price to tangible book value ratios of 107.47 percent and 103.88 percent, respectively, with a range of 85.72 percent to 128.46 percent. Excluding the low and the high in the group, the comparable group's price to book value range narrowed moderately from a low of 95.97 percent to a high of 112.88; and the

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Price to Book Value Method (cont.)

comparable group’s price to tangible book value range narrowed modestly from a low of 98.82 percent to a high of 119.10 percent.

The Corporation’s book value was $34,155,000 and its tangible book value was an identical $34,155,000 at March 31, 2017. Considering the foregoing factors in conjunction with the adjustments made in Section V, we have determined a fully converted pro forma price to book value ratio of 65.17 percent and a corresponding fully converted price to tangible book value ratio of 65.17 percent at the midpoint. The fully converted price to book value ratio increases from 60.61 percent at the minimum to 72.73 percent at the maximum, as adjusted, while the fully converted price to tangible book value ratio increases from 60.61 percent at the minimum to 72.73 percent at the maximum, as adjusted.

The Corporation's fully converted pro forma price to book value ratio of 65.17 percent at the midpoint, as calculated using the prescribed formulary computation indicated in Exhibit 48, is influenced by the Bank’s capitalization and local markets, subscription interest in thrift stocks and overall market and economic conditions. Further, the Corporation's ratio of equity to assets after the completion of the minority public offering at the midpoint of the valuation range will be approximately 18.12 percent compared to 11.27 percent for the comparable group.

Price to Core Earnings Method

The foundation of the price to core earnings method is the determination of the core earnings base to be used, followed by the calculation of an appropriate price to core earnings multiple. The Corporation’s after tax core earnings for the twelve months ended March 31, 2017, were $65,000 (reference Exhibit 7) and its net earnings was a loss of $7,000 for that period. To opine the pro forma market value of the Corporation using the price to core earnings method, we applied the core earnings base of $65,000.

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Price to Core Earnings Method (cont.)

In determining the fully converted price to core earnings multiple, we reviewed the ranges of the price to core earnings and price to net earnings multiples for the comparable group and all publicly-traded thrifts. As indicated in Exhibit 47, the average price to core earnings multiple for the comparable group was 20.58, while the median was a lower 19.19. The average price to net earnings multiple was 18.77, and the median multiple was 17.37. The range of the price to core earnings multiple for the comparable group was from a low of 11.87 to a high of 30.10. The range in the price to core earnings multiple for the comparable group, excluding the high and low ranges, was from a low multiple of 12.94 to a high of 27.85 times earnings for eight of the ten institutions in the group, indicating a modest narrowing of the range.

Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V combined with the Corporation’s negative actual earnings and minimal core earnings for the twelve months ended March 31, 2017. Due to the Bank’s minimal core resulting in an extremely high price to core earnings multiple exceeding 200, these ratios were deemed not meaningful. In recognition of these factors, the price to core earnings could not be used as a meaningful approach.

Price to Assets Method

The final valuation method is the price to assets method. This method is not frequently used, since the calculation incorporates neither an institution's equity position nor its earnings performance. Additionally, the prescribed formulary computation of value using the pro forma price to net assets method does not recognize the runoff of deposits concurrently allocated to the purchase of conversion stock or incorporate any adjustment for intangible assets, returning a pro forma price to assets ratio below its true ratio following conversion.

Exhibit 47 indicates that the average price to assets ratio of the comparable group was 11.39 percent, and the median was 10.82 percent. The range in the price to assets ratios for the

75

Price to Assets Method (cont.)

comparable group varied from a low of 8.17 percent to a high of 15.77 percent. The range narrows modestly with the elimination of the two extremes in the group to a low of 9.01 percent and a high of 14.72 percent.

Consistent with the previously noted adjustments, it is our opinion that an appropriate price to assets ratio for the Corporation is 17.93 percent at the midpoint, which ranges from a low of 15.61 percent at the minimum to 22.57 percent at the maximum, as adjusted.

Valuation Analysis and Summary

Exhibits 48 through 52 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation as fully converted.

Exhibit 52 presents the discounts or premiums of the Corporation’s fully converted pricing ratios relative to those of the comparable group. Based on the Corporation’s fully converted price to book value ratio and its equity of $34,155,000 at March 31, 2017, the Bank’s price to book value ratio of 65.17 percent represents a midpoint discount relative to the comparable group of 35.11 percent. The Corporation’s fully converted price to core earnings multiple was not meaningful due to minimal earnings. Recognizing the Corporation’s March 31, 2017, asset base of $236,230,000, the Corporation’s price to assets ratio of 17.93 percent represents a midpoint premium relative to the comparable group of 57.42 percent.

Exhibits 53 through 58 present the pro forma valuation analysis and conclusions, pricing ratios, use of offering proceeds and a summary of the valuation premiums or discounts relative to the three valuation approaches based on the Corporation’s minority offering and the reported pricing ratios of the comparable group in their current mutual holding company structure.

76

Valuation Analysis and Summary (cont.)

Exhibit 58 presents the discounts or premiums of the Corporation’s minority offering pricing ratios relative to the comparable group. At the midpoint, the Corporation’s minority offering price to book value ratio of 95.81 percent represents a discount of 4.60 percent relative to the comparable group. The price to core earnings multiple was not meaningful for the Corporation at the midpoint or any other of the ranges due to minimal earnings. The Corporation’s price to assets ratio of 19.66 percent at the midpoint represents a premium of 72.61 percent.

Valuation Conclusion

As presented in Exhibit 46, the fully converted pro forma valuation range of the Corporation is from a minimum of $42,500,000 or 4,250,000 shares at $10.00 per share to a maximum of $57,500,000 or 5,750,000 shares at $10.00 per share, with a maximum, as adjusted, of $66,125,000 or 6,612,500 shares at $10.00 per share. Exhibit 46 also presents in detail the total number of shares to be issued at each valuation range and the respective number of shares issued to the mutual holding company, the public and the foundation.

It is our opinion that, as of May 19, 2017, the pro forma market value of the Corporation was $50,000,000 at the midpoint, representing a total of 5,000,000 shares at $10.00 per share, including 2,225,000 shares or 44.5 percent of the total shares offered to the public, 25,000 shares or 0.5 percent of the shares given to the newly formed foundation, and 2,750,000 shares or 55.00 percent of the total shares issued to FFBW, MHC, the mutual holding company.

77

EXHIBITS

NUMERICAL

EXHIBITS

EXHIBIT 1

FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

Balance Sheet

At March 31, 2017 and December 31, 2016

	At March 31,	At December 31,
	2017	2016
ASSETS
Cash and cash equivalents	4,985	$6,911
Available-for-sale securities; stated at fair value	47,044	48,613
Loans held-for-sale	268	592
Loans, net of allowance for loan losses	165,697	166,974
Premises and equipment, net	7,679	7,610
Foreclosed assets	837	667
FHLB stock, at cost	739	1,347
Accrued interest receivable	776	760
Cash value of life insurance	6,408	6,352
Other assets	1,681	1,729

Total assets	$236,114	$241,555

LIABILITIES AND EQUITY

LIABILITIES

Deposits	180,534	$184,639
Advance payments by borrowers for taxes and insurance	301	33
FHLB advances	19,770	21,277
Accrued interest payable	208	29
Other liabilities	1,146	1,579
Total liabilities	201,959	207,557

EQUITY
Retained earnings	34,204	34,123
Accumulated other comprehensive income (loss)	(49)	(125)
Total equity	34,155	33,998

Total liabilities and equity	$236,114	$241,555

Source: First Federal Bank of Wisconsin's audited financial statements

78

EXHIBIT 2

FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

Balance Sheets

At December 31, 2015 2014, 2013 and 2012

	December 31,
	2015	2014	2013	2012

ASSETS
Cash and cash equivalents	$3,092,743	$7,363,126	$5,150,267	$4,383,065
Interest-bearing deposits in banks	—	1,954,577	5,788,000	16,763,000
Securities held-to-maturity	—	—	12,725,776	2,462,881
Available-for-sale securities, stated at fair value	48,921,004	49,873,950	—	—
Loans held-for-sale	636,200	—	—	—
Loans, net of allowance for loan losses	172,132,417	170,100,586	88,494,128	83,688,128
Premises and equipment	8,008,896	3,836,203	3,321,198	3,395,095
Foreclosed assets	—	—	412,660	1,005,676
FHLB stock, at cost	1,346,700	1,346,700	652,500	577,500
Accrued interest receivable	806,552	809,615	267,352	261,781
Cash value of life insurance	6,149,124	4,469,114	2,550,333	2,451,224
Other assets	1,601,818	1,801,611	566,300	625,055

Total assets	$242,695,454	$241,555,482	$119,928,514	$115,613,405

LIABILITIES AND RETAINED EARNINGS

LIABILITIES
Deposits	$184,205,941	$193,503,311	$94,370,852	$93,659,393
Advance payments by borrowers for taxes and insurance	40,863	30,466	17,875	14,643
FHLB advances	23,303,721	13,830,581	12,250,000	8,750,000
Accrued interest payable	28,306	24,535	11,343	16,176
Other liabilities	934,282	624,353	304,688	486,448

Total liabilities	208,513,113	208,013,246	106,954,758	102,926,660

EQUITY
Surplus	—	20,550,000	—	—
Retained earnings	33,951,847	12,675,659	12,973,756	12,686,745
Accumulated other comprehensive income (loss)	230,494	316,577	—	—

Total equity	34,182,341	33,542,236	12,973,756	12,686,745

Total liabilities and equity	$242,695,454	$241,555,482	$119,928,514	$115,613,405

Source: First Federal Bank of Wisconsin’s financial statements

79

EXHIBIT 3

FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

Statement of Income

For the Twelve Months Ended March 31, 2017 and the Year Ended December 31, 2016

	Twelve Months	Year Ended
	Ended	December 31,
	March 31, 2017	2016
Interest and dividend income:
Loans, including fees	$7,605	$7,741
Securities
Taxable	863	847
Tax exempt	207	246
Other	28	31
Total interest and dividend income	8,703	8,865

Interest expense:
Interest-bearing deposits	1,351	1,365
Borrowed funds	254	268
Total interest expense	1,605	1,633

Net interest income	7,098	7,232

Provision for loan losses	884	844

Net interest income after provision for loan losses	6,214	6,388

Noninterest income:
Service charges and other fees	251	247
Net gain on sale of loans	335	288
Net gain on sale of securities	123	129
Increase in cash surrender value of insurance	198	198
Other noninterest income	7	4
Total noninterest income	914	866

Noninterest expense:
Salaries and employee benefits	4,104	4,051
Occupancy and equipment	1,039	1,012
Data processing	710	724
Foreclosed assets, net	48	40
Professional fees	464	441
Other	972	971
Total noninterest expense	7,337	7,239

Income before income taxes	(209)	15

Provision (credit) for income taxes	(202)	(156)

Net income	$(7)	$171

Source: First Federal Bank of Wisconsin’s audited and unaudited financial statements

80

EXHIBIT 4

FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

Statements of Income

Years Ended December 31, 2012, 2013, 2014 and 2015

	December 31,
	2015	2014	2013	2012

Interest and dividend income:
Loans, including fees	$8,039,928	$6,646,611	$3,786,223	$4,088,863
Securities	1,043,705	834,961	218,756	226,082
Other	10,769	4,678	1,799	2,549
Total interest and dividend income	9,094,402	7,486,250	4,006,778	4,317,494

Interest expense:
Interest-bearing deposits	1,094,235	745,272	368,132	569,077
Borrowed funds	189,030	163,265	64,693	76,784
Total interest expense	1,283,265	908,537	432,825	645,861

Net interest income	7,811,137	6,577,713	3,573,953	3,671,633

Provision for loan losses	360,335	523,250	171,303	230,000

Net interest income after provision for loan losses	7,450,802	6,054,463	3,402,650	3,441,633

Noninterest income:
Service charges and other fees	238,476	164,193	182,385	201,017
Net gain on sale of loans	200,256	71,968	87,671	143,795
Net gain (loss) on sale of securities	15,122	(257,996)	—	9,897
Net loss on sale of other assets	—	(1,450)	—	—
Increase in cash surrender value of insurance	175,618	130,748	99,109	99,485
Other noninterest income	4,102	924	1,187	6,361
Total noninterest income	633,574	108,387	370,352	460,555

Noninterest expense:
Salaries and employee benefits	3,749,152	2,836,572	1,737,807	1,729,996
Occupancy and equipment	827,793	829,056	503,865	475,431
Data processing	660,309	441,274	365,888	354,217
Operations of other real estate	—	84,636
Foreclosed assets, net	(25,668)		108,518	238,638
Professional fees	400,728	278,174	99,326	122,257
Other	1,076,730	2,051,114	548,736	494,808
Total noninterest expense	6,689,044	6,520,826	3,364,140	3,415,347

Income before income taxes	1,395,332	(357,976)	408,862	486,841

Provision (credit) for income taxes	417,289	(59,879)	121,851	152,486

Net income	$978,043	$(298,097)	$287,011	$334,355

Source: First Federal Bank of Wisconsin’s financial statements

81

EXHIBIT 5

Selected Financial Information

At March 31, 2017 and at December 31, 2014, 2015 and 2016

	At.
	March 31,	At December 31,
	2017	2016	2015	2014
	(In thousands)
Selected Financial Condition Data:

Total assets	$236,230	$241,555	$242,695	$241,555
Cash and cash equivalents	4,985	6,911	3,093	7,363
Available-for-sale securities	47,044	48,613	48,921	51,829
Loans held-for-sale	268	592	636	215
Loans, net	165,697	166,974	172,132	169,886
Premises and equipment, net	7,679	7,610	8,009	3,836
Foreclosed assets, net	837	667	—	—
FHLB stock, at cost	739	1,347	1,347	1,347
Accrued interest receivable	776	760	806	810
Cash value of life insurance	6,408	6,352	6,149	4,469
Other assets	1,681	1,729	1,602	1,800
Total liabilities	201,959	207,557	208,513	208,013
Deposits and escrow	180,835	184,672	184,247	193,534
FHLB advances	19,770	21,277	23,304	13,830
Other liabilities	1,354	1,608	962	649
Total equity	34,155	33,998	34,182	33,542

Source: FFBW, Inc.’s Prospectus

82

EXHIBIT 6

Income and Expense Trends

For the Three Months Ended March 31, 2016 and 2017, and the Years Ended December 31, 2014, 2015 and 2016

	For the Three Months Ended		For the Years Ended
	March 31,		December 31,
	2017	2016	2016	2015	2014
	(In thousands)
Selected Operating Data:
Interest and dividend income	$2,133	$2,295	$8,865	$9,121	$7,486
Interest expense	377	405	1,633	1,283	909
Net interest income	1,756	1,890	7,232	7,838	6,577
Provision for loan losses	51	11	844	360	523
Net interest income after provision for loan losses	1,705	1,879	6,388	7,478	6,054
Noninterest income	199	151	866	606	108
Noninterest expense	1,821	1,723	7,239	6,689	6,520
Income (loss) before income tax provision (credit)	83	307	15	1,395	(358)
Provision (credit) for income tax	2	48	(156)	417	(60)
Net income (loss)	$81	$259	$171	$978	$(298)

Source: FFBW, Inc.’s Prospectus

83

EXHIBIT 7

First Federal Bank of Wisconsin

Normalized Earnings Trends

Twelve Months Ended March 31, 2017

	Twelve Months
	Ended
	March 31,
	2017
	(In thousands)

Net income before taxes	$(209)

Adjustments:
Provision for loan loss	308

Normalized earnings before taxes	99

Taxes	34	(1)

Normalized earnings after taxes	$65

(1)	Based on normal tax rate of 34.0%.

Source: First Federal’s audited and unaudited financial statements

84

EXHIBIT 8

Performance Indicators

At or for the Three Months Ended March 31, 2016 and 2017 and

the Years Ended December 31, 2014, 2015 and 2016

	At or for the Three Months		Years Ended
	Ended March 31,		December 31,
	2017	2016	2016	2015	2014

Performance Ratios:(1)
Return on average assets	0.14%	0.42%	0.07%	0.41%	(0.14)%
Return on average equity	0.95%	2.99%	0.49%	2.83%	(1.10)%
Interest rate spread (2)	3.11%	3.27%	3.17%	3.49%	3.51%
Net interest margin (3)	3.21%	3.35%	3.26%	3.57%	3.56%
Efficiency ratio (4)	93.05%	84.23%	89.39%	79.22%	97.53%
Noninterest expense to average total assets	3.02%	2.73%	2.96%	2.78%	3.15%
Average interest-earning assets to average interest-bearing liabilities	114.00%	112.00%	112.00%	112.00%	110.00%
Average equity to average total assets	14.43%	14.21%	14.27%	14.37%	13.08%

Asset Quality Ratios:
Nonperforming assets to total assets	1.09%	1.39%	1.48%	1.61%	1.41%
Nonperforming loans to total loans	1.04%	1.94%	1.69%	2.24%	1.98%
Allowance for loan losses to nonperforming loans	84.89%	46.09%	50.97%	39.60%	34.30%
Allowance for loan losses to total loans	0.88%	0.89%	0.87%	0.89%	0.68%

Capital Ratios:
Total capital to risk-weighted assets	21.26%	21.40%	21.77%	21.54%	21.88%
Tier 1 capital to risk-weighted assets	20.38%	20.46%	20.87%	20.60%	21.13%
Tier 1 capital to total assets	14.43%	13.96%	13.93%	14.00%	13.60%

(1)	Annualized for the three-month periods ended March 31, 2017 and 2016.
(2)	Represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of interest-bearing liabilities for the year.
(3)	The net interest margin represents net interest income as a percent of average interest-earning assets for the year.
(4)	The efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

Source:  FFBW, Inc.’s Prospectus

85

EXHIBIT 9

Volume/Rate Analysis

For the Three Months Ended March 31, 2016 and 2017 and the Years Ended December 31, 2015 and 2016

	Three Months Ended March 31,			Years Ended December 31,
	2017 vs. 2016			2016 vs. 2015
	Increase (Decrease)			Increase (Decrease)
	Due to			Due to
	Volume	Rate	Total	Volume	Rate	Total
	(Dollars in thousands)			(Dollars in thousands)
Interest-earning assets:
Loans	$(66)	$(70)	$(136)	$(12)	$(314)	$(326)
Available-for-sale securities	(9)	(14)	(23)	39	10	49
FHLB stock	(2)	(1)	(3)	—	21	21
Total interest-earning assets	$(77)	$(85)	$(162)	$27	$(283)	$(256)

Interest-bearing liabilities:
Demand accounts	$(4)	$(1)	$(5)	$(1)	$29	$28
Money market accounts	5	2	7	4	12	16
Savings accounts	(1)	(2)	(3)	—	(3)	(3)
Health savings accounts	—	(5)	(5)	—	(6)	(6)
Certificates of deposits	(21)	13	(8)	(97)	333	236
Total deposits	$(21)	$7	$(14)	$(94)	$365	$271
Borrowings	(12)	(2)	(14)	99	(20)	79

Total interest-bearing liabilities	(33)	5	(28)	5	345	350

Change in net interest income	$(44)	$(90)	$(134)	$22	$(628)	$(606)

Source: FFBW, Inc.’s Prospectus

86

EXHIBIT 10

Yield and Cost Trends

At March 31, 2017, For the Three Months Ended March 31, 2016 and 2017, and

For the Years Ended December 31, 2014, 2015 and 2016

		For the
		Three Months Ended		For the Years Ended
	At March 31,	March 31,		December 31,
	2017	2017	2016	2016	2015	2014
	Yield/	Yield/	Yield/	Yield/	Yield/	Yield/
	Rate	Rate	Rate	Rate	Rate	Rate
Interest-earning assets:
Loans	4.09%	4.42%	4.58%	4.48%	4.66%	4.64%
Available-for-sale securities	2.44%	2.32%	2.43%	2.27%	2.25%	2.00%
FHLB stock	3.15%	1.71%	2.08%	2.30%	0.74%	0.36%
Total interest-earning assets	3.72%	3.94%	4.09%	3.99%	4.13%	4.03%

Interest-bearing liabilities:
Demand accounts	0.71%	0.48%	0.51%	0.71%	0.34%	0.12%
Money market accounts	0.51%	0.35%	0.33%	0.32%	0.29%	0.28%
Savings Accounts	0.12%	0.12%	0.17%	0.13%	0.15%	0.30%
Health savings accounts	0.23%	0.24%	0.41%	0.37%	0.43%	0.26%
Certificates of deposit	1.25%	1.24%	1.18%	1.24%	0.89%	0.69%
Total interest-bearing deposits	0.81%	0.76%	0.76%	0.78%	0.61%	0.48%
Borrowings	1.37%	1.18%	1.21%	1.16%	1.30%	1.22%

Total interest-bearing liabilities	0.81%	0.80%	0.81%	0.83%	0.66%	0.54%

Net interest rate spread (1)	2.91%	3.14%	3.28%	3.16%	3.47%	3.49%

Net interest margin (2)	—	3.25%	3.37%	3.25%	3.55%	3.54%

Average interest-earning assets to interest-bearing liabilities	—	115.00%	113.00%	113.00%	111.00%	111.00%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of interest-bearing liabilities.
(2)	Net interest margin represents net interest income divided by total interest-earning assets.

Source: FFBW, Inc.’s Prospectus

87

EXHIBIT 11

Net Portfolio Value

At March 31, 2017

				NPV as a Percentage of Present
Change in		Estimated Increase		Value of Assets (3)
Interest Rates	Estimated	(Decrease) in NPV		NPV	Increase/
(Basis Points) (1)	NPV (2)	$ Amount (2)	% Change	Ratio (4)	(Decrease)
	(Dollars in thousands)				(Basis Points)

+300	$33,798	$(4,862)	(12.6)%	15.34%	(115)
+200	35,627	(3,033)	(7.8)%	15.82%	(67)
+100	37,251	(1,409)	(3.6)%	16.21%	(28)
—	38,660	0	—	16.49%	—
-100	38,260	(400)	(1.0)%	16.06%	(43)

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	NPV is the discounted present value of expected cash flows form assets, liabilities and off-balance sheet contracts.
(3)	Present value of assets represents the discounted present value of incoming cash flows on interest-earning assets.
(4)	NPV Ratio represents NPV divided by the present value of assets.

Source: FFBW, Inc.'s Prospectus

88

EXHIBIT 12

Loan Portfolio Composition

At March 31, 2017, and,

At December 31, 2014, 2015 and 2016

(Dollars in thousands)

			At December 31,
	At March 31, 2015		2016		2015		2014
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
Commercial
Development	$4,222	2.50%	$2,526	1.50%	$4,340	2.50%	$2,639	3.00%
Real estate	40,275	23.70%	42,276	24.70%	42,213	24.20%	38,177	25.00%
Commercial and industrial	9,137	5.40%	7,617	4.50%	8,972	5.10%	7,173	5.00%
Residential real estate and consumer
One- to four-family owner-occupied	48,688	28.50%	50,284	29.40%	56,086	32.10%	59,080	32.00%
One- to four-family investor-owned	33,683	19.80%	34,633	20.30%	33,353	19.10%	32,713	19.00%
Multifamily	31,983	18.80%	31,905	18.70%	26,963	15.50%	27,152	15.00%
Consumer	2,132	1.30%	1,582	0.90%	2,555	1.50%	5,256	1.00%
Total loans receivable	170,120	100.00%	170,823	100.00%	174,482	100.00%	172,190	100.00%
Deferred loan costs (fees)	(84)		(88)		(77)		(71)
Loans in process	(2,861)		(2,283)		(722)		(852)
Allowance for loan losses	(1,478)		(1,478)		(1,551)		(1,167)
	(4,423)		(3,849)		(2,350)		(2,090)
Total loans receivable, net	$165,697		$166,974		$172,132		$170,100

Source: FFWB, Inc.'s Prospectus

89

EXHIBIT 13

Loan Maturity Schedule

At December 31, 2016

				One- to Four-	One- to Four-
Due During the Years Ending	Commercial	Commercial	Commercial	Family Owner-	Family -Investor
December 31,	Development	Real Estate	and Industrial	Occupied	Owned	Multi-family	Consumer	Total
	(Dollars in thousands)
2017	$998	$2,517	$3,335	$5,759	$3,209	$3,004	$1,122	$19,944
2018	172	4,992	504	2,382	1,299	1,821	135	11,305
2019	464	7,895	2,568	2,298	1,874	9,311	29	24,439
2020 to 2021	892	13,550	944	1,268	10,602	7,640	—	34,896
2022 to 2026	—	6,876	266	2,143	1,841	5,145	270	16,541
2027 to 2031	—	398	—	3,109	1,104	239	—	4,850
2032 and beyond	—	6,048	—	33,325	14,704	4,745	26	58,848
Total	$2,526	$42,276	$7,617	$50,284	$34,633	$31,905	$1,582	$170,823

Fixed and Adjustable-Rate Loan Schedule

	Due After December 31, 2017
	Fixed	Adjustable	Total
	(Dollars in thousands)
Commercial:
Development	$1,528	—	$1,528
Real estate	28,969	10,790	39,759
Commercial and industrial	4,282	—	4,282
Residential real estate and consumer:
One- to four-family owner-occupied	17,575	26,950	44,525
One- to four-family investor-owned	17,577	13,847	31,424
Multi-family	23,366	5,535	28,901
Consumer	95	365	460
Total	93,392	57,487	150,879

Source: FFBW, Inc.'s Prospectus

90

EXHIBIT 14

Loan Originations, Purchases, Sales and Repayments

For the Three Months Ended March 31, 2016, and

For the Years Ended December 31, 2014, 2015 and 2016

	Three Months
	Ended
	March 31,	Years Ended December 31,
	2017	2016	2015	2014
	(In thousands)

Loans originated:
Commercial:
Development	45	1,873	832	—
Real estate	2,518	9,011	16,784	15,415
Commercial and industrial	901	2,637	2,582	3,724
Residential real estate and consumer:
One- to four-family owner-occupied	6,583	33,688	26,885	18,178
One- to four-family investor-owned	1,504	5,783	6,212	12,368
Multi-family	3,642	5,380	2,340	7,382
Consumer	40	76	70	73
Total loans originated	15,233	58,448	55,705	57,140

Loans purchased:
Commercial:
Real estate	—	5,975	1,890	24,787
Commercial and industrial	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	—	—	—	22,342
One- to four-family investor-owned	—	—	—	21,787
Multi-family	—	—	—	13,231
Consumer	—	—	—	22
Total loans purchased	—	5,975	1,890	82,169

Loans sold:
Commercial real estate
Commercial and industrial	—	—	3,064	—
Residential real estate and consumer:
One- to four-family owner-occupied	4,683	20,175	14,434	4,646
One- to four-family investor-owned	—	—	—	—
Multi-family	—	—	—	—
Consumer	—	—	—	—
Total loans sold	4,683	20,175	17,498	4,646

Other:
Principal repayments and other	(7,728)	(45,601)	(35,079)	(50,966)

Net loan activity	2,822	(1,353)	5,018	83,697

Source: FFBW, Inc.'s Prospectus

91

EXHIBIT 15

Loan Delinquencies

At March 31, 2017, and at December 31, 2014, 2015 and 2016

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At March 31, 2017

Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	—	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	6	789	1	290	7	1,079
One- to four-family investor-occupied	1	147	2	425	3	572
Multi-family	—	—	—	—	—	—
Consumer	—	—	—	—	—	—

Total	7	$936	3	$715	10	$1,651

At December 31, 2016

Commercial:
Development	—	$—	—	$—	—	$—
Real estate	—	—	—	—	—	—
Commercial and industrial	1	54	—	—	1	54
Residential real estate and consumer:
One- to four-family owner-occupied	10	1,743	2	407	12	2,150
One- to four-family investor-occupied	2	170	3	567	5	737
Multi-family	—	—	—	—	—	—
Consumer	1	2	—	—	1	2

Total	14	$1,969	5	$974	19	$2,943

At December 31, 2015

Commercial:
Development	—	$—	1	$566	1	$566
Real estate	—	—	—	—	—	—
Commercial and industrial	2	162	—	—	2	162
Residential real estate and consumer:
One- to four-family owner-occupied	5	691	3	715	8	1,406
One- to four-family investor-occupied	7	650	7	1,004	14	1,654
Multi-family	—	—	—	—	—	—
Consumer	3	117	2	200	5	317

Total	17	$1,620	13	$2,485	30	$4,105

Source: FFBW, Inc.'s Prospectus

92

EXHIBIT 15 (continued)

Loan Delinquencies

At March 31, 2017, and at December 31, 2014, 2015 and 2016

	Loans Delinquent For
	30-89 Days		90 Days and Over		Total
	Number	Amount	Number	Amount	Number	Amount
	(Dollars in thousands)

At December 31, 2014

Commercial:
Development	2	$1,083	—	$—	2	$1,083
Real estate	—	—	—	—	—	—
Commercial and industrial	1	118	—	—	1	118
Residential real estate and consumer:
One- to four-family owner-occupied	6	958	6	1,107	12	2,065
One- to four-family investor-occupied	1	170	4	363	5	533
Multi-family	—	—	—	—	—	—
Consumer	2	172	2	43	4	215

Total	12	$2,501	12	$1,513	24	$4,014

Source: FFBW, Inc.'s Prospectus

93

EXHIBIT 16

Nonperforming Assets

At March 31, 2017, and at December 31, 2014, 2015 and 2016

	At March 31,	At December 31,
	2017	2016	2015	2014
	(Dollars in thousands)

Nonaccrual loans:
Commercial:
Development	$—	$—	$566	$646
Real estate	—	—	—	—
Commercial and industrial	—	126	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	1,229	1,698	1,871	1,410
One- to four-family investor-owned	512	827	1,003	825
Multi-family	—	248	277	306
Consumer	—	—	200	192
Total	$1,741	$2,899	$3,917	$3,379

Accruing loans 90 days or more past due:
Commercial:
Development	$—	$—	$—	$—
Real estate	—	—	—	—
Commercial and industrial	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	—	—	—	—
One- to four-family investor-owned	—	—	—	—
Multi-family	—	—	—	—
Consumer	—	—	—	23
Total loans 90 days or more past due	—	—	—	23
Total nonperforming loans	$1,741	$2,899	$3,917	$3,402

Real estate owned	837	667	—	—
Other nonperforming assets	—	—	—	—

Total nonperforming assets	$2,578	$3,566	$3,917	$3,402

Troubled debt restructurings:
Commercial:
Development	$—	$—	$566	$646
Real estate	14	14	—	—
Commercial and industrial	211	127	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	1,586	2,104	1,685	2,600
One- to four-family investor-owned	2,108	2,454	927	997
Multi-family	220	468	277	306
Consumer	—	—	177	—
Total	$4,139	$5,167	$3,632	$4,549

Ratios:
Total nonperforming loans to total loans	1.02%	1.69%	2.24%	1.98%
Total nonperforming loans to total assets	0.74%	1.20%	1.61%	1.41%
Total nonperforming assets to total assets	1.09%	1.48%	1.61%	1.41%

Source: FFWB, Inc.'s Prospectus

94

EXHIBIT 17

Classified Assets

At March 31, 2017, and at December 31, 2015 and 2016

(Dollars in thousands)

	At	At
	March 31,	December 31,
	2017	2016	2015
Classification of assets:
Special mention	$3,771	$3,758	$4,261
Substandard	548	1,090	1,755
Doubtful	87	90	0
Loss	0	0	0
Total classified assets	4,406	$4,938	$6,016

Source: FFBW, Inc.'s Prospectus

95

EXHIBIT 18

Allowance for Loan Losses

At for the Three Months Ended March 31, 2016 and 2017, and

For the Years Ended December 31, 2014, 2015 and 2016

	Three Months Ended		Years Ended
	March 31,		December 31,
	2017	2016	2016	2015	2014
	(Dollars in thousands)

Allowance at beginning of period	$1,478	$1,551	$1,551	$1,167	$1,033

Charge-offs:
Commercial:
Development	$—	$—	$—	$—	$—
Real estate	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	4	—	255	22	204
One- to four-family investor-owned	82	—	493	74	145
Multi-family	—	—	—	—	—
Consumer	—	—	169	20	40
Total charge-offs	86	0	917	116	389

Recoveries:
Commercial:
Development	$—	$—	$—	$—	$—
Real estate	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Residential real estate and consumer:
One- to four-family owner-occupied	18	—	—	140	—
One- to four-family investor-owned	17	—	—	—	—
Multi-family	—	—	—	—	—
Consumer	—	—	—	—	—
Total recoveries	35	0	0	140	0

Net charge-offs (recoveries)	51	0	917	(24)	389
Transfer to hold-for-sale	—	—	—	—	—
Provision for loan losses	51	11	844	360	523

Balance at end of year	$1,478	$1,562	$1,478	$1,551	$1,167

Ratios:
Net charge-offs to average loans outstanding	0.03%	0.00%	0.53%	(0.01)%	0.27%
Allowance for loan losses to nonperforming loans at end of year	84.89%	46.09%	50.98%	39.60%	34.30%
Allowance for loan losses to total loans ant end of year	0.87%	0.89%	0.87%	0.89%	0.68%

Source: FFBW Inc.'s Prospectus

96

EXHIBIT 19

Investment Portfolio Composition

At March 31, 2017 and at December 31, 2014, 2015 and 2016

			At December 31,
	At March 31, 2017		2016		2015		2014
	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated	Amortized	Estimated
Security Type	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value	Cost	Fair Value
	(In thousands)

U.S. government and agency securities	$3,675	$3,704	$3,885	$3,919	$7,124	$7,246	$11,064	$11,194
State and political subdivision securities	15,030	15,074	15,606	15,562	19,378	19,625	18,162	18,387
Mortgage-backed securities	22,053	21,810	23,156	22,892	14,322	14,289	18,329	18,323
Certificates of deposits	1,250	1,263	1,000	1,014	995	990	1,960	1,955
Corporate debt securities	5,110	5,193	5,159	5,226	6,771	6,771	1,826	1,970
Total	$47,118	$47,044	$48,806	$48,613	$48,590	$48,921	$51,341	$51,829

Source: FFBW, Inc.'s Prospectus

97

EXHIBIT 20

Mix of Average Deposit Accounts

For the Three Months Ended March 31, 2017 and the Years Ended December 31, 2014, 2015 and 2016

	For the Three Months Ended
	March 31,		For the Years Ended December 31,
	2017		2016		2015		2014
	(Dollars in thousands)
Deposit type:
	Average	Percent	Average	Percent	Average	Percent	Average	Percent
	Balance	of Total	Balance	of Total	Balance	of Total	Balance	of Total
Noninterest-bearing checking	$13,384	7.35%	$11,508	6.20%	$9,489	4.99%	$10,508	6.35%
Interest-bearing checking	4,962	2.73%	7,779	4.19%	7,931	4.17%	7,438	4.50%
Money market	52,881	29.05%	49,629	26.74%	48,523	25.50%	43,284	26.17%
Statement savings	17,035	9.36%	17,618	9.49%	17,615	9.26%	12,806	7.74%
Health savings	11,667	6.41%	11,558	6.23%	11,438	6.01%	11,328	6.85%
Certificates of deposit	82,075	45.10%	87,476	47.14%	95,316	50.08%	80,000	48.38%
Total deposits	182,004	100.00%	185,568	100.00%	190,312	100.00%	165,364	100.00%

Source: FFBW, Inc.'s Prospectus

98

EXHIBIT 21

Certificates of Deposit By Maturity

At March 31, 2017

At
March 31,
2017
(In thousands)

Three months or less	$2,071
Over three months through six months	1,934
Over six months through one year	3,813
Over one year to three years	23,222
Over three years	4,061

Total	$35,101

Source: FFBW, Inc.’s Prospectus

99

EXHIBIT 22

Borrowed Funds

At or for the Three Months Ended March 31, 2016 and 2017, and

At or for the Years Ended December 31, 2014, 2015 and 2016

	At or for the Three Months
	Ended March 31,		At or for the Years Ended December 31,
	2017	2016	2016	2015	2014
	(Dollars in thousands)

Balance at end of period	$19,770	$23,797	$21,277	$23,304	$13,831
Average balance during period	19,742	23,856	23,147	14,573	13,369
Maximum outstanding at any month end	19,750	24,250	24,250	23,250	16,650
Weighted average interest rate at end of period	1.37%	1.25%	1.21%	1.45%	1.49%
Average interest rate during period	1.18%	1.21%	1.16%	1.30%	1.22%

Source: FFBW, Inc.’s Prospectus

100

EXHIBIT 23

OFFICES OF FIRST FEDERAL BANK OF WISCONSIN

WAUKESHA, WISCONSIN

As of March 31, 2017

	Owned	Year	Net Book
	or	Acquired or	Value of Real
Location	Leased	Leased	Property
			($000)
Corporate Headquarters:
1360 South Moorland Road
Brookfield, Wisconsin 53005	Owned	2015	$4,200

Branch Offices:
West Office
1801 Summit Avenue
Waukesha, Wisconsin 53188	Owned	1984	162

East Office
1617 East Racine Avenue
Waukesha, Wisconsin 53186	Owned	2012	1,023

Bay View Office
3974 South Howell Avenue
Milwaukee, Wisconsin 53207	Owned	1972	411

Downtown Office (1)
134 Wisconsin Avenue
Waukesha, Wisconsin 53186	Owned	1980	191

(1)	On July 1, 2017, we expect to consummate the donation of our branch located at 134 Wisconsin Avenue, Waukesha, Wisconsin, which will reduce our net income for the third quarter of 2017. See, “Management’s Discussion and Analysis of Financial Condition and Results of Operation of First Federal Bank of Wisconsin—Anticipated Increase in Noninterest Expense.”

Source: FFBW, Inc.’s Prospectus

101

EXHIBIT 24

DIRECTORS AND MANAGEMENT OF THE BANK

At March 31, 2017

			Director	Term
Name	Position(s) Held with the Bank	Age	Since	Expires

Edward H. Schaefer	President, Chief Executive Officer and Director	55	2016	2020
Thomas C. Martin	Director	76	1995	2018
Michael J. Pjevach	Director	54	2015	2018
James A. Tarantino	Director	59	2008	2019
Thomas L. McKeever	Director	53	2011	2019
Stephen W. Johnson	Director	65	2002	2020
Gary D. Riley	Director	71	2007	2019
Daniel D. Resheter, Jr.	Director	60	1992	2019
Kathryn Gutenkunst	Director	55	2007	2018

Nikola B. Schaumberg	Chief Financial Officer		—	—
Gary L. Wollenzien	Compliance/Internal Audit/Bank Secrecy Act		—	—
Duane R. Kilby	Vice President, Manager Residential Lending		—	—
David D. Rosenwald	Chief Lending Officer		—	—

Source: FFBW, Inc.’s Prospectus

102

EXHIBIT 25

Key Demographic Data and Trends

Milwaukee and Waukesha Counties,

Wisconsin and the United States

2000, 2010 and 2020

	2000	2010	% Change	2020	% Change
Population
Milwaukee County	940,164	947,735	0.8%	951,408	0.4%
Waukesha County	360,767	389,891	8.1%	409,364	5.0%
Wisconsin	5,363,675	5,686,986	6.0%	5,887,190	3.5%
United States	281,421,906	308,745,538	9.7%	332,139,637	7.6%

Households
Milwaukee County	377,729	383,591	1.6%	388,428	1.3%
Waukesha County	135,229	152,663	12.9%	159,863	4.7%
Wisconsin	2,084,544	2,279,768	9.4%	2,363,096	3.7%
United States	105,480,101	116,716,292	10.7%	125,527,510	7.5%

Per Capita Income
Milwaukee County	$19,939	$24,254	21.6%	—	—
Waukesha County	29,164	37,282	27.8%	—	—
Wisconsin	21,271	27,192	27.8%	—	—
United States	22,162	26,059	17.6%	—	—

Median Household Income
Milwaukee County	$38,100	$43,599	14.4%	$49,722	14.0%
Waukesha County	62,839	75,689	20.4%	84,386	11.5%
Wisconsin	43,791	52,374	19.6%	57,579	9.9%
United States	41,994	50,046	19.2%	61,618	23.1%

Source: U.S. Census and ESRI

103

EXHIBIT 26

Key Housing Data

Milwaukee and Waukesha Counties,

Wisconsin and the United States

2000 & 2010

Occupied Housing Units	2000	2010
Milwaukee County	377,729	383,591
Waukesha County	135,229	152,663
Wisconsin	2,084,544	2,279,768
United States	105,480,101	116,716,292

Occupancy Rate
Milwaukee County
Owner-Occupied	52.6%	51.3%
Renter-Occupied	47.4%	48.7%
Waukesha County
Owner-Occupied	76.4%	76.8%
Renter-Occupied	23.6%	23.2%
Wisconsin
Owner-Occupied	68.4%	68.1%
Renter-Occupied	31.6%	31.9%
United States
Owner-Occupied	66.2%	65.4%
Renter-Occupied	33.8%	34.6%

Median Housing Values
Milwaukee County	$103,200	$162,900
Waukesha County	170,400	257,700
Wisconsin	112,200	169,000
United States	119,600	186,200

Median Rent
Milwaukee County	$555	$786
Waukesha County	726	906
Wisconsin	540	749
United States	602	871

Source: U.S. Census Bureau

104

EXHIBIT 27

Major Sources of Employment by Industry Group

Milwaukee and Waukesha Counties

Wisconsin and the United States

2000 and 2010

	2000
	Milwaukee	Waukesha		United
Industry Group	County	County	Wisconsin	States

Agriculture/Mining	0.3%	0.4%	2.8%	1.9%
Construction	4.0%	6.3%	5.9%	6.8%
Manufacturing	18.5%	21.2%	22.2%	14.1%
Wholesale/Retail	13.6%	16.6%	14.8%	15.3%
Transportation/Utilities	5.3%	4.1%	4.5%	5.2%
Information	3.0%	3.1%	2.2%	3.1%
Finance, Insurance & Real Estate	7.7%	7.7%	6.1%	6.9%
Services	47.6%	40.6%	41.5%	46.7%

	2010
	Milwaukee	Waukesha		United
	County	County	Wisconsin	States

Agriculture/Mining	0.6%	0.5%	2.4%	1.9%
Construction	3.6%	5.6%	5.6%	6.2%
Manufacturing	15.0%	18.2%	18.4%	10.4%
Wholesale/Retail	12.9%	15.8%	14.2%	14.5%
Transportation/Utilities	4.6%	3.9%	4.5%	4.9%
Information	2.2%	1.9%	1.8%	2.2%
Finance, Insurance & Real Estate	7.3%	8.6%	6.3%	6.7%
Services	54.1%	45.5%	46.8%	53.2%

Source: Bureau of the Census

105

EXHIBIT 28

Unemployment Rates

Milwaukee and Waukesha Counties,

Wisconsin and the United States

For the Years 2012 through 2016

Location	2012	2013	2014	2015	2016

Milwaukee County	8.6%	8.4%	6.9%	5.8%	5.1%

Waukesha County	5.8%	5.5%	4.4%	3.8%	3.6%

Wisconsin	7.0%	6.7%	5.4%	4.6%	4.1%

United States	8.1%	7.4%	6.2%	5.3%	4.9%

Source: Local Area Unemployment Statistics - U.S. Bureau of Labor Statistics

106

EXHIBIT 29

Market Share of Deposits

Milwaukee and Waukesha Counties

June 30, 2016

	Milwaukee County	First Federal’s	First Federal’s
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$44,968,755	—	—
Thrifts	2,844,739	$66,929	2.4%
Total	$47,813,494	$66,929	0.1%

	Waukesha County	First Federal’s	First Federal’s
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$10,097,389	—	—
Thrifts	1,599,478	$118,852	7.4%
Total	$11,696,867	$118,852	1.0%

	Total	First Federal’s	First Federal’s
	Deposits	Deposits	Share
	($000)	($000)	(%)

Banks	$55,066,144	—	—
Thrifts	4,444,217	$185,781	4.2%
Total	$59,510,361	$185,781	0.3%

Source: FDIC

107

EXHIBIT 30

National Interest Rates by Quarter

2013 - 1st Quarter of 2017

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2013	2013	2013	2013

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.06%	0.04%	0.04%	0.05%
1-Year Treasury Bills	0.11%	0.11%	0.09%	0.10%
30-Year Treasury Notes	3.14%	3.70%	3.69%	3.96%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2014	2014	2014	2014

Prime Rate	3.25%	3.25%	3.25%	3.25%
90-Day Treasury Bills	0.05%	0.04%	0.13%	0.07%
1-Year Treasury Bills	0.13%	0.11%	0.14%	0.13%
30-Year Treasury Notes	3.56%	3.34%	3.07%	2.75%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2015	2015	2015	2015

Prime Rate	3.25%	3.25%	3.25%	3.50%
90-Day Treasury Bills	0.03%	0.01%	0.01%	0.16%
1-Year Treasury Bills	0.26%	0.28%	0.32%	0.62%
30-Year Treasury Notes	2.54%	3.20%	2.87%	3.01%

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2016	2016	2016	2016

Prime Rate	3.50%	3.50%	3.50%	3.75%
90-Day Treasury Bills	0.24%	0.30%	0.32%	0.51%
1-Year Treasury Bills	0.53%	0.58%	0.57%	0.81%
30-Year Treasury Notes	2.61%	2.26%	2.40%	2.97%

1st Qtr.
2017

Prime Rate	4.00%
90-Day Treasury Bills	0.92%
1-Year Treasury Bills	1.17%
30-Year Treasury Notes	2.92%

Source: The Wall Street Journal

108

EXHIBIT 31

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

SZBI	SOUTHFIRST BANCSHARES	AL	OTC PINK	31.74	66.7	0.60	125.39	0.14	9.17	6.63	39.74	39.74	4.39
ABNK	ALTAPACIFIC BANCORP	CA	OTC PINK	20.51	13.4	0.80	60.01	0.07	12.90	13.06	100.29	106.28	17.20
BOFI	BOFI HOLDING	CA	NASDAQ	3.66	22.4	2.00	128.91	0.08	13.07	13.20	219.58	221.44	20.27
BYFC	BROADWAY FINANCIAL CORP	CA	NASDAQ	12.60	(6.2)	0.08	14.67	0.14	22.63	22.63	110.37	110.37	12.34
MLGF	MALAGA FINANCIAL CORP	CA	OTC BB	15.58	14.6	2.08	166.03	2.89	12.26	12.26	118.99	118.99	15.36
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	NASDAQ	24.56	9.4	0.90	150.62	0.51	20.72	19.84	111.34	112.01	12.38
FBNK	FIRST CONNECTICUT BANCORP	CT	NASDAQ	33.75	55.4	0.96	178.54	0.29	25.83	25.83	151.50	154.42	13.89
SIFI	SI FINANCIAL GROUP	CT	NASDAQ	45.20	0.9	0.93	126.88	0.15	15.11	28.67	104.15	117.28	11.07
UBNK	UNITED FINANCIAL BANCORP	CT	NASDAQ	26.50	35.1	0.98	130.03	0.47	17.36	18.10	131.76	164.67	13.08
WSFS	WSFS FINANCIAL CORP	DE	NASDAQ	17.80	41.3	2.04	215.52	0.24	22.52	23.44	209.82	291.19	21.32
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	NASDAQ	0.36	26.2	0.57	58.55	0.00	13.37	17.72	137.79	139.05	13.01
EVER	EVERBANK FINANCIAL CORP	FL	NYSE	20.50	29.1	1.14	219.13	0.24	17.09	16.94	122.75	146.03	8.89
FFHD	FIRSTATLANTIC BANK	FL	OTC BB	17.67	NM	0.63	72.89	0.63	20.08	22.19	142.62	149.53	17.35
SBCP	SUNSHINE BANCORP	FL	NASDAQ	20.95	NM	0.07	116.50	0.00	NM	NM	144.41	178.82	17.97
ABCB	AMERIS BANCORP	GA	NASDAQ	7.62	55.8	2.06	197.36	0.30	22.38	21.95	249.05	321.48	23.36
CHFN	CHARTER FINANCIAL CORP	GA	NASDAQ	16.19	45.7	0.82	97.65	0.19	23.99	25.88	143.89	171.64	20.14
TBNK	TERRITORIAL BANCORP	HI	NASDAQ	14.05	19.6	1.67	192.00	0.86	18.66	19.12	132.64	132.81	16.23
AJSB	AJS BANCORP	IL	OTC BB	25.95	1.0	0.28	93.72	0.56	54.11	60.60	112.22	112.22	16.17
AFBA	ALLIED FIRST BANCORP	IL	OTC BB	15.15	(59.6)	4.56	177.23	0.00	0.08	0.14	NM	NM	0.20
BFIN	BANKFINANCIAL CORP	IL	NASDAQ	9.40	22.8	0.39	84.23	0.21	37.23	36.30	136.34	137.37	17.24
BFFI	BEN FRANKLIN FINANCIAL	IL	OTC BB	17.85	NM	(1.66)	122.80	0.00	NM	NM	109.33	109.33	9.45
GTPS	GREAT AMERICAN BANCORP	IL	OTC BB	48.72	45.5	1.78	401.70	1.11	18.54	19.30	87.88	94.29	8.22
IROQ	IF BANCORP	IL	NASDAQ	27.00	7.5	1.14	146.84	1.01	17.46	19.32	115.56	116.58	13.55
JXSB	JACKSONVILLE BANCORP	IL	NASDAQ	27.95	20.4	1.83	179.35	1.40	17.10	19.69	134.68	146.26	17.45

109

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	OTC PINK	59.00	16.2	(0.12)	323.94	0.00	NM	NM	65.72	65.72	6.03
RYFL	ROYAL FINANCIAL	IL	OTC BB	18.65	8.8	0.70	123.27	0.61	17.57	17.57	89.32	91.93	9.98
SUGR	SUGAR CREEK FINANCIAL CORP	IL	OTC BB	11.11	NM	0.17	110.67	0.00	82.06	73.42	107.14	107.14	12.61
AMFC	AMB FINANCIAL CORP	IN	OTC BB	34.00	31.2	1.75	208.80	0.88	9.37	9.37	85.06	86.54	7.85
DSFN	DSA FINANCIAL CORP	IN	OTC BB	10.25	9.9	0.48	78.22	1.24	22.92	23.40	117.02	119.18	14.06
FDLB	FIDELITY FEDERAL BANCORP	IN	OTC PINK	7.80	(60.0)	10.82	540.12	0.00	0.92	1.26	NM	NM	1.85
FCAP	FIRST CAPITAL	IN	NASDAQ	9.99	22.7	1.86	222.29	0.51	18.15	18.75	153.48	171.58	15.18
NWIN	NORTHWEST INDIANA BANCORP	IN	OTC BB	16.50	30.8	3.20	319.43	1.11	12.27	13.68	133.32	138.89	12.29
TDCB	THIRD CENTURY BANCORP	IN	OTC BB	13.33	42.9	0.58	106.63	0.22	19.91	17.24	97.63	98.97	10.83
UCBA	UNITED COMMUNITY BANCORP	IN	NASDAQ	13.95	29.8	0.82	124.49	0.55	21.59	22.41	121.40	128.82	14.22
WEIN	WEST END INDIANA BANCSHARES	IN	OTC BB	8.34	32.6	1.92	269.55	1.78	15.89	15.10	119.94	123.18	11.32
CFFN	CAPITOL FEDERAL FINANCIAL	KS	NASDAQ	15.75	10.3	0.60	66.43	0.85	24.38	24.38	147.48	147.48	22.02
PBSK	POAGE BANKSHARES	KY	NASDAQ	8.25	17.5	0.65	123.69	1.62	30.00	27.86	112.85	117.68	15.77
CTUY	CENTURY NEXT FINANCIAL CORP	LA	OTC BB	12.00	29.9	2.41	232.46	0.00	10.37	10.50	109.99	109.99	10.75
FPBF	FPB FINANCIAL CORP	LA	OTC PINK	11.00	21.4	1.42	144.89	0.00	11.97	12.59	126.58	126.58	11.73
HIBE	HIBERNIA BANCORP	LA	OTC BB	23.00	3.8	0.31	147.42	1.77	68.55	68.55	97.12	97.12	14.41
HFBL	HOME FED BANCORP OF LOUISIANA	LA	NASDAQ	13.85	28.4	1.92	210.02	1.53	15.05	15.45	126.64	127.31	13.76
BHBK	BLUE HILLS BANCORP	MA	NASDAQ	28.25	30.6	0.32	92.33	0.10	55.78	63.75	123.44	127.05	19.33
BLMT	BSB BANCORP INC.	MA	NASDAQ	7.85	25.7	1.32	236.96	0.00	21.40	21.40	159.97	160.33	11.92
GTWN	GEORGETOWN BANCORP	MA	NASDAQ	28.25	29.5	0.40	173.08	0.00	64.75	64.75	156.21	157.35	14.96
MTGB	MEETINGHOUSE BANCORP	MA	OTC BB	14.80	(1.5)	0.29	179.21	0.00	56.03	NM	113.56	116.74	9.07
EBSB	MERIDIAN BANCORP	MA	NASDAQ	21.60	31.5	0.64	82.77	0.11	28.59	31.55	161.52	165.31	22.11
PLRM	PILGRIM BANCSHARES	MA	OTC BB	39.25	22.4	0.43	112.28	0.00	36.98	38.78	154.07	154.07	14.16
PVBC	PROVIDENT BANCORP	MA	NASDAQ	17.00	58.4	0.66	82.43	0.46	31.74	36.12	201.44	201.44	25.42

110

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

RNDB	RANDOLPH BANCORP	MA	NASDAQ	15.90	NM	0.48	81.99	0.00	32.29	34.44	129.38	147.48	18.90
WEBK	WELLESLEY BANCORP	MA	NASDAQ	17.01	37.0	1.63	279.07	0.00	16.13	16.23	107.26	107.48	9.42
WNEB	WESTERN NEW ENGLAND BANCORP	MA	NASDAQ	20.50	24.6	0.16	68.33	0.08	65.63	87.50	133.76	145.23	15.37
BYBK	BAY BANCORP	MD	NASDAQ	88.50	62.9	0.18	59.31	0.00	43.61	49.06	125.20	131.27	13.24
IFSB	COLOMBO BANK	MD	OTC PINK	21.25	28.6	0.14	129.46	0.00	3.21	3.75	NM	NM	0.35
HBK	HAMILTON BANCORP	MD	NASDAQ	18.50	15.3	0.14	145.00	7.03	NM	NM	100.07	121.92	10.59
MBCQ	MB BANCORP	MD	OTC BB	15.05	NM	(0.84)	67.89	0.00	NM	NM	120.33	120.33	21.80
SVBI	SEVERN BANCORP	MD	NASDAQ	8.50	42.6	1.28	64.95	1.90	5.63	19.46	99.31	100.28	11.09
EGDW	EDGEWATER BANCORP	MI	OTC BB	14.58	NM	0.67	227.90	0.00	24.78	23.06	85.04	87.69	7.28
FFNM	FIRST FED OF NO MICHIGAN BANCORP	MI	OTC BB	36.00	8.9	0.24	85.30	0.62	32.50	39.00	105.98	110.95	9.14
FBC	FLAGSTAR BANCORP	MI	NYSE	12.60	31.4	3.01	247.31	3.52	9.37	9.82	119.96	160.08	11.40
NWBB	NEW BANCORP	MI	OTC BB	25.50	NM	(0.41)	148.18	0.00	NM	NM	77.96	81.01	9.79
STBI	STURGIS BANCORP	MI	OTC BB	12.30	53.6	1.37	191.23	0.70	11.86	12.70	91.81	114.52	8.50
WBKC	WOLVERINE BANCORP	MI	NASDAQ	22.40	27.8	2.21	206.12	2.14	14.74	14.74	112.42	112.54	15.81
HMNF	HMN FINANCIAL	MN	NASDAQ	23.20	60.3	1.59	151.74	0.67	11.35	12.36	103.74	107.70	11.90
REDW	REDWOOD FINANCIAL	MN	OTC PINK	25.85	27.9	7.78	601.76	2.96	5.81	5.82	61.66	74.66	7.51
WEFP	WELLS FINANCIAL CORP	MN	OTC PINK	17.70	54.8	3.24	332.61	5.33	15.29	15.25	144.67	155.92	14.90
CCFC	CCSB FINANCIAL CORP	MO	OTC PINK	19.67	20.0	0.40	123.70	0.14	31.50	40.65	92.11	92.44	10.19
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	OTC PINK	9.50	NM	0.07	41.31	0.00	NM	NM	110.82	110.82	30.26
NASB	NASB FINANCIAL	MO	OTC BB	19.52	15.6	3.65	253.55	1.04	10.14	10.25	124.24	134.30	14.59
QRRY	QUARRY CITY S&L ASSN	MO	OTC BB	19.50	16.1	0.35	126.07	0.00	40.14	46.83	68.54	71.18	11.14
ASBB	ASB BANCORP	NC	NASDAQ	75.00	40.3	0.10	52.27	0.26	NM	NM	NM	NM	65.05
ENFC	ENTEGRA FINANCIAL CORP	NC	NASDAQ	19.48	36.2	0.99	199.93	0.08	23.89	27.50	114.97	120.05	11.83
KSBI	KS BANCORP	NC	OTC BB	19.90	69.3	1.78	274.49	0.26	11.24	12.35	76.45	76.45	7.29

111

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

LSFG	LIFESTORE FINANCIAL GROUP	NC	OTC PINK	31.30	14.8	1.76	264.22	0.00	10.40	11.16	66.36	68.45	6.93
LTLB	LITTLE BANK, SSB	NC	OTC PINK	9.95	18.0	0.96	112.92	0.17	15.36	15.53	129.27	129.27	13.06
EQFN	EQUITABLE FINANCIAL CORP	NE	NASDAQ	20.11	NM	0.38	68.02	0.00	26.97	26.97	124.85	129.91	15.07
MCBK	MADISON COUNTY FINANCIAL	NE	OTC PINK	20.00	13.6	1.50	115.60	0.66	15.00	15.96	108.02	113.29	19.46
GUAA	GUARANTY BANCORP	NH	OTC PINK	33.00	0.0	2.76	479.55	1.29	6.70	10.95	44.18	44.35	3.86
CSBK	CLIFTON BANCORP INC.	NJ	NASDAQ	20.30	7.1	0.19	59.51	0.23	85.21	85.21	123.12	123.12	27.21
DLNO	DELANCO BANCORP	NJ	OTC PINK	23.65	32.6	0.08	137.11	0.00	NM	37.50	87.34	87.34	8.75
ISBC	INVESTORS BANCORP (MHC)	NJ	NASDAQ	18.05	23.5	0.62	74.95	0.27	23.19	23.57	142.52	147.34	19.19
KRNY	KEARNY FINANCIAL CORP	NJ	NASDAQ	12.40	21.9	0.22	51.42	0.08	68.41	68.41	120.40	133.54	29.27
MGYR	MAGYAR BANCORP (MHC)	NJ	NASDAQ	42.00	31.6	0.22	100.96	0.00	59.09	52.00	157.58	157.77	12.88
MSBF	MB BANCORP	NJ	NASDAQ	14.75	28.4	0.23	80.79	0.00	71.74	71.74	169.58	169.58	20.42
NFBK	NORTHFIELD BANCORP	NJ	NASDAQ	24.00	9.6	0.54	79.34	0.29	33.37	34.00	140.78	150.54	22.71
OCFC	OCEANFIRST FINANCIAL CORP	NJ	NASDAQ	16.25	59.4	0.72	161.70	0.39	39.14	39.14	158.31	217.77	17.43
ORIT	ORITANI FINANCIAL CORP	NJ	NASDAQ	21.00	0.2	1.01	87.50	1.12	16.83	20.48	144.80	144.80	19.43
PFS	PROVIDENT FINANCIAL SERVICES	NJ	NYSE	16.84	28.0	1.33	143.77	0.69	19.44	19.58	136.41	206.14	17.98
WAWL	WAWEL BANK	NJ	OTC PINK	31.17	NM	(0.10)	34.94	0.00	NM	NM	150.00	150.00	14.77
AF	ASTORIA FINANCIAL CORP	NY	NYSE	33.50	29.5	0.71	143.85	0.16	28.89	28.89	121.07	136.64	14.26
CARV	CARVER BANCORP	NY	NASDAQ	2.14	(29.9)	(0.55)	189.08	0.00	NM	NM	NM	NM	1.94
DCOM	DIME COMMUNITY BANCSHARES	NY	NASDAQ	18.30	15.2	1.94	160.38	0.55	10.46	NM	134.35	149.05	12.66
ESBK	ELMIRA SAVINGS BANK	NY	NASDAQ	28.19	19.9	1.64	216.96	0.95	13.17	13.85	102.47	137.14	9.96
FSBC	FSB COMMUNITY BANKSHARES	NY	NASDAQ	17.00	10.9	0.52	139.49	0.00	28.08	29.20	99.12	101.96	10.47
PFDB	PATRIOT FEDERAL BANK	NY	OTC PINK	18.02	33.6	0.53	147.51	0.00	17.64	18.70	72.65	73.74	6.34
SNNY	SUNNYSIDE BANCORP	NY	OTC BB	7.15	15.9	(0.16)	114.21	0.00	NM	NM	98.52	98.52	11.67
TRST	TRUSTCO BANK CORP NY	NY	NASDAQ	20.30	29.5	0.43	49.05	0.25	18.26	19.15	180.05	180.46	16.00

112

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ASBN	ASB FINANCIAL CORP	OH	OTC PINK	11.60	15.2	1.19	137.55	0.00	12.10	12.00	93.75	103.75	10.47
CFBK	CENTRAL FEDERAL CORP	OH	NASDAQ	15.00	58.5	0.13	26.68	0.00	16.46	16.46	84.25	84.25	8.02
CNNB	CINCINNATI BANCORP	OH	OTC BB	17.61	NM	0.45	90.31	0.00	21.11	21.11	90.05	93.87	10.52
CIBN	COMMUNITY INVESTORS BANCORP	OH	OTC PINK	25.00	16.3	9.41	1,791.89	3.09	1.59	1.49	NM	NM	0.84
FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	NASDAQ	10.00	28.9	3.21	275.77	0.88	15.42	15.72	151.78	201.92	17.95
FNFI	FIRST NILES FINANCIAL	OH	OTC PINK	22.50	35.0	0.09	87.36	0.25	NM	NM	105.36	105.36	12.59
HCFL	HOME CITY FINANCIAL CORP	OH	OTC PINK	8.90	28.0	2.06	195.11	1.88	11.26	11.66	111.59	111.59	11.89
HLFN	HOME LOAN FINANCIAL CORP	OH	OTC BB	15.35	29.9	2.23	146.53	1.43	12.11	12.11	165.64	166.98	18.43
MWBC	MW BANCORP INC	OH	OTC BB	22.50	NM	1.18	145.24	0.00	17.80	60.00	122.66	123.53	14.46
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	OTC PINK	28.18	7.9	0.41	90.53	0.39	21.71	21.19	74.41	74.41	9.83
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	OTC PINK	14.50	34.0	2.05	158.25	0.84	13.07	13.14	97.42	97.42	16.94
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	NASDAQ	7.20	42.1	0.40	47.13	0.11	20.85	21.38	155.60	159.46	17.70
VERF	VERSAILLES FINANCIAL CORP	OH	OTC BB	25.80	30.0	(0.32)	139.36	1.29	NM	NM	89.11	89.11	15.86
WAYN	WAYNE SAVINGS BANCSHARES	OH	NASDAQ	11.55	44.1	0.87	163.63	0.69	20.46	20.46	125.88	133.13	10.88
BNCL	BENEFICIAL MUTUAL BANCORP	PA	NASDAQ	1.81	16.9	0.34	75.92	0.78	47.06	50.00	119.40	144.40	21.07
ESSA	ESSA BANCORP	PA	NASDAQ	24.80	8.1	0.67	155.15	0.33	21.76	26.04	97.53	107.84	9.40
HARL	HARLEYSVILLE SAVINGS FIN CORP	PA	OTC PINK	25.90	21.1	1.64	204.29	1.12	14.02	14.47	128.64	128.64	11.26
MLVF	MALVERN BANCORP	PA	NASDAQ	18.31	31.5	1.82	133.93	0.00	11.57	25.37	150.21	150.75	15.72
NWBI	NORTHWEST BANCSHARES	PA	NASDAQ	21.06	24.6	0.49	95.37	0.59	34.37	37.42	146.31	207.13	17.66
PBIP	PRUDENTIAL BANCORP	PA	NASDAQ	37.00	24.7	0.40	71.06	2.24	44.63	51.00	173.47	173.47	25.12
QNTO	QUAINT OAK BANCORP	PA	OTC PINK	17.85	6.8	0.82	113.93	0.00	15.62	13.92	126.21	133.44	11.24
STND	STANDARD FINANCIAL CORP	PA	NASDAQ	20.94	9.1	1.17	186.37	1.92	22.65	23.04	100.00	114.82	14.22
WVFC	WVS FINANCIAL CORP	PA	NASDAQ	20.82	31.7	0.76	169.35	0.60	19.67	19.67	96.89	96.89	8.83
CWAY	COASTWAY BANCORP	RI	NASDAQ	11.00	40.5	0.79	146.71	0.00	22.29	21.74	135.36	135.67	12.00

113

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

FCPB	FIRST CAPITAL BANCSHARES	SC	OTC PINK	49.51	68.5	0.57	96.28	0.00	17.53	19.98	69.28	69.28	10.38
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	OTC PINK	37.33	NM	0.02	3.21	0.00	NM	NM	NM	NM	NM
CASH	META FINANCIAL GROUP	SD	NASDAQ	14.63	94.1	3.27	452.80	0.49	27.06	25.65	221.47	412.97	19.55
AFCB	ATHENS BANCSHARES CORP	TN	NASDAQ	16.40	28.9	1.91	246.51	0.00	17.54	18.31	118.92	127.57	13.59
SFBK	SFB BANCORP	TN	OTC PINK	12.81	(7.7)	1.56	134.73	5.02	20.71	29.10	124.95	126.67	23.97
UNTN	UNITED TENNESSEE BANKSHARES	TN	OTC PINK	5.50	(6.8)	1.81	238.44	0.95	11.33	11.26	84.57	84.57	8.60
BAFI	BANCAFFILIATED	TX	OTC PINK	14.52	0.0	27.97	2,300.35	14.37	2.68	2.68	NM	35.97	3.26
TBK	TRIUMPH BANCORP	TX	NASDAQ	32.30	63.0	1.15	146.09	0.00	22.43	20.98	161.15	192.11	17.66
ANCB	ANCHOR BANCORP	WA	NASDAQ	14.40	6.9	0.73	175.78	0.26	35.55	36.55	108.40	108.81	14.76
FSBW	FS BANCORP	WA	NASDAQ	14.60	48.2	3.59	270.61	0.47	10.40	10.67	130.25	151.87	13.79
RVSB	RIVERVIEW BANCORP	WA	NASDAQ	8.90	70.2	0.32	43.71	0.08	22.34	21.03	125.44	157.49	16.36
TSBK	TIMBERLAND BANCORP	WA	NASDAQ	16.25	77.2	1.55	132.79	0.34	14.45	13.91	156.42	168.93	16.87
BKMU	BANK MUTUAL CORP	WI	NASDAQ	26.13	24.2	0.37	57.97	0.21	25.41	25.41	149.92	153.34	16.22
HWIS	HOME BANCORP WISCONSIN	WI	OTC PINK	28.90	32.6	0.17	160.23	0.00	72.94	NM	98.10	98.10	7.74
WSBF	WATERSTONE FINANCIAL	WI	NASDAQ	22.10	33.4	0.87	60.83	0.31	20.98	21.22	130.82	131.67	30.00
WBB	WESTBURY BANCORP	WI	NASDAQ	7.85	9.6	0.86	180.13	0.32	24.21	28.92	117.76	119.11	11.56

114

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED SAVINGS INSTITUTIONS

(EXCLUDING MUTUAL HOLDING COMPANIES)

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ALL INSTITUTIONS
AVERAGE	20.44	25.85	1.37	181.53	0.73	24.03	25.28	121.91	131.35	14.14
HIGH	88.50	94.10	27.97	2,300.35	14.37	85.21	87.50	249.05	412.97	65.05
LOW	0.36	(60.00)	(1.66)	3.21	0.00	0.08	0.14	39.74	35.97	0.20

AVERAGE FOR STATE
WI	21.25	24.95	0.57	114.79	0.21	35.89	25.18	124.15	125.56	16.38

AVERAGE BY REGION
MID-ATLANTIC	23.02	23.37	0.62	111.52	0.76	27.80	31.09	127.86	142.70	16.27
MIDWEST	19.24	18.87	1.49	205.06	0.73	18.97	18.53	103.63	108.82	12.05
NORTH CENTRAL	18.68	28.43	2.08	212.14	1.10	18.88	20.37	118.87	140.97	16.05
NORTHEAST	21.93	22.38	0.77	156.99	0.21	26.66	26.50	122.43	129.41	12.95
SOUTHEAST	23.07	28.53	1.02	147.67	0.48	13.77	15.09	103.82	114.62	15.64
SOUTHWEST	17.78	24.42	5.86	530.21	2.95	21.84	21.79	103.58	114.85	11.93
WEST	14.51	27.57	1.37	133.51	0.57	18.30	18.23	131.37	138.90	15.56

AVERAGE BY EXCHANGE
NYSE	20.86	29.50	1.55	188.52	1.15	18.70	18.81	125.05	162.22	13.13
NASDAQ	19.85	28.61	0.96	134.85	0.54	25.68	27.24	133.50	147.75	16.69
OTC BB	19.76	15.05	1.00	164.42	0.60	21.29	21.32	103.72	106.55	11.82
OTC PINK	22.39	17.82	2.66	304.10	1.25	11.95	11.60	81.09	84.12	10.21

115

EXHIBIT 32

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

SZBI	SOUTHFIRST BANCSHARES	AL	88,882	9,810	9,810	0.48	0.65	4.34	5.96	OTC PINK	708,871	3,899
ABNK	ALTAPACIFIC BANCORP	CA	348,011	59,687	56,309	1.28	1.27	7.92	7.87	OTC PINK	5,799,076	59,846
BOFI	BOFI HOLDING	CA	8,167,876	753,671	747,521	1.62	1.60	18.04	17.86	NASDAQ	63,359,001	1,655,571
BYFC	BROADWAY FINANCIAL CORP	CA	426,686	47,747	47,715	0.57	0.57	4.66	4.61	NASDAQ	29,076,708	52,629
MLGF	MALAGA FINANCIAL CORP	CA	990,803	127,912	127,912	1.24	1.24	9.28	9.28	OTC BB	5,967,699	152,176
PROV	PROVIDENT FINANCIAL HOLDINGS	CA	1,192,155	132,555	131,811	0.60	0.62	5.34	5.58	NASDAQ	7,915,116	147,617
FBNK	FIRST CONNECTICUT BANCORP	CT	2,838,331	260,176	255,359	0.55	0.55	5.99	5.99	NASDAQ	15,897,698	394,263
SIFI	SI FINANCIAL GROUP	CT	1,549,588	164,727	146,326	0.74	0.39	7.07	3.76	NASDAQ	12,212,904	171,591
UBNK	UNITED FINANCIAL BANCORP	CT	6,603,987	655,866	524,579	0.77	0.74	7.67	7.40	NASDAQ	50,786,671	863,881
WSFS	WSFS FINANCIAL CORP	DE	6,765,270	687,336	495,447	1.03	0.99	9.88	9.46	NASDAQ	31,390,074	1,442,374
ACFC	ATLANTIC COAST FINANCIAL CORP	FL	908,000	85,842	85,053	0.96	0.74	10.69	8.19	NASDAQ	15,509,061	118,179
EVER	EVERBANK FINANCIAL CORP	FL	27,838,086	2,016,332	1,694,536	0.52	0.53	7.60	7.66	NYSE	127,036,740	2,474,676
FFHD	FIRSTATLANTIC BANK	FL	436,951	53,191	50,690	0.88	0.80	6.84	6.18	OTC BB	5,994,955	75,836
SBCP	SUNSHINE BANCORP	FL	930,401	115,830	93,523	0.09	(0.03)	0.70	(0.25)	NASDAQ	7,986,074	167,228
ABCB	AMERIS BANCORP	GA	6,892,032	646,437	500,919	1.12	1.14	11.46	11.64	NASDAQ	34,921,474	1,609,880
CHFN	CHARTER FINANCIAL CORP	GA	1,467,812	205,500	172,233	0.91	0.84	6.10	5.64	NASDAQ	15,030,926	295,658
TBNK	TERRITORIAL BANCORP	HI	1,877,563	229,786	229,479	0.88	0.86	7.21	7.05	NASDAQ	9,778,974	304,811
AJSB	AJS BANCORP	IL	201,568	29,041	29,039	0.30	0.26	2.03	1.78	OTC BB	2,150,718	32,583
AFBA	ALLIED FIRST BANCORP	IL	93,524	10,133	10,133	2.46	1.41	27.73	15.86	OTC BB	527,688	190
BFIN	BANKFINANCIAL CORP	IL	1,620,036	204,780	203,386	0.49	0.49	3.64	3.69	NASDAQ	19,233,760	279,274
BFFI	BEN FRANKLIN FINANCIAL	IL	85,274	7,368	7,368	(1.40)	(1.42)	(14.54)	(14.68)	OTC BB	694,419	8,055
GTPS	GREAT AMERICAN BANCORP	IL	180,455	16,868	15,723	0.44	0.42	4.70	4.51	OTC BB	449,227	14,824
IROQ	IF BANCORP	IL	580,068	68,039	67,421	0.77	0.69	6.66	6.01	NASDAQ	3,950,408	78,613
JXSB	JACKSONVILLE BANCORP	IL	319,242	41,366	38,086	1.03	0.89	7.42	6.44	NASDAQ	1,780,000	55,714
MCPH	MIDLAND CAPITAL HOLDINGS CORP	IL	120,700	11,067	11,067	(0.04)	(0.13)	(0.38)	(1.38)	OTC PINK	372,600	7,273

116

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

RYFL	ROYAL FINANCIAL	IL	309,047	34,512	33,540	0.63	0.63	5.02	5.00	OTC BB	2,507,112	30,837
SUGR	SUGAR CREEK FINANCIAL CORP	IL	94,756	11,146	11,146	0.15	0.17	1.33	1.45	OTC BB	856,220	11,944
AMFC	AMB FINANCIAL CORP	IN	204,967	18,927	18,604	0.87	0.87	9.08	9.08	OTC BB	981,638	16,099
DSFN	DSA FINANCIAL CORP	IN	126,650	15,227	14,948	0.63	0.62	4.73	4.66	OTC BB	1,619,183	17,811
FDLB	FIDELITY FEDERAL BANCORP	IN	456,271	65,494	64,937	2.25	1.65	16.31	11.93	OTC PINK	844,763	8,448
FCAP	FIRST CAPITAL	IN	741,919	73,396	65,665	0.84	0.81	8.38	8.09	NASDAQ	3,337,552	112,642
NWIN	NORTHWEST INDIANA BANCORP	IN	913,626	84,203	80,830	1.02	0.92	10.71	9.62	OTC BB	2,860,157	112,261
TDCB	THIRD CENTURY BANCORP	IN	135,705	15,058	14,858	0.56	0.64	5.00	5.78	OTC BB	1,272,697	14,700
UCBA	UNITED COMMUNITY BANCORP	IN	522,171	61,173	57,629	0.66	0.63	5.51	5.27	NASDAQ	4,194,404	74,241
WEIN	WEST END INDIANA BANCSHARES	IN	286,958	27,073	26,354	0.73	0.76	7.39	7.79	OTC BB	1,064,582	32,470
CFFN	CAPITOL FEDERAL FINANCIAL	KS	9,161,863	1,368,175	1,367,760	0.90	0.89	6.01	5.97	NASDAQ	137,915,672	2,017,706
PBSK	POAGE BANKSHARES	KY	458,227	64,035	61,404	0.54	0.58	3.64	3.92	NASDAQ	3,704,704	72,242
CTUY	CENTURY NEXT FINANCIAL CORP	LA	239,429	23,412	23,412	1.08	1.07	11.12	10.97	OTC BB	1,030,000	25,750
FPBF	FPB FINANCIAL CORP	LA	298,815	27,702	27,702	1.10	1.04	10.63	10.08	OTC PINK	2,062,426	35,061
HIBE	HIBERNIA BANCORP	LA	124,690	18,509	18,509	0.21	0.21	1.32	1.32	OTC BB	845,843	17,974
HFBL	HOME FED BANCORP OF LOUISIANA	LA	410,591	44,621	44,379	0.97	0.94	8.63	8.37	NASDAQ	1,955,039	56,501
BHBK	BLUE HILLS BANCORP	MA	2,470,618	386,906	375,913	0.38	0.32	2.22	1.89	NASDAQ	26,759,953	477,665
BLMT	BSB BANCORP INC.	MA	2,158,725	160,920	160,517	0.59	0.59	7.73	7.74	NASDAQ	9,110,077	257,360
GTWN	GEORGETOWN BANCORP	MA	318,632	30,531	30,295	0.24	0.24	2.46	2.46	NASDAQ	1,840,920	47,680
MTGB	MEETINGHOUSE BANCORP	MA	119,878	9,572	9,312	0.16	0.02	2.00	0.21	OTC BB	668,919	10,870
EBSB	MERIDIAN BANCORP	MA	4,436,239	607,297	593,420	0.84	0.77	5.76	5.25	NASDAQ	53,596,105	980,809
PLRM	PILGRIM BANCSHARES	MA	253,012	23,259	23,259	0.40	0.39	4.21	4.07	OTC BB	2,253,439	35,830
PVBC	PROVIDENT BANCORP	MA	795,698	100,426	100,426	0.83	0.74	6.23	5.55	NASDAQ	9,652,448	202,219
RNDB	RANDOLPH BANCORP	MA	481,161	70,300	61,708	0.62	0.58	5.32	5.05	NASDAQ	5,868,726	90,965
WEBK	WELLESLEY BANCORP	MA	693,450	60,924	60,802	0.62	0.62	6.73	6.71	NASDAQ	2,484,852	65,352

117

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

WNEB	WESTERN NEW ENGLAND BANCORP	MA	2,076,018	238,396	219,747	0.32	0.24	2.88	2.20	NASDAQ	30,380,231	318,992
BYBK	BAY BANCORP	MD	620,200	65,554	62,524	0.35	0.32	2.89	2.58	NASDAQ	10,456,098	82,080
IFSB	COLOMBO BANK	MD	200,929	20,132	20,132	0.11	0.09	1.11	0.88	OTC PINK	1,552,000	698
HBK	HAMILTON BANCORP	MD	494,992	52,358	42,965	0.10	0.01	0.95	0.05	NASDAQ	3,413,646	52,399
MBCQ	MB BANCORP	MD	129,197	23,402	23,402	(1.19)	(1.32)	(6.48)	(7.21)	OTC BB	1,902,900	28,163
SVBI	SEVERN BANCORP	MD	787,394	87,930	87,039	1.99	0.58	17.21	5.03	NASDAQ	12,123,179	87,287
EGDW	EDGEWATER BANCORP	MI	152,212	13,038	12,643	0.31	0.33	3.49	3.75	OTC BB	667,898	11,087
FFNM	FIRST FED OF NO MICHIGAN BANCORP	MI	344,167	29,678	28,378	0.28	0.24	2.96	2.51	OTC BB	4,034,675	31,470
FBC	FLAGSTAR BANCORP	MI	14,053,094	1,335,598	1,000,878	1.23	1.17	11.84	11.29	NYSE	56,824,802	1,601,891
NWBB	NEW BANCORP	MI	103,220	12,954	12,471	(0.28)	(0.31)	(2.20)	(2.36)	OTC BB	696,600	10,101
STBI	STURGIS BANCORP	MI	398,464	36,880	29,572	0.73	0.68	7.93	7.39	OTC BB	2,083,741	33,861
WBKC	WOLVERINE BANCORP	MI	434,124	61,030	60,973	1.18	1.18	7.46	7.46	NASDAQ	2,106,153	68,618
HMNF	HMN FINANCIAL	MN	681,169	78,108	75,248	1.08	0.99	9.22	8.46	NASDAQ	4,488,923	81,025
REDW	REDWOOD FINANCIAL	MN	263,903	32,144	26,552	1.32	1.32	10.81	10.80	OTC PINK	438,551	19,823
WEFP	WELLS FINANCIAL CORP	MN	264,496	27,235	25,268	0.96	0.96	9.75	9.78	OTC PINK	795,213	39,403
CCFC	CCSB FINANCIAL CORP	MO	94,584	10,463	10,422	0.33	0.25	2.93	2.25	OTC PINK	764,629	9,634
CFDB	CENTRAL FEDERAL S&L ASSN OF ROLLA	MO	73,872	20,174	20,174	0.16	0.13	0.59	0.47	OTC PINK	1,788,020	22,350
NASB	NASB FINANCIAL	MO	1,879,558	220,777	204,233	1.49	1.47	12.82	12.65	OTC BB	7,413,009	274,281
QRRY	QUARRY CITY S&L ASSN	MO	51,397	8,358	8,046	0.28	0.24	1.71	1.49	OTC BB	407,691	5,728
ASBB	ASB BANCORP	NC	794,611	85,811	85,811	0.19	(0.22)	1.74	(2.03)	NASDAQ	15,203,000	516,902
ENFC	ENTEGRA FINANCIAL CORP	NC	1,293,045	133,068	127,421	0.54	0.47	4.70	4.12	NASDAQ	6,467,550	152,958
KSBI	KS BANCORP	NC	359,450	34,257	34,257	0.66	0.60	6.80	6.20	OTC BB	1,309,500	26,190
LSFG	LIFESTORE FINANCIAL GROUP	NC	269,265	28,118	27,264	0.67	0.63	6.29	5.86	OTC PINK	1,019,091	18,660
LTLB	LITTLE BANK, SSB	NC	362,090	36,598	36,598	0.85	0.84	8.45	8.32	OTC PINK	3,206,520	47,296
EQFN	EQUITABLE FINANCIAL CORP	NE	241,259	35,826	26,747	0.56	0.57	4.72	4.78	NASDAQ	3,390,702	34,755

118

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

MCBK	MADISON COUNTY FINANCIAL	NE	362,977	65,410	62,373	1.33	1.25	7.27	6.85	OTC PINK	3,140,000	70,650
GUAA	GUARANTY BANCORP	NH	466,016	40,689	40,533	0.60	0.37	6.58	4.02	OTC PINK	971,787	17,978
CSBK	CLIFTON BANCORP INC.	NJ	1,371,545	303,098	303,098	0.33	0.33	1.42	1.39	NASDAQ	23,046,435	373,122
DLNO	DELANCO BANCORP	NJ	129,627	12,990	12,990	0.06	0.24	0.60	2.37	OTC PINK	945,425	11,345
ISBC	INVESTORS BANCORP (MHC)	NJ	23,193,955	3,123,245	3,021,406	0.87	0.85	6.11	6.00	NASDAQ	309,449,388	4,449,882
KRNY	KEARNY FINANCIAL CORP	NJ	4,585,308	1,114,652	1,005,416	0.42	0.42	1.69	1.69	NASDAQ	89,176,477	1,342,106
MGYR	MAGYAR BANCORP (MHC)	NJ	587,683	48,031	47,940	0.22	0.25	2.63	3.05	NASDAQ	5,820,746	75,670
MSBF	MB BANCORP	NJ	461,616	55,611	55,611	0.32	0.32	2.41	2.41	NASDAQ	5,714,000	94,281
NFBK	NORTHFIELD BANCORP	NJ	3,850,094	621,303	581,001	0.69	0.69	4.24	4.19	NASDAQ	48,526,658	874,450
OCFC	OCEANFIRST FINANCIAL CORP	NJ	5,196,395	572,038	415,822	0.58	0.58	5.62	5.66	NASDAQ	32,136,892	905,618
ORIT	ORITANI FINANCIAL CORP	NJ	4,012,764	538,525	538,525	1.23	1.00	8.64	7.07	NASDAQ	45,860,066	779,621
PFS	PROVIDENT FINANCIAL SERVICES	NJ	9,500,465	1,251,933	828,996	0.95	0.94	7.11	7.05	NYSE	66,082,283	1,708,227
WAWL	WAWEL BANK	NJ	74,934	7,371	7,371	(0.29)	(0.63)	(2.90)	(6.17)	OTC PINK	2,144,701	11,067
AF	ASTORIA FINANCIAL CORP	NY	14,558,652	1,714,073	1,518,792	0.48	0.48	4.21	4.22	NYSE	101,210,478	2,075,827
CARV	CARVER BANCORP	NY	698,874	51,419	51,226	(0.29)	(0.02)	(3.77)	(0.22)	NASDAQ	3,696,087	13,528
DCOM	DIME COMMUNITY BANCSHARES	NY	6,005,430	565,868	510,078	1.27	0.07	13.12	0.78	NASDAQ	37,445,853	760,151
ESBK	ELMIRA SAVINGS BANK	NY	573,573	55,722	41,634	0.76	0.73	7.82	7.46	NASDAQ	2,643,652	57,103
FSBC	FSB COMMUNITY BANKSHARES	NY	270,840	28,610	27,806	0.38	0.36	4.12	3.94	NASDAQ	1,941,688	28,349
PFDB	PATRIOT FEDERAL BANK	NY	141,246	12,324	12,143	0.37	0.35	4.07	3.80	OTC PINK	957,544	8,953
SNNY	SUNNYSIDE BANCORP	NY	90,624	10,738	10,738	(0.14)	(0.29)	(1.15)	(2.39)	OTC BB	793,500	10,577
TRST	TRUSTCO BANK CORP NY	NY	4,867,040	432,686	432,133	0.88	0.85	9.90	9.57	NASDAQ	99,229,029	778,948
ASBN	ASB FINANCIAL CORP	OH	272,209	30,396	27,466	0.87	0.88	7.95	8.01	OTC PINK	1,979,034	28,498
CFBK	CENTRAL FEDERAL CORP	OH	434,726	41,449	41,442	0.54	0.54	5.28	5.31	NASDAQ	16,294,910	34,871
CNNB	CINCINNATI BANCORP	OH	155,266	18,130	17,400	0.51	0.51	4.41	4.41	OTC BB	1,719,250	16,333
CIBN	COMMUNITY INVESTORS BANCORP	OH	141,903	12,339	11,805	0.53	0.57	6.06	6.48	OTC PINK	79,192	1,188

119

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

FDEF	FIRST DEFIANCE FINANCIAL CORP	OH	2,477,263	293,018	220,289	1.19	1.17	10.01	9.84	NASDAQ	8,983,206	444,759
FNFI	FIRST NILES FINANCIAL	OH	97,243	11,618	11,618	0.10	(0.18)	0.81	(1.38)	OTC PINK	1,113,172	12,245
HCFL	HOME CITY FINANCIAL CORP	OH	155,819	16,607	16,607	1.06	1.03	9.81	9.50	OTC PINK	798,618	18,528
HLFN	HOME LOAN FINANCIAL CORP	OH	205,221	22,823	22,653	1.55	1.55	14.11	14.11	OTC BB	1,400,505	37,814
MWBC	MW BANCORP INC	OH	128,605	15,158	15,055	0.85	0.25	6.99	2.08	OTC BB	885,473	18,595
PPSF	PEOPLES-SIDNEY FINANCIAL CORP	OH	112,748	14,898	14,898	0.45	0.46	3.39	3.46	OTC PINK	1,245,410	11,084
PFOH	PERPETUAL FEDERAL SAVINGS BANK	OH	390,874	67,944	67,944	1.32	1.31	7.57	7.54	OTC PINK	2,470,032	66,197
UCFC	UNITED COMMUNITY FINANCIAL CORP	OH	2,195,354	249,806	243,523	0.89	0.86	7.44	7.25	NASDAQ	46,581,370	388,489
VERF	VERSAILLES FINANCIAL CORP	OH	57,472	10,229	10,229	(0.23)	(0.40)	(1.31)	(2.25)	OTC BB	412,387	9,114
WAYN	WAYNE SAVINGS BANCSHARES	OH	455,189	39,332	37,206	0.54	0.54	6.00	6.02	NASDAQ	2,781,839	49,517
BNCL	BENEFICIAL MUTUAL BANCORP	PA	5,742,747	1,013,756	838,016	0.47	0.44	2.48	2.34	NASDAQ	75,637,684	1,210,203
ESSA	ESSA BANCORP	PA	1,778,610	171,439	154,956	0.44	0.36	4.41	3.65	NASDAQ	11,463,785	167,142
HARL	HARLEYSVILLE SAVINGS FIN CORP	PA	758,284	66,386	66,386	0.80	0.78	9.32	9.02	OTC PINK	3,711,853	85,373
MLVF	MALVERN BANCORP	PA	878,580	91,970	91,657	1.47	0.67	14.11	6.41	NASDAQ	6,560,162	138,157
NWBI	NORTHWEST BANCSHARES	PA	9,698,968	1,170,663	826,572	0.53	0.49	4.26	3.91	NASDAQ	101,699,406	1,712,618
PBIP	PRUDENTIAL BANCORP	PA	571,689	82,817	82,817	0.59	0.51	3.40	2.96	NASDAQ	8,045,544	143,613
QNTO	QUAINT OAK BANCORP	PA	215,466	19,201	18,163	0.76	0.86	8.36	9.40	OTC PINK	1,891,150	24,226
STND	STANDARD FINANCIAL CORP	PA	486,420	69,153	60,229	0.63	0.62	4.38	4.31	NASDAQ	2,610,000	69,165
WVFC	WVS FINANCIAL CORP	PA	340,073	30,989	30,989	0.45	0.45	4.96	4.93	NASDAQ	2,008,144	30,022
CWAY	COASTWAY BANCORP	RI	645,972	57,288	57,149	0.57	0.59	6.26	6.39	NASDAQ	4,403,096	77,539
FCPB	FIRST CAPITAL BANCSHARES	SC	54,274	8,130	8,130	0.61	0.53	4.05	3.50	OTC PINK	563,728	5,632
FSGB	FIRST FEDERAL OF SOUTH CAROLINA	SC	77,313	4,743	4,438	0.61	0.73	9.67	11.57	OTC PINK	24,066,545	108,059
CASH	META FINANCIAL GROUP	SD	4,213,386	371,786	199,416	0.84	0.89	8.99	9.49	NASDAQ	9,305,079	823,499
AFCB	ATHENS BANCSHARES CORP	TN	439,639	50,233	46,839	0.85	0.81	7.18	6.90	NASDAQ	1,783,428	59,745
SFBK	SFB BANCORP	TN	61,744	11,848	11,685	1.13	0.81	5.69	4.07	OTC PINK	458,270	14,802

120

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

UNTN	UNITED TENNESSEE BANKSHARES	TN	200,002	20,336	20,336	0.76	0.76	7.33	7.38	OTC PINK	838,809	17,196
BAFI	BANCAFFILIATED	TX	640,533	60,842	58,059	1.27	1.27	13.55	13.56	OTC PINK	278,450	20,884
TBK	TRIUMPH BANCORP	TX	2,641,067	289,345	242,814	0.95	1.03	7.34	7.90	NASDAQ	18,078,247	466,419
ANCB	ANCHOR BANCORP	WA	440,281	59,956	59,743	0.42	0.41	3.06	3.00	NASDAQ	2,504,740	64,998
FSBW	FS BANCORP	WA	827,925	87,682	75,193	1.36	1.32	12.96	12.61	NASDAQ	3,059,503	114,211
RVSB	RIVERVIEW BANCORP	WA	983,963	128,260	102,298	0.75	0.79	5.57	5.86	NASDAQ	22,510,890	160,953
TSBK	TIMBERLAND BANCORP	WA	923,751	99,634	92,274	1.22	1.27	11.25	11.67	NASDAQ	6,956,568	155,827
BKMU	BANK MUTUAL CORP	WI	2,648,639	286,641	280,072	0.65	0.64	5.91	5.86	NASDAQ	45,691,790	429,503
HWIS	HOME BANCORP WISCONSIN	WI	144,074	11,370	11,370	0.11	0.02	1.37	0.30	OTC PINK	899,190	11,150
WSBF	WATERSTONE FINANCIAL	WI	1,790,163	410,690	407,829	1.43	1.43	6.33	6.30	NASDAQ	29,430,123	537,100
WBB	WESTBURY BANCORP	WI	733,578	72,021	71,180	0.51	0.42	4.81	4.04	NASDAQ	4,072,540	84,790

121

KELLER 8s COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED FDIC-INSURED SAVINGS INSTITUTIONS

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

ALL INSTITUTIONS
AVERAGE	1,848,351	213,155	188,308	0.81	0.75	6.85	6.33		16,742,341	302,833
MEDIAN	459,922	58,488	56,729	0.63	0.62	6.00	5.61		3,364,127	65,775
HIGH	27,838,086	3,123,245	3,021,406	2.46	1.65	27.73	17.86		309,449,388	4,449,882
LOW	51,397	4,743	4,438	(1.40)	(1.42)	(14.54)	(14.68)		79,192	190

AVERAGE FOR STATE
WI	1,329,114	195,181	192,613	0.88	0.86	5.96	5.84		20,023,411	265,636

AVERAGE BY REGION
MID-ATLANTIC	3,170,508	434,688	373,826	0.76	0.71	5.31	4.95		34,744,950	611,497
MIDWEST	826,344	92,385	81,526	1.00	0.95	8.56	8.15		6,643,110	114,815
NORTH CENTRAL	1,571,679	203,496	184,204	0.96	0.96	7.29	7.28		15,440,681	308,987
NORTHEAST	2,309,287	249,509	228,865	0.67	0.51	6.22	4.75		20,643,724	336,801
SOUTHEAST	2,498,447	208,593	177,032	0.64	0.63	7.82	7.63		15,417,914	336,047
SOUTHWEST	725,854	77,405	69,146	1.00	1.04	8.38	8.66		4,041,668	103,765
WEST	1,617,901	172,689	167,026	1.27	1.27	11.97	11.91		15,692,828	286,864

AVERAGE BY EXCHANGE
NYSE	16,487,574	1,579,484	1,260,801	0.72	0.71	7.56	7.45		87,788,576	1,965,155
NASDAQ	2,383,581	293,594	264,809	0.83	0.75	6.54	5.91		25,386,307	442,023
OTC	295,072	32,728	31,490	0.87	0.82	7.69	7.23		1,849,054	37,451
OTC PINK	236,745	27,228	26,469	0.91	0.84	7.90	7.32		2,190,473	26,369

122

EXHIBIT 33

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

				PER SHARE					PRICING RATIOS
					52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
				Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
		State	Exchange	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

CULL	CULLMAN BANCORP (MHC)	AL	OTC BB	0.36	(14.8)	1.07	106.47	0.78	21.50	21.50	150.23	150.23	21.60
MFDB	MUTUAL FEDERAL BANCORP (MHC)	IL	OTC BB	9.40	57.1	0.10	23.36	0.00	55.00	55.00	136.14	136.14	23.54
MSVB	MID-SOUTHERN SAVINGS BANK, FSB (MHC)	IN	OTC PINK	26.13	NM	0.88	136.62	0.00	23.30	20.71	116.28	116.28	15.01
KFFB	KENTUCKY FIRST FED BANCORP (MHC)	KY	NASDAQ	75.00	(3.7)	0.16	36.14	0.21	56.19	56.19	122.65	160.25	24.88
BVFL	BV FINANCIAL (MHC)	MD	OTC BB	20.51	(6.6)	(0.07)	55.76	0.00	NM	NM	94.96	95.67	11.48
ABBB	AUBURN BANCORP (MHC)	ME	OTC BB	7.62	NM	0.58	138.44	0.00	17.00	17.00	78.32	79.01	7.12
LBCP	LIBERTY BANCORP (MHC)	MO	OTC BB	11.60	13.2	1.52	130.57	1.19	12.66	12.66	128.94	137.40	14.74
WAKE	WAKE FOREST BANCSHARES (MHC)	NC	OTC PINK	12.60	4.9	0.87	92.21	0.58	19.29	20.72	84.45	84.45	18.20
ISBC	INVESTORS BANCORP (MHC)	NJ	NASDAQ	14.40	12.1	0.62	74.95	0.27	22.50	22.87	138.26	142.93	18.61
LPBC	LINCOLN PARK BANCORP (MHC)	NJ	OTC BB	14.52	65.3	0.64	185.20	0.00	19.14	19.14	100.16	100.41	6.61
MGYR	MAGYAR BANCORP (MHC)	NJ	NASDAQ	28.25	19.9	0.22	100.96	0.00	54.55	48.00	145.45	145.63	11.89
FSBC	FSB COMMUNITY BANKSHARES (MHC)	NY	NASDAQ	33.50	26.2	0.52	139.49	0.00	27.31	28.40	96.40	99.16	10.18
GOVB	GOUVERNEUR BANCORP (MHC)	NY	OTC PINK	16.40	44.0	0.58	62.54	0.14	31.90	35.58	137.96	137.96	29.58
GCBC	GREENE COUNTY BANCORP (MHC)	NY	NASDAQ	15.15	(28.3)	1.07	109.28	0.24	21.40	21.20	262.31	262.31	20.96
HTWC	HOMETOWN BANCORP (MHC)	NY	OTC BB	34.00	NM	(0.18)	51.52	0.00	NM	NM	91.72	113.39	5.59
LSBK	LAKE SHORE BANCORP INC (MHC)	NY	NASDAQ	17.85	21.4	0.60	80.32	0.00	27.12	54.23	138.35	138.35	20.26
NECB	NORTHEAST COMMUNITY BANCORP (MHC)	NY	NASDAQ	7.85	11.0	0.40	59.29	0.00	19.75	19.75	100.38	101.41	13.32
SCAY	SENECA-CAYUGA BANCORP (MHC)	NY	OTC PINK	3.66	12.3	(0.44)	114.84	0.00	NM	NM	112.80	116.67	10.36
GVFF	GREENVILLE FED FINANCIAL CORP (MHC)	OH	OTC BB	25.95	10.6	0.26	69.82	0.00	34.04	34.04	108.59	110.90	12.68
TFSL	TFS FINANCIAL CORPORATION (MHC)	OH	NASDAQ	88.50	1.1	0.29	46.40	0.29	65.66	65.66	379.28	383.10	41.03
WMPN	WILLIAM PENN BANCORP (MHC)	PA	OTC BB	2.14	14.2	0.71	86.38	0.00	33.79	33.32	147.54	147.54	27.77
OFED	OCONEE FEDERAL FINANCIAL CORP (MHC)	SC	NASDAQ	1.81	26.0	0.92	74.66	0.00	25.54	27.33	191.37	202.76	31.48

123

KELLER & COMPANY

Dublin, Ohio

614-766-1426

SHARE DATA AND PRICING RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

PRICES AS OF MARCH 31, 2017

ALL RATIOS/FINANCIAL DATA AS OF MOST RECENT FOUR QUARTERS

	PER SHARE					PRICING RATIOS
		52 Week	Earnings		12 Month	Price/Net	Price/Core	Price/	Price/Tang.	Price/
	Price	Change	(EPS)	Assets	Div.	Earnings	Earnings	Book Value	Book Value	Assets
	($)	(%)	($)	($)	($)	(X)	(X)	(X)	(X)	(X)

ALL INSTITUTIONS
AVERAGE	21.24	15.05	0.51	89.78	0.17	30.93	32.28	139.21	143.73	18.04
HIGH	88.50	65.30	1.52	185.20	1.19	65.66	65.66	379.28	383.10	41.03
LOW	0.36	(28.30)	(0.44)	23.36	0.00	12.66	12.66	78.32	79.01	5.59

AVERAGE BY REGION
MID-ATLANTIC	15.96	20.98	0.42	100.65	0.05	26.00	24.67	125.27	126.44	15.27
MIDWEST	45.00	13.02	0.34	62.47	0.10	46.84	46.32	172.59	181.33	23.43
NORTHEAST	17.00	10.83	0.39	94.47	0.05	18.06	22.02	127.28	131.03	14.67
SOUTHEAST	4.92	5.37	0.95	91.11	0.45	22.11	23.18	142.02	145.81	23.76

AVERAGE BY EXCHANGE
NASDAQ	31.37	9.52	0.53	80.17	0.11	35.56	38.18	174.94	181.77	21.40
OTC BB	14.01	15.44	0.51	94.17	0.22	21.46	21.41	115.18	118.97	14.57
OTC PINK	14.70	15.30	0.47	101.55	0.18	18.62	19.25	112.87	113.84	18.29

124

EXHIBIT 34

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

MOST RECENT FOUR QUARTERS

			ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
			Total	Total	Total		Core		Core		Number of	Mkt. Value
			Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
		State	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

CULL	CULLMAN BANCORP (MHC)	AL	273,036	39,273	39,273	1.04	1.03	6.87	6.85	OTC BB	2,564,458	58,983
MFDB	MUTUAL FEDERAL BANCORP (MHC)	IL	77,888	13,479	13,479	0.42	0.42	2.47	2.50	OTC BB	3,334,273	18,339
MSVB	MID-SOUTHERN SAVINGS BANK, FSB (MHC)	IN	177,603	22,923	22,923	0.63	0.72	4.91	5.57	OTC PINK	1,300,000	26,650
KFFB	KENTUCKY FIRST FED BANCORP (MHC)	KY	306,566	62,180	47,583	0.45	0.45	2.18	2.18	NASDAQ	8,483,501	76,267
BVFL	BV FINANCIAL (MHC)	MD	167,221	20,207	20,055	(0.12)	(0.28)	(1.00)	(2.29)	OTC BB	2,999,124	19,194
ABBB	AUBURN BANCORP (MHC)	ME	69,675	6,336	6,281	0.42	0.42	4.62	4.62	OTC BB	503,284	4,962
LBCP	LIBERTY BANCORP (MHC)	MO	439,172	50,232	47,119	1.18	1.17	10.22	10.16	OTC BB	3,363,500	64,747
WAKE	WAKE FOREST BANCSHARES (MHC)	NC	106,521	22,952	22,952	0.95	0.89	4.42	4.12	OTC PINK	1,155,210	19,384
ISBC	INVESTORS BANCORP (MHC)	NJ	23,193,955	3,123,245	3,021,406	0.87	0.85	6.11	6.00	NASDAQ	309,449,388	4,316,819
LPBC	LINCOLN PARK BANCORP (MHC)	NJ	338,148	22,334	22,282	0.38	0.38	5.51	5.51	OTC BB	1,825,845	22,367
MGYR	MAGYAR BANCORP (MHC)	NJ	587,683	48,031	47,940	0.22	0.25	2.63	3.05	NASDAQ	5,820,746	69,849
FSBC	FSB COMMUNITY BANKSHARES (MHC)	NY	270,840	28,610	27,806	0.38	0.36	4.12	3.94	NASDAQ	1,941,688	27,572
GOVB	GOUVERNEUR BANCORP (MHC)	NY	139,014	29,811	29,811	0.92	0.83	4.34	3.93	OTC PINK	2,222,749	41,121
GCBC	GREENE COUNTY BANCORP (MHC)	NY	929,170	74,260	74,260	1.03	1.04	12.71	12.80	NASDAQ	8,502,614	194,710
HTWC	HOMETOWN BANCORP (MHC)	NY	119,886	7,311	5,921	(0.35)	(0.35)	(5.74)	(5.74)	OTC BB	2,326,939	6,702
LSBK	LAKE SHORE BANCORP INC (MHC)	NY	489,062	71,620	71,620	0.76	0.38	5.08	2.53	NASDAQ	6,088,674	99,063
NECB	NORTHEAST COMMUNITY BANCORP (MHC)	NY	724,756	96,168	95,257	0.72	0.72	5.13	5.18	NASDAQ	12,223,802	96,568
SCAY	SENECA-CAYUGA BANCORP (MHC)	NY	273,384	25,112	24,282	(0.38)	(0.68)	(4.20)	(7.48)	OTC PINK	2,380,500	28,328
GVFF	GREENVILLE FED FINANCIAL CORP (MHC)	OH	160,466	18,731	18,335	0.38	0.38	3.22	3.22	OTC BB	2,298,411	20,341
TFSL	TFS FINANCIAL CORPORATION (MHC)	OH	13,155,641	1,422,999	1,407,752	0.64	0.65	5.68	5.70	NASDAQ	283,511,967	5,398,068
WMPN	WILLIAM PENN BANCORP (MHC)	PA	314,503	59,221	59,221	0.81	0.83	4.41	4.47	OTC BB	3,641,018	87,348
OFED	OCONEE FEDERAL FINANCIAL CORP (MHC)	SC	482,547	79,390	74,914	1.22	1.15	7.55	7.07	NASDAQ	6,463,039	151,881

125

KELLER & COMPANY

Dublin, Ohio

614-766-1426

KEY FINANCIAL DATA AND RATIOS

PUBLICLY-TRADED, FDIC-INSURED MUTUAL HOLDING COMPANIES

MOST RECENT FOUR QUARTERS

	ASSETS AND EQUITY			PROFITABILITY				CAPITAL ISSUES
	Total	Total	Total		Core		Core		Number of	Mkt. Value
	Assets	Equity	Tang. Equity	ROAA	ROAA	ROAE	ROAE		Shares	of Shares
	($000)	($000)	($000)	(%)	(%)	(%)	(%)	Exchange	Outstanding	($000)

ALL INSTITUTIONS
AVERAGE	1,945,306	242,928	236,385	0.57	0.53	4.15	3.81		30,563,670	493,148
MEDIAN	289,975	34,542	34,542	0.64	0.55	4.52	4.30		3,166,699	50,052
HIGH	23,193,955	3,123,245	3,021,406	1.22	1.17	12.71	12.80		309,449,388	5,398,068
LOW	69,675	6,336	5,921	(0.38)	(0.68)	(5.74)	(7.48)		503,284	4,962

AVERAGE BY REGION
MID-ATLANTIC	4,920,302	654,608	634,181	0.84	0.82	5.98	5.88		64,747,224	903,115
MIDWEST	2,775,633	308,062	302,014	0.63	0.64	5.47	5.50		59,785,630	1,107,933
NORTHEAST	376,973	42,404	41,905	0.64	0.55	5.65	4.83		4,523,781	62,378
SOUTHEAST	287,368	47,205	45,713	1.13	1.08	6.85	6.53		3,394,236	76,749

AVERAGE BY EXCHANGE
NASDAQ	4,460,024	556,278	540,949	0.78	0.77	5.97	5.88		71,387,269	1,158,977
OTC	217,777	26,347	25,774	0.64	0.62	5.18	5.07		2,539,650	33,665
OTC PINK	174,131	25,200	24,992	0.34	0.22	2.36	1.50		1,764,615	28,871

126

EXHIBIT 35

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT STANDARD CONVERSIONS

PRICE CHANGES FROM IPO DATE

December 31, 2015 through May 19, 2017

				Percentage Price Change
				From Initial Trading Date
		Conversion		One	One	One	Through
Company Name	Ticker	Date	Exchange	Day	Week	Month	5/19/2017

Best Hometown Bancorp	BTHT	4/30/2016	OTC Pink	8.50	8.50	8.50	30.00
Community Savings Bancorp	CCSB	1/10/2017	OTC Pink	30.00	30.00	30.00	42.00
HV Bancorp, Inc.	HVBC	1/12/2017	NASDAQ	36.70	41.30	39.90	42.50
FCSB Financial Corp.	PCSB	4/21/2017	NASDAQ	64.60	63.50	63.60	66.40

		AVERAGE		34.95%	35.83%	35.50%	45.23%
		MEDIAN		33.35	35.65	34.95	42.25
		HIGH		64.60	63.50	63.60	66.40
		LOW		8.50	8.50	8.50	30.00

127

EXHIBIT 36

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RECENT ACQUISITIONS AND PENDING ACQUISITIONS

COUNTY, CITY OR MARKET AREA OF FIRST FEDERAL BANK OF WISCONSIN

NONE

(that were potential comparable group candidates)

128

EXHIBIT 37

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, MIdwest, North Central and Northeast

Asset size: < $800 Million

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)		Total Net Loans & MBS/ Assets (%)		Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	FIRST FEDERAL BANK OF WISCONSIN	WI	236,230	12.79	9.23	33.57	70.44		79.68		8.37	14.46
	DEFINED PARAMETERS FOR						20.00	-	55.00	-		8.00	-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 38.00	< 37.00	< 74.00	94.00		94.00		< 48.00	20.00

IROQ	IF BANCORP	IL	580,068	14.74	5.78	25.52	75.27		81.05		11.76	11.73
JXSB	JACKSONVILLE BANCORP	IL	319,242	20.65	13.91	16.82	57.78		71.69		2.29	12.96
FCAP	FIRST CAPITAL	IN	741,919	24.98	16.75	18.09	51.37		68.12		0.01	9.89
UCBA	UNITED COMMUNITY BANCORP	IN	522,171	22.42	17.82	28.53	52.54		70.36		2.22	11.72
PBSK	POAGE BANKSHARES	KY	458,227	12.18	6.01	39.31	75.05		81.06		2.51	13.97
GTWN	GEORGETOWN BANCORP	MA	318,632	2.54	6.06	36.74	87.05		93.11		13.41	9.58
PVBC	PROVIDENT BANCORP	MA	795,698	10.89	5.27	13.20	78.48		83.75		6.27	12.62
RNDB	RANDOLPH BANCORP	MA	481,161	9.67	8.45	50.05	69.21		77.66		8.97	14.61
WEBK	WELLESLEY BANCORP	MA	693,450	10.50	2.45	53.99	83.08		85.53		15.04	8.79
BYBK	BAY BANCORP	MD	620,200	11.08	5.16	27.20	78.08		83.24		3.22	10.57
HBK	HAMILTON BANCORP	MD	494,992	9.43	16.52	37.03	66.42		82.94		5.76	10.58
SVBI	SEVERN BANCORP	MD	787,394	12.02	3.78	39.78	76.37		80.15		13.14	11.17
WBKC	WOLVERINE BANCORP	MI	434,124	23.71	0.00	16.11	73.85		73.85		20.04	14.06
HMNF	HMN FINANCIAL	MN	681,169	15.48	0.15	21.08	80.91		81.06		0.00	11.47
EQFN	EQUITABLE FINANCIAL CORP	NE	241,259	2.72	0.29	23.59	92.36		92.65		2.77	12.07
MGYR	MAGYAR BANCORP (MHC)	NJ	587,683	4.08	9.06	30.64	78.56		87.62		5.89	8.17
MSBF	MB BANCORP	NJ	461,616	8.84	5.34	38.58	79.72		85.06		5.38	12.05
CARV	CARVER BANCORP	NY	698,874	20.30	7.21	20.02	75.69		82.90		6.44	7.36
ESBK	ELMIRA SAVINGS BANK	NY	573,573	8.68	2.71	54.87	78.77		81.48		7.32	9.71
FSBC	FSB COMMUNITY BANKSHARES	NY	270,840	7.07	3.87	72.36	83.51		87.38		20.98	10.56

129

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

Most Recent Quarter

General Parameters:

Regions: Mid-Atlantic, MIdwest, North Central and Northeast

Asset size: < $800 Million

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)		Total Net Loans & MBS/ Assets (%)		Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	FIRST FEDERAL BANK OF WISCONSIN	WI	236,230	12.79	9.23	33.57	70.44		79.68		8.37	14.46
	DEFINED PARAMETERS FOR						20.00	-	55.00	-		8.00	-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 38.00	< 37.00	< 74.00	94.00		94.00		< 48.00	20.00

CFBK	CENTRAL FEDERAL CORP	OH	434,726	16.39	0.13	15.63	79.63		79.76		3.11	9.53
WAYN	WAYNE SAVINGS BANCSHARES	OH	455,189	10.07	13.04	38.98	73.02		86.06		5.63	8.64
PBIP	PRUDENTIAL BANCORP	PA	571,689	16.45	16.31	40.04	61.13		77.44		12.24	14.49
STND	STANDARD FINANCIAL CORP	PA	486,420	10.79	3.63	56.67	78.44		82.07		10.28	14.22
WVFC	WVS FINANCIAL CORP	PA	340,073	37.70	36.25	19.16	21.80		58.05		47.69	9.11
CWAY	COASTWAY BANCORP	RI	645,972	6.56	0.00	44.83	81.31		81.31		19.33	8.87
WBB	WESTBURY BANCORP	WI	733,578	11.44	8.49	21.59	74.05		82.54		3.16	9.82

130

Exhibit 38

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, MIdwest, North Central and Northeast

Asset size: < $800 Million

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

				OPERATING PERFORMANCE							ASSET QUALITY
						Net		Operating		Noninterest
			Total	Core	Core	Interest		Expenses/		Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)		Assets		Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)		(%)		(%)	(%)	(%)	(%)
	FIRST FEDERAL BANK OF WISCONSIN	WI	236,230	0.03	0.19	3.23		3.05		0.38	1.09	0.35	0.63
	DEFINED PARAMETERS FOR					1.70	-	1.00	-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.00	< 9.00	4.20		3.50		< 1.10	< 1.40	< 0.50	> 0.10

IROQ	IF BANCORP	IL	580,068	0.69	6.01	3.25		2.43		0.67	0.44	0.09	0.93
JXSB	JACKSONVILLE BANCORP	IL	319,242	0.89	6.44	3.57		3.15		1.30	0.48	0.00	0.94
FCAP	FIRST CAPITAL	IN	741,919	0.81	8.09	3.24		2.66		0.77	1.19	0.63	0.46
UCBA	UNITED COMMUNITY BANCORP	IN	522,171	0.63	5.27	2.83		2.65		0.89	0.54	0.01	0.88
PBSK	POAGE BANKSHARES	KY	458,227	0.58	3.92	4.04		3.31		0.53	1.18	0.16	0.51
GTWN	GEORGETOWN BANCORP	MA	318,632	0.24	2.46	3.53		3.12		0.31	0.30	0.00	0.82
PVBC	PROVIDENT BANCORP	MA	795,698	0.74	5.55	3.60		2.60		0.53	0.20	0.00	1.08
RNDB	RANDOLPH BANCORP	MA	481,161	0.58	5.05	3.14		5.13		3.10	0.46	0.00	0.68
WEBK	WELLESLEY BANCORP	MA	693,450	0.62	6.71	3.23		2.24		0.25	0.09	0.00	0.78
BYBK	BAY BANCORP	MD	620,200	0.32	2.58	4.03		4.14		1.43	2.47	0.20	0.46
HBK	HAMILTON BANCORP	MD	494,992	0.01	0.05	3.30		2.48		0.25	0.71	0.09	0.42
SVBI	SEVERN BANCORP	MD	787,394	0.58	5.03	3.11		2.89		0.77	1.32	0.12	1.14
WBKC	WOLVERINE BANCORP	MI	434,124	1.18	7.46	3.20		1.73		0.28	1.42	0.02	2.15
HMNF	HMN FINANCIAL	MN	681,169	0.99	8.46	4.11		3.38		1.16	0.67	0.09	1.45
EQFN	EQUITABLE FINANCIAL CORP	NE	241,259	0.57	4.78	3.55		3.13		1.03	1.25	0.20	1.40
MGYR	MAGYAR BANCORP (MHC)	NJ	587,683	0.25	3.05	3.31		2.66		0.30	2.74	NM	0.54
MSBF	MB BANCORP	NJ	461,616	0.32	2.41	3.07		2.22		0.23	1.51	0.00	0.97
CARV	CARVER BANCORP	NY	698,874	(0.02)	(0.22)	2.99		3.85		0.47	1.53	0.17	0.66
ESBK	ELMIRA SAVINGS BANK	NY	573,573	0.73	7.46	3.25		2.73		1.00	0.91	0.03	0.74
FSBC	FSB COMMUNITY BANKSHARES	NY	270,840	0.36	3.94	2.90		3.29		1.07	0.00	0.00	0.37

131

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

General Parameters:

Regions: Mid-Atlantic, MIdwest, North Central and Northeast

Asset size: < $800 Million

Stock trades on NASDAQ, NYSE or NYSE Market

No Recent Acquisition Announcement

				OPERATING PERFORMANCE							ASSET QUALITY
						Net		Operating		Noninterest
			Total	Core	Core	Interest		Expenses/		Income/	NPA/	REO/	Reserves/
			Assets	ROAA	ROAE	Margin (2)		Assets		Assets	Assets	Assets	Assets
			($000)	(%)	(%)	(%)		(%)		(%)	(%)	(%)	(%)
	FIRST FEDERAL BANK OF WISCONSIN	WI	236,230	0.03	0.19	3.23		3.05		0.38	1.09	0.35	0.63
	DEFINED PARAMETERS FOR					1.70	-	1.00	-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.00	< 9.00	4.20		3.50		< 1.10	< 1.40	< 0.50	> 0.10

CFBK	CENTRAL FEDERAL CORP	OH	434,726	0.54	5.31	3.06		2.16		0.27	0.21	0.05	1.59
WAYN	WAYNE SAVINGS BANCSHARES	OH	455,189	0.54	6.02	3.25		2.62		0.43	0.34	0.00	0.67
PBIP	PRUDENTIAL BANCORP	PA	571,689	0.51	2.96	2.79		1.93		0.18	2.92	0.10	0.60
STND	STANDARD FINANCIAL CORP	PA	486,420	0.62	4.31	2.90		2.25		0.54	0.21	0.05	0.79
WVFC	WVS FINANCIAL CORP	PA	340,073	0.45	4.93	1.74		2.71		0.15	0.07	0.00	0.12
CWAY	COASTWAY BANCORP	RI	645,972	0.59	6.39	3.36		3.06		1.21	0.82	0.07	0.39
WBB	WESTBURY BANCORP	WI	733,578	0.42	4.04	3.24		2.91		0.89	0.10	0.00	0.74

132

Exhibit 39

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS

Most Recent Quarter

			Total Assets ($000)	Cash & Securities/ Assets (%)	MBS/ Assets (%)	1-4 Fam. Loans/ Assets (%)	Total Net Loans/ Assets (%)		Total Net Loans & MBS/ Assets (%)		Borrowed Funds/ Assets (%)	Equity/ Assets (%)
	FIRST FEDERAL BANK OF WISCONSIN	WI	236,230	12.79	9.23	33.57	70.44		79.68		8.37	14.46
	DEFINED PARAMETERS FOR						20.00	-	55.00	-		8.00	-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 38.00	< 37.00	< 74.00	94.00		94.00		< 48.00	20.00
EQFN	EQUITABLE FINANCIAL CORP	NE	241,259	2.60	0.28	23.59	92.36		92.65		2.77	14.85
FSBC	FSB COMMUNITY BANKSHARES	NY	270,840	7.07	3.87	72.36	83.51		87.38		20.98	10.56
WVFC	WVS FINANCIAL CORP	PA	340,073	37.70	36.25	19.16	21.80		58.05		47.69	9.11
CFBK	CENTRAL FEDERAL CORP	OH	434,726	16.39	0.13	15.63	79.63		79.76		3.11	9.53
PBSK	POAGE BANKSHARES	KY	458,227	12.18	6.01	39.31	75.05		81.06		2.51	13.97
HBK	HAMILTON BANCORP	MD	494,992	9.43	16.52	37.03	66.42		82.94		5.76	10.58
ESBK	ELMIRA SAVINGS BANK	NY	573,573	8.68	2.71	54.87	78.77		81.48		7.32	9.71
IROQ	IF BANCORP	IL	580,068	14.74	5.78	25.52	75.27		81.05		11.76	11.73
HMNF	HMN FINANCIAL	MN	681,169	15.48	0.15	21.08	80.91		81.06		0.00	11.47
SVBI	SEVERN BANCORP	MD	787,394	12.02	3.78	39.78	76.37		80.15		13.14	11.17
		AVERAGE	486,232	13.63	7.55	34.83	73.01		80.56		11.50	11.27
		MEDIAN	476,610	12.10	3.83	31.27	77.57		81.06		6.54	10.88
		HIGH	787,394	37.70	36.25	72.36	92.36		92.65		47.69	14.85
		LOW	241,259	2.60	0.13	15.63	21.80		58.05		0.00	9.11

133

Exhibit 40

KELLER & COMPANY

Dublin, Ohio

(614) 766-1426

FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS

Most Recent Four Quarters

				OPERATING PERFORMANCE							ASSET QUALITY
			Total Assets ($000)	Core ROAA (%)	Core ROAE (%)	Net Interest Margin (%)		Operating Expenses/ Assets (%)		Noninterest Income/ Assets (%)	NPA/ Assets (%)	REO/ Assets (%)	Reserves/ Assets (%)
	FIRST FEDERAL BANK OF WISCONSIN	WI	236,230	0.03	0.19	3.23		3.05		0.38	1.09	0.35	0.63
	DEFINED PARAMETERS FOR					1.70	-	1.00	-
	INCLUSION IN COMPARABLE GROUP		< 800,000	< 1.00	< 9.00	4.20		3.50		< 1.10	< 1.40	< 0.50	> 0.10
EQFN	EQUITABLE FINANCIAL CORP	NE	241,259	0.57	4.78	3.55		3.13		1.03	1.25	0.20	1.40
FSBC	FSB COMMUNITY BANKSHARES	NY	270,840	0.36	3.94	2.90		3.29		1.07	0.00	0.00	0.37
WVFC	WVS FINANCIAL CORP	PA	340,073	0.45	4.93	1.74		2.71		0.15	0.07	0.00	0.12
CFBK	CENTRAL FEDERAL CORP	OH	434,726	0.54	5.31	3.06		2.16		0.27	0.21	0.05	1.59
PBSK	POAGE BANKSHARES	KY	458,227	0.58	3.92	4.04		3.31		0.53	1.18	0.16	0.51
HBK	HAMILTON BANCORP	MD	494,992	0.01	0.05	3.30		2.48		0.25	0.71	0.09	0.42
ESBK	ELMIRA SAVINGS BANK	NY	573,573	0.73	7.46	3.25		2.73		1.00	0.91	0.03	0.74
IROQ	IF BANCORP	IL	580,068	0.69	6.01	3.25		2.43		0.67	0.44	0.09	0.93
HMNF	HMN FINANCIAL	MN	681,169	0.99	8.46	4.11		3.38		1.16	0.67	0.09	1.45
SVBI	SEVERN BANCORP	MD	787,394	0.58	5.03	3.11		2.89		0.77	1.32	0.12	1.14
		AVERAGE	486,232	0.55	4.99	3.23		2.85		0.69	0.68	0.08	0.87
		MEDIAN	476,610	0.58	4.98	3.25		2.81		0.72	0.69	0.09	0.84
		HIGH	787,394	0.99	8.46	4.11		3.38		1.16	1.32	0.20	1.59
		LOW	241,259	0.01	0.05	1.74		2.16		0.15	0.00	0.00	0.12

134

Exhibit 41

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS

						Most Recent Quarter
				Number of Offices	Exchange	Total Assets ($000)	Int. Earning Assets ($000)	Total Net Loans ($000)	Goodwill and Intang. ($000)	Total Deposits ($000)	Total Equity ($000)
SUBJECT
FIRST FEDERAL BANK OF WISCONSIN		WAUKESHA	WI	5	-	236,230	215,228	166,409	0	180,534	34,155

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	FAIRLAWN	OH	4	NASDAQ	434,726	418,324	355,905	0	377,999	41,449
ESBK	ELMIRA SAVINGS BANK	ELMIRA	NY	13	NASDAQ	573,573	514,019	459,652	12,340	470,257	55,722
EQFN	EQUITABLE FINANCIAL CORP	GRAND ISLAND	NE	6	NASDAQ	241,259	215,782	216,560	289	194,755	35,826
FSBC	FSB COMMUNITY BANKSHARES	FAIRPORT	NY	5	NASDAQ	270,840	256,260	229,241	0	182,934	28,610
HBK	HAMILTON BANCORP	TOWSON	MD	5	NASDAQ	494,992	444,182	330,860	9,393	410,757	52,358
HMNF	HMN FINANCIAL	ROCHESTER	MN	13	NASDAQ	681,169	655,712	563,002	1,256	598,152	78,108
IROQ	IF BANCORP	WATSEKA	IL	6	NASDAQ	580,068	550,705	442,052	0	438,832	68,039
PBSK	POAGE BANKSHARES	ASHLAND	KY	10	NASDAQ	458,227	426,650	346,881	2,283	378,551	64,035
SVBI	SEVERN BANCORP	ANNAPOLIS	MD	4	NASDAQ	787,394	702,078	620,573	334	573,238	87,930
WVFC	WVS FINANCIAL CORP	PITTSBURGH	PA	5	NASDAQ	340,073	324,488	74,540	0	145,565	30,989

	Average			7		486,232	450,820	363,927	2,590	377,104	54,307
	Median			6		476,610	435,416	351,393	312	394,654	54,040
	High			13		787,394	702,078	620,573	12,340	598,152	87,930
	Low			4		241,259	215,782	74,540	0	145,565	28,610

135

Exhibit 42

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET

ASSET COMPOSITION - MOST RECENT QUARTER

			As a Percent of Total Assets
							Repo-			Interest	Interest	Capitalized
		Total	Cash &		Net	Loan Loss	sessed	Goodwill	Non-Perf.	Earning	Bearing	Loan
		Assets	Invest.	MBS	Loans	Reserves	Assets	& Intang.	Assets	Assets	Liabilities	Servicing
		($000)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
FIRST FEDERAL BANK OF WISCONSIN		236,230	12.79	9.23	70.44	0.63	0.35	0.00	1.09	91.11	84.79	0.00
COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	241,259	2.60	0.28	88.29	1.34	0.19	0.12	1.19	89.44	72.36	0.33
FSBC	FSB COMMUNITY BANKSHARES	270,840	7.07	3.87	83.51	0.37	0.00	0.00	0.00	94.62	85.41	0.30
WVFC	WVS FINANCIAL CORP	340,073	37.70	36.25	21.80	0.12	0.00	0.00	0.07	95.42	84.35	0.00
CFBK	CENTRAL FEDERAL CORP	434,726	16.39	0.13	79.63	1.59	0.05	0.00	0.21	96.23	72.66	0.00
PBSK	POAGE BANKSHARES	458,227	12.18	6.01	75.05	0.51	0.16	0.50	1.18	93.11	72.87	0.08
HBK	HAMILTON BANCORP	494,992	9.43	16.52	66.42	0.42	0.09	1.90	0.71	89.74	83.53	0.00
ESBK	ELMIRA SAVINGS BANK	573,573	8.68	2.71	78.77	0.74	0.03	2.15	0.91	89.62	76.95	0.30
IROQ	IF BANCORP	580,068	14.74	5.78	75.27	0.93	0.09	0.00	0.44	94.94	81.90	0.11
HMNF	HMN FINANCIAL	681,169	15.48	0.15	80.91	1.45	0.09	0.18	0.67	96.26	64.70	0.24
SVBI	SEVERN BANCORP	787,394	12.02	3.78	76.37	1.14	0.12	0.04	1.32	89.16	78.19	0.07

	Average	486,232	13.63	7.55	72.60	0.86	0.08	0.49	0.67	92.85	77.29	0.14
	Median	476,610	12.10	3.83	77.57	0.84	0.09	0.08	0.69	93.87	77.57	0.10
	High	787,394	37.70	36.25	88.29	1.59	0.19	2.15	1.32	96.26	85.41	0.33
	Low	241,259	2.60	0.13	21.80	0.12	0.00	0.00	0.00	89.16	64.70	0.00

ALL THRIFTS (136)
	Average	1,848,351	13.37	7.17	72.12	0.79	0.16	0.49	0.82	92.52	76.35	0.11

MIDWEST THRIFTS (49)
	Average	826,344	15.48	6.31	69.39	0.83	0.20	0.23	0.88	92.12	76.93	0.13

WISCONSIN THRIFTS (4)
	Average	1,329,114	6.61	8.96	74.06	0.86	0.11	0.01	0.42	91.25	76.63	0.12

136

Exhibit 43

KELLER & COMPANY

Dublin, Ohio

614-766-1426

BALANCE SHEET COMPARISON
LIABILITIES AND EQUITY - MOST RECENT QUARTER

				As a Percent of Assets
		Total Liabilities ($000)	Total Equity ($000)	Total Deposits (%)	Total Borrowings (%)	Other Liabilities (%)	Preferred Equity (%)	Common Equity (%)	Acc. Other Compr. Income (%)	Retained Earnings (%)	Total Equity (%)	Tier 1 Capital (%)	Total Risk-Based Capital (%)
SUBJECT
FIRST FEDERAL BANK OF WISCONSIN		202,075	34,155	76.42	8.37	0.75	0.00	14.46	(0.02)	14.48	14.46	14.43	21.26
COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	202,786	35,826	80.72	2.65	0.68	0.00	14.85	(0.01)	5.66	14.85	11.97	13.91
FSBC	FSB COMMUNITY BANKSHARES	242,230	28,610	67.54	20.98	0.92	0.00	10.56	(0.03)	6.66	10.56	10.70	18.45
WVFC	WVS FINANCIAL CORP	309,084	30,989	42.80	47.69	0.39	0.00	9.11	(0.08)	8.21	9.11	9.24	17.37
CFBK	CENTRAL FEDERAL CORP	393,277	41,449	86.95	3.11	0.41	0.00	9.53	0.00	(3.36)	9.53	9.66	12.46
PBSK	POAGE BANKSHARES	394,192	64,035	82.61	2.51	0.91	0.00	13.97	(0.03)	6.52	13.97	13.52	21.01
HBK	HAMILTON BANCORP	442,634	52,358	82.98	5.76	0.68	0.00	10.58	(0.30)	6.89	10.58	8.51	13.37
ESBK	ELMIRA SAVINGS BANK	517,851	55,722	81.99	7.32	0.98	1.69	8.02	(0.00)	0.77	9.71	8.24	13.96
IROQ	IF BANCORP	512,029	68,039	75.65	11.76	0.86	0.00	11.73	(0.10)	8.33	11.73	11.70	16.98
HMNF	HMN FINANCIAL	603,061	78,108	87.81	0.00	0.72	0.00	11.47	(0.12)	3.42	11.47	11.55	14.68
SVBI	SEVERN BANCORP	699,464	87,930	72.80	13.14	0.27	0.41	10.75	0.00	3.03	11.17	10.36	14.62

	Average	431,661	54,307	76.19	11.49	0.68	0.21	11.06	(0.07)	4.61	11.27	10.55	15.68
	Median	418,413	54,040	81.36	6.54	0.70	0.00	10.67	(0.03)	6.09	10.87	10.53	14.65
	High	699,464	87,930	87.81	47.69	0.98	1.69	14.85	0.00	8.33	14.85	13.52	21.01
	Low	202,786	28,610	42.80	0.00	0.27	0.00	8.02	(0.30)	(3.36)	9.11	8.24	12.46

ALL THRIFTS (136)
	Average	1,635,177	213,155	77.51	9.85	0.79	0.05	11.62	(0.11)	5.71	11.72	11.49	18.14

MIDWEST THRIFTS (49)
	Average	733,959	92,385	78.48	9.08	0.86	0.00	11.50	(0.11)	5.94	11.50	11.28	18.92

WISCONSIN THRIFTS (4)
	Average	1,133,933	195,181	73.01	13.21	0.91	0.00	12.87	(0.15)	6.70	12.87	13.14	18.49

137

Exhibit 44

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

TRAILING FOUR QUARTERS

($000)

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income
SUBJECT
FIRST FEDERAL BANK OF WISCONSIN		8,703	1,605	7,098	884	123	914	7,337	(209)	(202)	(7)	65
COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	8,706	1,168	7,538	440	0	2,473	7,540	2,031	741	1,290	1,305
FSBC	FSB COMMUNITY BANKSHARES	9,392	2,167	7,225	142	36	2,888	8,909	1,330	323	1,007	963
WVFC	WVS FINANCIAL CORP	7,109	1,571	5,538	43	10	505	3,635	2,378	847	1,531	1,521
CFBK	CENTRAL FEDERAL CORP	14,407	2,950	11,457	230	0	1,176	9,374	3,133	1,046	2,087	2,099
PBSK	POAGE BANKSHARES	19,102	2,352	16,750	1,249	(2)	2,411	15,181	3,404	997	2,407	2,594
HBK	HAMILTON BANCORP	15,553	2,765	12,788	1,290	253	1,247	12,298	552	64	488	28
ESBK	ELMIRA SAVINGS BANK	20,889	4,369	16,520	487	180	5,748	15,630	6,331	1,989	4,337	4,134
IROQ	IF BANCORP	21,272	3,635	17,637	511	435	3,866	14,087	7,163	2,643	4,520	4,076
HMNF	HMN FINANCIAL	27,247	1,151	26,096	(645)	(10)	7,935	23,042	11,829	4,680	7,149	6,560
SVBI	SEVERN BANCORP	30,750	8,562	22,188	(350)	0	6,057	22,753	5,526	(10,014)	15,540	4,540

	Average	17,443	3,069	14,374	340	90	3,431	13,245	4,368	332	4,036	2,782
	Median	17,328	2,559	14,654	335	5	2,681	13,193	3,269	922	2,247	2,347
	High	30,750	8,562	26,096	1,290	435	7,935	23,042	11,829	4,680	15,540	6,560
	Low	7,109	1,151	5,538	(645)	(10)	505	3,635	552	(10,014)	488	28

ALL THRIFTS (136)
	Average	62,296	11,731	50,565	1,450	269	16,647	44,145	21,706	7,341	14,351	13,276

MIDWEST THRIFTS (49)
	Average	26,812	4,621	22,191	193	208	19,104	29,119	12,103	3,995	8,108	7,720

WISCONSIN THRIFTS (4)
	Average	44,097	8,648	35,449	1,041	161	39,685	55,445	18,642	7,104	11,531	11,293

138

Exhibit 45

KELLER & COMPANY

Dublin, Ohio

614-766-1426

INCOME AND EXPENSE COMPARISON

AS A PERCENTAGE OF AVERAGE ASSETS

		Interest Income	Interest Expense	Net Interest Income	Provision for Loss	Gain (Loss) on Sale	Total Non-Int. Income	Total Non-Int. Expense	Net Income Before Taxes	Income Taxes	Net Income	Core Income
SUBJECT
FIRST FEDERAL BANK OF WISCONSIN		3.62	0.67	2.95	0.37	0.05	0.38	3.05	(0.09)	(0.08)	0.00	0.03
COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	3.80	0.51	3.29	0.19	0.00	1.08	3.29	0.89	0.32	0.56	0.57
FSBC	FSB COMMUNITY BANKSHARES	3.53	0.82	2.72	0.05	0.01	1.09	3.35	0.50	0.12	0.38	0.36
WVFC	WVS FINANCIAL CORP	2.11	0.47	1.64	0.01	0.00	0.15	1.08	0.71	0.25	0.45	0.45
CFBK	CENTRAL FEDERAL CORP	3.71	0.76	2.95	0.06	0.00	0.30	2.41	0.81	0.27	0.54	0.54
PBSK	POAGE BANKSHARES	4.27	0.53	3.74	0.28	(0.00)	0.54	3.39	0.76	0.22	0.54	0.58
HBK	HAMILTON BANCORP	3.26	0.58	2.68	0.27	0.05	0.26	2.57	0.12	0.01	0.10	0.01
ESBK	ELMIRA SAVINGS BANK	3.67	0.77	2.90	0.09	0.03	1.01	2.75	1.11	0.35	0.76	0.73
IROQ	IF BANCORP	3.62	0.62	3.00	0.09	0.07	0.66	2.40	1.22	0.45	0.77	0.69
HMNF	HMN FINANCIAL	4.11	0.17	3.93	(0.10)	(0.00)	1.20	3.47	1.78	0.71	1.08	0.99
SVBI	SEVERN BANCORP	3.94	1.10	2.84	(0.04)	0.00	0.78	2.91	0.71	NM	1.99	0.58

	Average	3.60	0.63	2.97	0.09	0.02	0.71	2.76	0.86	0.30	0.72	0.55
	Median	3.69	0.60	2.93	0.07	0.00	0.72	2.83	0.78	0.27	0.55	0.58
	High	4.27	1.10	3.93	0.28	0.07	1.20	3.47	1.78	0.71	1.99	0.99
	Low	2.11	0.17	1.64	(0.10)	(0.00)	0.15	1.08	0.12	0.01	0.10	0.01

ALL THRIFTS (136)
	Average	3.67	0.57	3.09	0.07	0.02	0.83	2.93	0.98	0.31	0.81	0.75

MIDWEST THRIFTS (49)
	Average	3.57	0.54	3.03	0.05	0.02	0.86	2.98	0.95	0.27	1.00	0.95

WISCONSIN THRIFTS (4)
	Average	3.44	0.61	2.83	0.07	0.03	0.85	3.08	1.07	0.39	0.88	0.86

139

Exhibit 46

KELLER & COMPANY

Dublin, Ohio

614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS

TRAILING FOUR QUARTERS

		Yield on	Cost of	Net	Net
		Int. Earning	Int. Bearing	Interest	Interest			Core	Core
		Assets	Liabilities	Spread	Margin *	ROAA	ROAE	ROAA	ROAE
		(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
SUBJECT
FIRST FEDERAL BANK OF WISCONSIN		3.95	0.84	3.11	3.23	0.00	(0.02)	0.03	0.19
COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	4.10	0.68	3.42	3.55	0.56	4.72	0.57	4.78
FSBC	FSB COMMUNITY BANKSHARES	3.77	0.95	2.82	2.90	0.38	4.12	0.36	3.94
WVFC	WVS FINANCIAL CORP	2.23	0.56	1.67	1.74	0.45	4.96	0.45	4.93
CFBK	CENTRAL FEDERAL CORP	3.85	1.02	2.82	3.06	0.54	5.28	0.54	5.31
PBSK	POAGE BANKSHARES	4.61	0.73	3.88	4.04	0.54	3.64	0.58	3.92
HBK	HAMILTON BANCORP	4.02	0.79	3.23	3.30	0.10	0.95	0.01	0.05
ESBK	ELMIRA SAVINGS BANK	4.10	1.00	3.11	3.25	0.76	7.82	0.73	7.46
IROQ	IF BANCORP	3.93	0.78	3.15	3.25	0.77	6.66	0.69	6.01
HMNF	HMN FINANCIAL	4.29	0.27	4.02	4.11	1.08	9.22	0.99	8.46
SVBI	SEVERN BANCORP	4.31	1.40	2.91	3.11	1.99	17.21	0.58	5.03

	Average	3.92	0.82	3.10	3.23	0.72	6.46	0.55	4.99
	Median	4.06	0.78	3.13	3.25	0.55	5.12	0.58	4.98
	High	4.61	1.40	4.02	4.11	1.99	17.21	0.99	8.46
	Low	2.23	0.27	1.67	1.74	0.10	0.95	0.01	0.05

ALL THRIFTS (136)
	Average	3.82	0.88	2.94	3.10	0.81	6.85	0.75	6.33

MIDWEST THRIFTS (49)
	Average	3.68	0.78	2.89	3.04	1.00	8.56	0.95	8.15

WISCONSIN THRIFTS (4)
	Average	3.71	0.88	2.83	2.98	0.88	5.96	0.86	5.84

* Based on average interest-earning assets.

140

Exhibit 47

KELLER & COMPANY

Dublin, Ohio

614-766-1426

RESERVES AND SUPPLEMENTAL DATA

		RESERVES AND SUPPLEMENTAL DATA
		Reserves/ Gross Loans (%)	Reserves/ NPA (%)	Net Chargeoffs/ Average Loans (%)	Provisions/ Net Chargeoffs (%)	Effective Tax Rate (%)
SUBJECT

FIRST FEDERAL BANK OF WISCONSIN		0.88	57.33	0.57	91.32	NM

COMPARABLE GROUP
EQFN	EQUITABLE FINANCIAL CORP	1.47	112.67	0.02	2,315.79	36.20
FSBC	FSB COMMUNITY BANKSHARES	0.43	0.00	0.00	18,000.00	20.39
WVFC	WVS FINANCIAL CORP	0.53	157.60	0.00	NA	36.05
CFBK	CENTRAL FEDERAL CORP	1.89	NM	0.02	NM	33.09
PBSK	POAGE BANKSHARES	0.67	43.45	0.42	164.99	29.73
HBK	HAMILTON BANCORP	0.62	58.88	0.90	103.78	17.06
ESBK	ELMIRA SAVINGS BANK	0.91	81.57	0.15	130.91	31.07
IROQ	IF BANCORP	1.20	210.68	0.13	18.86	36.77
HMNF	HMN FINANCIAL	1.72	215.99	(0.55)	76.88	39.59
SVBI	SEVERN BANCORP	1.40	86.14	(0.07)	62.17	NM

	Average	1.08	107.44	0.10	2,609.17	31.11
	Median	1.06	86.14	0.02	117.35	33.09
	High	1.89	215.99	0.90	18,000.00	39.59
	Low	0.43	0.00	(0.55)	18.86	17.06

ALL THRIFTS (136)
	Average	1.05	124.98	0.13	1,585.42	30.40

MIDWEST THRIFTS (49)
	Average	1.13	120.87	0.19	407.45	29.03

WISCONSIN THRIFTS (4)
	Average	1.03	227.85	0.08	797.33	27.57

141

Exhibit 48

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS

STOCK PRICES AS OF MAY 19, 2017

FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
							Price/		Price/	Price/	12 Mo.
		Market	Price/	12 Mo.	Bk. Value	Price/	Book	Price/	Tang.	Core	Div./	Dividend	Payout	Equity/	Core	Core
		Value	Share	EPS	/Share	Earnings	Value	Assets	Bk. Val.	Earnings	Share	Yield	Ratio	Assets	ROAA	ROAE
		($M)	($)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	(%)	(%)	(%)

FIRST FEDERAL BANK OF WISCONSIN
	Midpoint	50,000	10.00	0.04	15.35	NM	95.88	19.66	95.88	NM	0.00	0.00	0.00	27.52	0.06	0.22
	Minimum	42,500	10.00	0.04	16.50	NM	86.28	16.91	86.28	NM	0.00	0.00	0.00	25.76	0.06	0.24
	Maximum	57,500	10.00	0.03	14.49	NM	104.38	22.37	104.38	NM	0.00	0.00	0.00	29.20	0.06	0.21
	Maximum, as adjusted	66,125	10.00	0.03	13.75	NM	112.99	25.38	112.99	NM	0.00	0.00	0.00	31.03	0.06	0.19

ALL THRIFTS (136)
	Average	302,836	20.37	1.37	19.62	24.03	121.70	14.13	131.12	25.28	0.73	3.26	54.43	11.72	0.75	6.33
	Median	65,775	17.94	0.78	14.54	19.67	120.15	13.55	126.58	20.48	0.26	1.42	30.19	11.03	0.86	5.84

WISCONSIN THRIFTS (4)
	Average	265,636	21.25	0.57	12.64	35.89	124.15	16.38	125.56	25.18	0.21	1.38	32.62	12.87	0.86	5.84
	Median	257,147	24.12	0.62	13.30	24.81	124.29	13.89	125.39	25.41	0.26	1.61	36.25	10.32	0.53	4.95

COMPARABLE GROUP (10)
	Average	62,292	14.17	0.82	13.87	18.77	100.43	11.39	107.47	20.58	0.17	0.93	16.95	11.27	0.55	4.99
	Median	64,760	15.12	0.71	15.39	17.37	98.99	10.82	103.88	19.19	0.06	0.40	7.02	10.88	0.58	4.98

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	34,871	2.18	0.13	2.54	16.77	85.83	8.17	85.72	16.92	0.00	0.00	0.00	9.53	0.54	5.31
ESBK	ELMIRA SAVINGS BANK	57,103	20.23	1.64	21.08	12.34	95.97	9.32	128.46	12.94	0.92	4.26	56.10	9.71	0.73	7.46
EQFN	EQUITABLE FINANCIAL CORP	28,324	10.35	0.38	10.44	27.24	99.14	14.72	102.26	27.22	0.00	0.00	0.00	14.85	0.57	4.78
FSBC	FSB COMMUNITY BANKSHARES	52,399	14.93	0.52	14.73	28.71	101.36	10.70	104.26	30.10	0.00	0.00	0.00	10.56	0.36	3.94
HBK	HAMILTON BANCORP	81,025	14.99	0.14	15.34	NM	97.72	10.34	119.10	NM	0.00	0.00	0.00	10.58	0.01	0.05
HMNF	HMN FINANCIAL	78,613	17.35	1.59	17.40	10.91	99.71	11.43	103.50	11.87	0.16	0.80	14.04	11.47	0.99	8.46
IROQ	IF BANCORP	100,846	19.80	1.14	17.22	17.37	114.98	13.48	116.01	19.19	0.12	1.45	30.00	11.73	0.69	6.01
PBSK	POAGE BANKSHARES	72,417	19.50	0.65	17.28	30.00	112.85	15.77	117.65	27.85	0.28	1.44	43.08	13.97	0.58	3.92
SVBI	SEVERN BANCORP	87,300	7.10	1.28	7.25	5.55	97.93	10.93	98.89	18.96	0.00	0.00	0.00	11.17	0.58	5.03
WVFC	WVS FINANCIAL CORP	30,022	15.25	0.76	15.43	20.07	98.83	9.01	98.82	20.13	0.20	1.34	26.32	9.11	0.45	4.93

142

EXHIBIT 49

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - FULL CONVERSION

First Federal Bank of Wisconsin

Stock Prices as of May 19, 2017

Pricing ratios and parameters:		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median
Price to earnings	P/E	NM	18.77	17.37	24.03	19.67
Price to core earnings	P/CE	NM	20.58	19.19	25.28	20.48
Price to book value	P/B	65.17%	100.43%	98.99%	121.70%	120.15%
Price to tangible book value	P/TB	65.17%	107.47%	103.88%	131.12%	126.58%
Price to assets	P/A	17.93%	11.39%	10.82%	14.13%	13.55%

Pre conversion earnings	(Y)	$(7,000)	For the twelve months ended March 31, 2017
Pre conversion core earnings	(CY)	$65,000	For the twelve months ended March 31, 2017
Pre conversion book value	(B)	$34,155,000	At March 31, 2017
Pre conversion tang. book value	(TB)	$34,155,000	At March 31, 2017
Pre conversion assets	(A)	$236,230,000	At March 31, 2017

Conversion expense	(X)	2.20%	Percent sold	(PCT)	100.00%
ESOP stock purchase	(E)	8.00%	Option % granted	(OP)	10.00%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV)	28.28%
ESOP term (yrs.)	(T)	20	Option maturity	(OM)	10
RRP amount	(M)	4.00%	Option % taxable	(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share	(P)	$10.00
Tax rate	(TAX)	34.00%
Investment rate of return, pretax		1.87%
Investment rate of return, net	(RR)	1.23%

Formulae to indicate value after conversion:

1.	P/CE method:	Value =	P/CE*CY	=	$ 50,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2.	P/B method:	Value =	P/B*(B)	=	$ 50,000,000
(1-PB*(PCT)*(1-X-E-M))

3.	P/A method:	Value =	P/A*(A)	=	$ 50,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

			Gross Proceeds
	Foundation	Public	of Public	MHC	Total	TOTAL
	Shares Issued	Shares Sold	Offering	Shares Issued	Shares Issued	VALUE

Midpoint	25,000	4,975,000	$49,750,000	0	5,000,000	$50,000,000

Minimum	25,000	4,225,000	$42,250,000	0	4,250,000	$42,500,000
Maximum	25,000	5,725,000	$57,250,000	0	5,750,000	$57,500,000
Maximum, as adjusted	25,000	6,587,500	$65,875,000	0	6,612,500	$66,125,000

143

EXHIBIT 50

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MINIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$42,250,000
Less: Estimated offering expenses	1,100,000
Net offering proceeds	$41,150,000

2.	Generation of Additional Income

Net offering proceeds	$41,150,000
Less: Stock-based benefit plans (2)	5,100,000
Less: Cash contribution to foundation	250,000
Less: MHC capitalization	0
Net offering proceeds invested	$35,800,000

Investment rate, after taxes	1.23%

Earnings increase - return on proceeds invested	$441,844
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	112,200
Less: Stock-based incentive plan expense, net of taxes	224,400
Less: Option expense, net of applicable taxes	109,663
Net earnings increase (decrease)	$(4,419)

3.	Comparative Pro Forma Earnings

	Net	Core

Before conversion - 12 months ended 12/31/16	$(7,000)	$65,000
Net earnings increase	(4,419)	(4,419)
After conversion	$(11,419)	$60,581

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 12/31/16	$34,155,000	$34,155,000
Net cash conversion proceeds	35,800,000	35,800,000
Tax benefit of foundation contribution	170,000	170,000
After conversion	$70,125,000	$70,125,000

5.	Comparative Pro Forma Assets

Before conversion - 12/31/16	$236,230,000
Net cash conversion proceeds	35,800,000
Tax benefit of foundation contribution	170,000
After conversion	$272,200,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

144

EXHIBIT 51

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MIDPOINT

1.	Gross Offering Proceeds

Offering proceeds (1)	$49,750,000
Less: Estimated offering expenses	1,100,000
Net offering proceeds	$48,650,000

2.	Generation of Additional Income

Net offering proceeds	$48,650,000
Less: Stock-based benefit plans (2)	6,000,000
Less: Cash contribution to foundation	250,000
Less: MHC capitalization	0
Net offering proceeds invested	$42,400,000

Investment rate, after taxes	1.23%

Earnings increase - return on proceeds invested	$523,301
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	132,000
Less: Stock-based incentive plan expense, net of taxes	264,000
Less: Option expense, net of applicable taxes	129,015
Net earnings increase (decrease)	$(1,714)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 12/31/16	$(7,000)	$65,000
Net earnings increase	(1,714)	(1,714)
After conversion	$(8,714)	$63,286

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 12/31/16	$34,155,000	$34,155,000
Net cash conversion proceeds	42,400,000	42,400,000
Tax benefit of foundation contribution	170,000	170,000
After conversion	$76,725,000	$76,725,000

5.	Comparative Pro Forma Assets

Before conversion - 12/31/16	$236,230,000
Net cash conversion proceeds	42,400,000
Tax benefit of foundation contribution	170,000
Other adjustments	$278,800,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

145

EXHIBIT 52

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MAXIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$57,250,000
Less: Estimated offering expenses	1,100,000
Net offering proceeds	$56,150,000

2.	Generation of Additional Income

Net offering proceeds	$56,150,000
Less: Stock-based benefit plans (2)	6,900,000
Less: Cash contribution to foundation	250,000
Less: MHC capitalization	0
Net offering proceeds invested	$49,000,000

Investment rate, after taxes	1.23%

Earnings increase - return on proceeds invested	$604,758
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	151,800
Less: Stock-based incentive plan expense, net of taxes	303,600
Less: Option expense, net of applicable taxes	148,367
Net earnings increase (decrease)	$991

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 12/31/16	$(7,000)	$65,000
Net earnings increase	991	991
After conversion	$(6,009)	$65,991

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 12/31/16	$34,155,000	$34,155,000
Net cash conversion proceeds	49,000,000	49,000,000
Tax benefit of foundation contribution	170,000	170,000
After conversion	$83,325,000	$83,325,000

5.	Comparative Pro Forma Assets

Before conversion - 12/31/16	$236,230,000
Net cash conversion proceeds	49,000,000
Tax benefit of foundation contribution	170,000
After conversion	$285,230,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

146

EXHIBIT 53

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the Maximum, as adjusted

1.	Gross Offering Proceeds

Offering proceeds (1)	$65,875,000
Less: Estimated offering expenses	1,100,000
Net offering proceeds	$64,775,000

2.	Generation of Additional Income

Net offering proceeds	$64,775,000
Less: Stock-based benefit plans (2)	7,935,000
Less: Cash contribution to foundation	250,000
Less: MHC capitalization	0
Net offering proceeds invested	$56,590,000

Investment rate, after taxes	1.23%

Earnings increase - return on proceeds invested	$698,434
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	174,570
Less: Stock-based incentive plan expense, net of taxes	349,140
Less: Option expense, net of applicable taxes	170,622
Net earnings increase (decrease)	$4,101

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 12/31/16	$(7,000)	$65,000
Net earnings increase	4,101	4,101
After conversion	$(2,899)	$69,101

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 12/31/16	$34,155,000	$34,155,000
Net cash conversion proceeds	56,590,000	56,590,000
Tax benefit of foundation contribution	170,000	170,000
After conversion	$90,915,000	$90,915,000

5.	Comparative Pro Forma Assets

Before conversion - 12/31/16	$236,230,000
Net cash conversion proceeds	56,590,000
Tax benefit of foundation contribution	170,000
After conversion	$292,990,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

147

EXHIBIT 54

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

			Premium or (discount) from comparable group.
	First Federal Bank
	of Wisconsin		Average	Median
Midpoint:
Price/earnings	NM x		NM	NM
Price/book value	65.17	% *	(35.11)%	(34.17)%
Price/assets	17.93%		57.42%	65.71%
Price/tangible book value	65.17%		(39.36)%	(37.26)%
Price/core earnings	NM x		NM	NM
Minimum of range:
Price/earnings	NM x		NM	NM
Price/book value	60.61	% *	(39.65)%	(38.77)%
Price/assets	15.61%		37.05%	44.27%
Price/tangible book value	60.61%		(43.60)%	(41.65)%
Price/core earnings	NM x		NM	NM
Maximum of range:
Price/earnings	NM x		NM	NM
Price/book value	69.01	% *	(31.29)%	(30.29)%
Price/assets	20.16%		77.00%	86.32%
Price/tangible book value	69.01%		(35.79)%	(33.57)%
Price/core earnings	NM x		NM	NM
Super maximum of range:
Price/earnings	NM x		NM	NM
Price/book value	72.73	% *	(27.58)%	(26.53)%
Price/assets	22.57%		98.16%	108.60%
Price/tangible book value	72.73%		(32.33)%	(29.99)%
Price/core earnings	NM x		NM	NM

*         Represents pricing ratio associated with primary valuation method.

148

EXHIBIT 55

KELLER & COMPANY

Dublin, Ohio

614-766-1426

COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
STOCK PRICES AS OF MAY 19, 2017
FINANCIAL DATA/ALL RATIOS MOST RECENT FOUR QUARTERS

		Market Data				Pricing Ratios					Dividends			Financial Ratios
		Market Value ($M)	Price/ Share ($)	12 Mo. EPS ($)	Bk. Value /Share ($)	Price/ Earnings (X)	Price/ Book Value (%)	Price/ Assets (%)	Price/ Tang. Bk. Val. (%)	Price/ Core Earnings (X)	12 Mo. Div./ Share ($)	Dividend Yield (%)	Payout Ratio (%)	Equity/ Assets (%)	Core ROAA (%)	Core ROAE (%)
FIRST FEDERAL BANK OF WISCONSIN
	Midpoint	50,000	10.00	0.04	15.35	NM	65.17	17.93	65.17	NM	0.00	0.00	0.00	27.52	0.06	0.22

	Minimum	42,500	10.00	0.04	16.50	NM	60.61	15.61	60.61	NM	0.00	0.00	0.00	25.76	0.06	0.24
	Maximum	57,500	10.00	0.03	14.49	NM	69.01	20.15	69.01	NM	0.00	0.00	0.00	29.20	0.06	0.21
	Maximum, as adjusted	66,125	10.00	0.03	13.75	NM	72.73	22.57	72.73	NM	0.00	0.00	0.00	31.03	0.06	0.19

ALL THRIFTS (136)
	Average	302,836	20.37	1.37	19.62	24.03	121.70	14.13	131.12	25.28	0.73	3.26	54.43	11.72	0.75	6.33
	Median	65,775	17.94	0.78	14.54	19.67	120.15	13.55	126.58	20.48	0.26	1.42	30.19	11.03	0.86	5.84

WISCONSIN THRIFTS (4)
	Average	265,636	21.25	0.57	12.64	35.89	124.15	16.38	125.56	25.18	0.21	1.38	32.62	12.87	0.86	5.84
	Median	257,147	24.12	0.62	13.30	24.81	124.29	13.89	125.39	25.41	0.26	1.61	36.25	10.32	0.53	4.95

COMPARABLE GROUP (10)
	Average	62,292	14.17	0.82	13.87	18.77	100.43	11.39	107.47	20.58	0.17	0.93	16.95	11.27	0.55	4.99
	Median	64,760	15.12	0.71	15.39	17.37	98.99	10.82	103.88	19.19	0.06	0.40	7.02	10.88	0.58	4.98

COMPARABLE GROUP
CFBK	CENTRAL FEDERAL CORP	34,871	2.18	0.13	2.54	16.77	85.83	8.17	85.72	16.92	0.00	0.00	0.00	9.53	0.54	5.31
ESBK	ELMIRA SAVINGS BANK	57,103	20.23	1.64	21.08	12.34	95.97	9.32	128.46	12.94	0.92	4.26	56.10	9.71	0.73	7.46
EQFN	EQUITABLE FINANCIAL CORP	28,324	10.35	0.38	10.44	27.24	99.14	14.72	102.26	27.22	0.00	0.00	0.00	14.85	0.57	4.78
FSBC	FSB COMMUNITY BANKSHARES	52,399	14.93	0.52	14.73	28.71	101.36	10.70	104.26	30.10	0.00	0.00	0.00	10.56	0.36	3.94
HBK	HAMILTON BANCORP	81,025	14.99	0.14	15.34	NM	97.72	10.34	119.10	NM	0.00	0.00	0.00	10.58	0.01	0.05
HMNF	HMN FINANCIAL	78,613	17.35	1.59	17.40	10.91	99.71	11.43	103.50	11.87	0.16	0.80	14.04	11.47	0.99	8.46
IROQ	IF BANCORP	100,846	19.80	1.14	17.22	17.37	114.98	13.48	116.01	19.19	0.12	1.45	30.00	11.73	0.69	6.01
PBSK	POAGE BANKSHARES	72,417	19.50	0.65	17.28	30.00	112.85	15.77	117.65	27.85	0.28	1.44	43.08	13.97	0.58	3.92
SVBI	SEVERN BANCORP	87,300	7.10	1.28	7.25	5.55	97.93	10.93	98.89	18.96	0.00	0.00	0.00	11.17	0.58	5.03
WVFC	WVS FINANCIAL CORP	30,022	15.25	0.76	15.43	20.07	98.83	9.01	98.82	20.13	0.20	1.34	26.32	9.11	0.45	4.93

149

EXHIBIT 56

KELLER & COMPANY

Columbus, Ohio

614-766-1426

VALUATION ANALYSIS AND CALCULATION - MUTUAL HOLDING COMPANY

First Federal Bank of Wisconsin

Stock Prices as of May 19, 2017

Pricing ratios and parameters:

		Midpoint	Comparable Group		All Thrifts
Pro Forma	Symbol	Ratios	Average	Median	Average	Median
Price to earnings	P/E	NM	18.77	17.37	24.03	19.67
Price to core earnings	P/CE	NM	20.58	19.19	25.28	20.48
Price to book value	P/B	95.81%	100.43%	98.99%	121.70%	120.15%
Price to tangible book value	P/TB	95.81%	107.47%	103.88%	131.12%	126.58%
Price to assets	P/A	19.66%	11.39%	10.82%	14.13%	13.55%

Pre conversion earnings	(Y)	$(7,000)	For the twelve months ended March 31, 2017
Pre conversion core earnings	(CY)	$65,000	For the twelve months ended March 31, 2017
Pre conversion book value	(B)	$34,155,000	At March 31, 2017
Pre conversion tang. book value	(TB)	$34,155,000	At March 31, 2017
Pre conversion assets	(A)	$236,230,000	At March 31, 2017

Conversion expense	(X)	2.20%	Percent sold	(PCT)	45.00%
ESOP stock purchase	(E)	3.92%	Option % granted	(OP)	4.90%
ESOP cost of borrowings, net	(S)	0.00%	Est. option value	(OV)	28.28%
ESOP term (yrs.)	(T)	20	Option maturity	(OM)	10
RRP amount	(M)	1.96%	Option % taxable	(OT)	25.00%
RRP term (yrs.)	(N)	5	Price per share	(P)	$10.00
Tax rate	(TAX)	34.00%
Investment rate of return, pretax		1.87%
Investment rate of return, net	(RR)	1.23%

Formulae to indicate value after conversion:

1.	P/CE method:	Value =	P/CE*CY	=	$ 50,000,000
((1-P/CE*(PCT)*((1-X-E-M)*(RR*(1-TAX))-((1-TAX)*E/T)-((1-TAX)*M/N)-((1-TAX)*OT)*(OP*OV)/OM)))

2.	P/B method:	Value =	P/B*(B)	=	$ 50,000,000
(1-PB*(PCT)*(1-X-E-M))

3.	P/A method:	Value =	P/A*(A)	=	$ 50,000,000
(1-PA*(PCT)*(1-X-E-M))

VALUATION CORRELATION AND CONCLUSIONS:

	Foundation Shares Issued	Public Shares Sold	Gross Proceeds of Public Offering	MHC Shares Issued	Total Shares Issued	TOTAL VALUE

Midpoint	25,000	2,225,000	$22,250,000	2,750,000	5,000,000	$50,000,000

Minimum	25,000	1,887,500	$18,875,000	2,337,500	4,250,000	$42,500,000
Maximum	25,000	2,562,500	$25,625,000	3,162,500	5,750,000	$57,500,000
Maximum, as adjusted	25,000	2,950,625	$29,506,250	3,636,875	6,612,500	$66,125,000

150

EXHIBIT 57

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MINIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$18,875,000
Less: Estimated offering expenses	1,100,000
Net offering proceeds	$17,775,000

2.	Generation of Additional Income

Net offering proceeds	$17,775,000
Less: Stock-based benefit plans (2)	2,499,000
Less: Cash contribution to foundation	250,000
Less: MHC capitalization	100,000
Net offering proceeds invested	$14,926,000

Investment rate, after taxes	1.23%

Earnings increase - return on proceeds invested	$184,217
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	54,978
Less: Stock-based incentive plan expense, net of taxes	109,956
Less: Option expense, net of applicable taxes	53,925
Net earnings increase (decrease)	$ (34,643)

3.	Comparative Pro Forma Earnings

	Net	Core

Before conversion - 12 months ended 3/31/17	$(7,000)	$65,000
Net earnings increase	(34,643)	(34,643)
After conversion	$(41,643)	$30,357

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 3/31/17	$34,155,000	$34,155,000
Net cash conversion proceeds	14,926,000	14,926,000
Tax benefit of foundation contribution	170,000	170,000
Tax benefit of foundation contribution	$49,251,000	$49,251,000

5.	Comparative Pro Forma Assets

Before conversion - 3/31/17	$236,230,000
Net cash conversion proceeds	14,926,000
Tax benefit of foundation contribution	170,000
After conversion	$251,326,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

151

EXHIBIT 58

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MIDPOINT

1.	Gross Offering Proceeds

Offering proceeds (1)	$22,250,000
Less: Estimated offering expenses	1,100,000
Net offering proceeds	$21,150,000

2.	Generation of Additional Income

Net offering proceeds	$21,150,000
Less: Stock-based benefit plans (2)	2,940,000
Less: Cash contribution to foundation	250,000
Less: MHC capitalization	100,000
Net offering proceeds invested	$17,860,000

Investment rate, after taxes	1.23%

Earnings increase - return on proceeds invested	$220,428
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	64,680
Less: Stock-based incentive plan expense, net of taxes	129,360
Less: Option expense, net of applicable taxes	63,442
Net earnings increase (decrease)	$(37,053)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 3/31/17	$(7,000)	$65,000
Net earnings increase	(37,053)	(37,053)
After conversion	$(44,053)	$27,947

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 3/31/17	$34,155,000	$34,155,000
Net cash conversion proceeds	17,860,000	17,860,000
Tax benefit of foundation contribution	170,000	170,000
After conversion	$52,185,000	$52,185,000

5.	Comparative Pro Forma Assets

Before conversion - 3/31/17	$236,230,000
Net cash conversion proceeds	17,860,000
Tax benefit of foundation contribution	170,000
Tax benefit of foundation contribution	$254,260,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

152

EXHIBIT 59

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the MAXIMUM

1.	Gross Offering Proceeds

Offering proceeds (1)	$25,625,000
Less: Estimated offering expenses	1,100,000
Net offering proceeds	$24,525,000

2.	Generation of Additional Income

Net offering proceeds	$24,525,000
Less: Stock-based benefit plans (2)	3,381,000
Less: Cash contribution to foundation	250,000
Less: MHC capitalization	100,000
Net offering proceeds invested	$20,794,000

Investment rate, after taxes	1.23%

Earnings increase - return on proceeds invested	$256,640
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	74,382
Less: Stock-based incentive plan expense, net of taxes	148,764
Less: Option expense, net of applicable taxes	72,958
Net earnings increase (decrease)	$(39,464)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 3/31/17	$(7,000)	$65,000
Net earnings increase	(39,464)	(39,464)
After conversion	$(46,464)	$25,536

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 3/31/17	$34,155,000	$34,155,000
Net cash conversion proceeds	20,794,000	20,794,000
Tax benefit of foundation contribution	170,000	170,000
After conversion	$55,119,000	$54,949,000

5.	Comparative Pro Forma Assets

Before conversion - 3/31/17	$236,230,000
Net cash conversion proceeds	20,794,000
Tax benefit of foundation contribution	170,000
After conversion	$257,024,000

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

153

EXHIBIT 60

KELLER & COMPANY

Columbus, Ohio

614-766-1426

PROJECTED EFFECT OF CONVERSION PROCEEDS

First Federal Bank of Wisconsin

At the Maximum, as adjusted

1.	Gross Offering Proceeds

Offering proceeds (1)	$29,506,250
Less: Estimated offering expenses	1,100,000
Net offering proceeds	$28,406,250

2.	Generation of Additional Income

Net offering proceeds	$28,406,250
Less: Stock-based benefit plans (2)	3,888,150
Less: Cash contribution to foundation	250,000
Less: MHC capitalization	100,000
Net offering proceeds invested	$24,168,100

Investment rate, after taxes	1.23%

Earnings increase - return on proceeds invested	$298,283
Less: Estimated cost of ESOP borrowings	0
Less: Amortization of ESOP borrowings, net of taxes	85,539
Less: Stock-based incentive plan expense, net of taxes	171,079
Less: Option expense, net of applicable taxes	83,901
Net earnings increase (decrease)	$(42,237)

3.	Comparative Pro Forma Earnings

	Regular	Core

Before conversion - 12 months ended 3/31/17	$(7,000)	$65,000
Net earnings increase	(42,237)	(42,237)
After conversion	$(49,237)	$22,763

4.	Comparative Pro Forma Net Worth (3)

	Total	Tangible

Before conversion - 3/31/17	$34,155,000	$34,155,000
Net cash conversion proceeds	24,168,100	24,168,100
Tax benefit of foundation contribution	170,000	170,000
After conversion	$58,493,100	$58,493,100

5.	Comparative Pro Forma Assets

Before conversion - 3/31/17	$236,230,000
Net cash conversion proceeds	24,168,100
Tax benefit of foundation contribution	170,000
After conversion	$260,568,100

(1)	Represents gross proceeds of public offering.
(2)	Represents ESOP and stock-based incentive plans.
(3)	ESOP and RRP are omitted from net worth.

154

EXHIBIT 61

KELLER & COMPANY

Columbus, Ohio

614-766-1426

SUMMARY OF VALUATION PREMIUM OR DISCOUNT

			Premium or (discount) from comparable group.
	First Federal		Average	Median
Midpoint:
Price/earnings	NM x		NM	NM
Price/book value	95.81	% *	(4.60)%	(3.21)%
Price/assets	19.66%		72.65%	81.75%
Price/tangible book value	95.81%		(10.85)%	(7.77)%
Price/core earnings	NM x		NM	NM

Minimum of range:
Price/earnings	NM x		NM	NM
Price/book value	86.29	% *	(14.08)%	(12.83)%
Price/assets	16.91%		48.47%	56.29%
Price/tangible book value	86.29%		(19.71)%	(16.93)%
Price/core earnings	NM x		NM	NM

Maximum of range:
Price/earnings	NM x		NM	NM
Price/book value	104.32	% *	3.87%	5.38%
Price/assets	22.37%		96.41%	106.76%
Price/tangible book value	104.64%		(2.63)%	0.73%
Price/core earnings	NM x		NM	NM

Super maximum of range:
Price/earnings	NM x		NM	NM
Price/book value	113.05	% *	12.56%	14.20%
Price/assets	25.38%		122.80%	134.54%
Price/tangible book value	113.05%		5.19%	8.83%
Price/core earnings	NM x		NM	NM

*  Represents pricing ratio associated with primary valuation method.

155

ALPHABETICAL

EXHIBITS

EXHIBIT A

KELLER & COMPANY, INC.

Financial Institution Consultants

555 Metro Place North	614-766-1426
Dublin, Ohio 43017	(fax) 614-766-1459

PROFILE OF THE FIRM

KELLER & COMPANY, INC. is a national consulting firm to financial institutions, serving clients throughout the United States from its office in Dublin, Ohio. Since our inception in 1985, we have provided a wide range of consulting services to over 250 financial institutions including banks, thrifts, mortgage companies, insurance companies and holding companies from Alaska to Maine.

Services offered by Keller & Company include the preparation of stock and ESOP valuations, fairness opinions, business and strategic plans, capital plans, financial models and projections, market studies, de novo charter and deposit insurance applications, incentive compensation plans, compliance policies, lending, underwriting and investment criteria, and responses to regulatory comments. Keller & Company also serves as advisor in merger/acquisition, deregistration, going private, secondary offering and branch purchase/sale transactions. Keller & Company is additionally active in loan review, director and management review, product analysis and development, performance analysis, compensation review, policy development, charter conversion, data processing, information technology systems, and conference planning and facilitation.

Keller & Company is one of the leading thrift conversion appraisal firms in the United States. We have on-line access to current and historical financial, organizational and demographic data for every financial institution and financial institution holding company in the United States and daily pricing data and ratios for all publicly traded financial institutions.

Keller & Company is an approved appraiser for filing with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency and numerous state government agencies, and is also approved by the Internal Revenue Service as an expert in financial institution stock valuations. We are an affiliate member of numerous trade organizations including the American Bankers Association and America’s Community Bankers.

Each of the firm's senior consultants has over thirty years of front line experience and accomplishment in various areas of the financial institution, regulatory and real estate sectors, offering clients distinct and diverse areas of expertise. It is the goal of Keller & Company to provide specific and ongoing relationship-based services that are pertinent, focused and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, Keller & Company has become one of the leading and most recognized financial institution consulting firms in the nation.

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CONSULTANTS IN THE FIRM

MICHAEL R. KELLER has over thirty years experience as a consultant to the financial institution industry. Immediately following his graduation from college, Mr. Keller took a position as an examiner of financial institutions in northeastern Ohio with a focus on Cleveland area institutions. After working two years as an examiner, Mr. Keller entered Ohio State University full time to obtain his M.B.A. in Finance.

Mr. Keller then worked as an associate for a management consulting firm specializing in services to financial institutions immediately after receiving his M.B.A. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of banking operations.

Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, performance analysis, conversion appraisals, and fairness opinions. Mr. Keller established Keller & Company in November 1985 to better serve the needs of the financial institution industry.

Mr. Keller graduated from the College of Wooster with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took numerous courses in corporate stock valuations.

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Consultants in the Firm (cont.)

SUSAN H. O’DONNELL has twenty years of experience in the finance and accounting areas of the banking industry.

At the start of her career, Ms. O’Donnell worked in public accounting for Coopers & Lybrand in Cincinnati and earned her CPA. Her clients consisted primarily of financial institutions and health care companies.

Ms. O’Donnell then joined Empire Bank of America in Buffalo, New York. During her five years with Empire, Ms. O’Donnell progressed to the level of Vice President and was responsible for SEC, FHLB and internal financial reporting. She also coordinated the offering circular for its initial offering of common stock.

Ms. O’Donnell later joined Banc One Corporation where she worked for eleven years. She began her career at Banc One in the Corporate Accounting Department where she was responsible for SEC, Federal Reserve and investor relations reporting and coordinated the offering documents for stock and debt offerings. She also performed acquisition work including regulatory applications and due diligence and established accounting policies and procedures for all affiliates. Ms. O’Donnell later moved within Banc One to the position of chief financial officer of the Personal Trust business responsible for $225 million in revenue. She then provided leadership as the Director of Personal Trust Integration responsible for various savings and revenue enhancements related to the Bank One/First Chicago merger.

Ms. O’Donnell graduated from Miami University with a B.S. in Business. She also completed the Leading Strategic Change Program at The Darden School of Business and the Banc One Leadership Development Program.

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Consultants in the Firm (cont.)

JOHN A. SHAFFER has over thirty years experience in banking, finance, real estate lending, and development.

Following his university studies, Mr. Shaffer served as a lending officer for a large real estate investment trust, specializing in construction and development loans. Having gained experience in loan underwriting, management and workout, he later joined Chemical Bank of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $2 billion. His responsibilities also included the analysis, management and workout of problem commercial real estate loans and equity holdings, and the structuring, negotiation, acquisition and sale of loan servicing, mortgage and equity securities and real estate projects. Mr. Shaffer later formed and managed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate.

Mr. Shaffer's primary activities and responsibilities have included financial analysis, projection and modeling, asset and liability management, real estate finance and development, loan management and workout, organizational and financial administration, budgeting, cash flow management and project design.

Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

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EXHIBIT B

RB 20

CERTIFICATION

I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past administrative proceedings (excluding routine or customary audits, inspections and investigation) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

(i)	commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

(ii)	violation of securities or commodities laws or regulations;

(iii)	violation of depository institution laws or regulations;

(iv)	violation of housing authority laws or regulations;

(v)	violation of the rules, regulations, codes or conduct or ethics of a self-regulatory trade or professional organization;

(vi)	adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete and correct to the best of my knowledge and belief.

Conversion Appraiser

June 5, 2017	/s/ Michael R. Keller
Date	Michael R. Keller

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EXHIBIT C

AFFIDAVIT OF INDEPENDENCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

I, Michael R. Keller, being first duly sworn hereby depose and say that:

The fee which I received directly from the applicant, First Federal Bank of Wisconsin, in the amount of $38,000 for the performance of my appraisal was not related to the value determined in the appraisal and that the undersigned appraiser is independent and has fully disclosed any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed.

Further, affiant sayeth naught.

/s/ Michael R. Keller
MICHAEL R. KELLER

Sworn to before me and subscribed in my presence this 31st day of May 2017.

/s/ Janet M. Mohr
NOTARY PUBLIC

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